                                                                      EXHIBIT 10

(CLIFFORD CHANCE LOGO)                             LIMITED LIABILITY PARTNERSHIP

                                                               EXECUTION VERSION

                         DATED AS OF SEPTEMBER 28, 2006

                                     BETWEEN

                           GATX FINANCIAL CORPORATION
                                    as Seller

                                       and

                       MACQUARIE AIRCRAFT LEASING LIMITED
                                    as Buyer

                        RELATING TO THE SALE AND PURCHASE

                                       of

                              THE GATX AIR BUSINESS

                                   ----------

                           SALE AND PURCHASE AGREEMENT

                                   ----------

                                TABLE OF CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----
1. Definitions...........................................................      1

2. Purchase And Sale.....................................................     21

3. Representations And Warranties Of Seller..............................     30

4. Representations And Warranties Of Buyer...............................     38

5. Covenants Of Seller...................................................     43

6. Covenants Of Buyer....................................................     48

7. Covenants Of Buyer And Seller.........................................     52

8. Tax Matters...........................................................     59

9. Personnel Matters.....................................................     68

10. Conditions To Closing................................................     74

11. Survival; Indemnification............................................     76

12. Termination..........................................................     81

13. Miscellaneous........................................................     82

SCHEDULE 1 Aircraft......................................................     87

Part 1 Owned Aircraft....................................................     87

Part 2 Partnership Aircraft..............................................     96

SCHEDULE 2 Ownership Interests...........................................    106

Part 1 Wholly Owned Asset Owning Entities................................    106

Part 2 Partnership Asset Owning Entities.................................    111

Part 3 Owner Trusts......................................................    125

Part 4 Partnership Owner Trusts..........................................    126

Part 5 Orphan Spcs.......................................................    128

SCHEDULE 3 Consents And Actions..........................................    131

SCHEDULE 4 Liens.........................................................    137

SCHEDULE 5 Material Contracts And Designated Contracts...................    139

Part 1 Material Contracts................................................    139

Part 2 Designated Contracts..............................................    142

Part 3 Aircraft Commitments..............................................    142

SCHEDULE 6 Leases........................................................    144

SCHEDULE 7 Employees.....................................................    156

Part A French Employees..................................................    156

Part B UK Employees......................................................    157

Part C U.S. Employees....................................................    158

SCHEDULE 8 Material Actions..............................................    161

SCHEDULE 9 Tax Matters...................................................    162

SCHEDULE 10 Purchase Price Calculation...................................    169

SCHEDULE 11 Working Capital Statement....................................    170

Attachment A To The Working Capital Statement GATX Air Working Capital
   Practices.............................................................    171

SCHEDULE 12 Partnership Asset Owning Entity Allocated Amounts, Platform
   Value Adjustment Amounts And Partnership Asset Owning Entity Implied
   Values................................................................    176

SCHEDULE 13 Orphan SPC Representations...................................    177

SCHEDULE 14 Aircraft Sum.................................................    178

SALE AND PURCHASE AGREEMENT dated as of September 28, 2006 between GATX Financial Corporation, a Delaware corporation ("SELLER"), and Macquarie Aircraft Leasing Limited, a company incorporated under the laws of the Republic of Ireland ("BUYER").

WITNESSETH:

WHEREAS, Seller, directly and indirectly, is the owner of the Business (as hereinafter defined) and desires to sell, or procure the sale of, the Business to Buyer, and Buyer desires to purchase the Business, upon the terms and subject to the conditions set forth below.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.   DEFINITIONS

1.1  Definitions

     As used in this Agreement (including the recitals hereto), the following terms have the following meanings:

     "ADS" means, with respect to an Aircraft, airworthiness directives issued by any Governmental Authority having over-sight authority over or with respect to such Aircraft (but excluding manufacturer's service bulletins and similar notices or demands) requiring mandatory work be performed on, or other mandatory action be taken or mandatory expenditure incurred with respect to, such Aircraft (except such airworthiness directives (a) which the Manufacturer or Lessee of such Aircraft, or any Affiliate of such Manufacturer or Lessee, has agreed in writing to perform entirely at that Person's expense, (b) with respect to which the relevant Asset Owning Entity or Owner Trust, as the case may be, or Lessee of such Aircraft or Affiliate of such Lessee has obtained waivers or extensions or deferrals of the time by which the work is required to be performed, the action is required to be taken or the expenditure is required to be incurred, or (c) with respect to which the timeframe allowed for the accomplishment thereof has not elapsed) that, in the aggregate, give rise to any material deviation from the cost of compliance with airworthiness directives from the cost of compliance incurred in the past by the relevant Asset Owning Entity or Owner Trust.

     "ADDITIONAL ASSETS " has the meaning ascribed to such term in Clause 2.2.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with that Person; provided that no Asset Owning Entity shall be considered an Affiliate of Seller.

     "AIRBUS" means Airbus S.A.S., a French societe par actions simplifiee duly created and existing under French law.

     "AIRBUS PURCHASE AGREEMENT" means collectively (a) the aircraft purchase agreement between Airbus and Seller dated 17th October 2001 pursuant to which Seller agreed to purchase nineteen (19) Airbus A319, A320 and A321 aircraft, and (b) the aircraft purchase agreement between Airbus and Seller dated 31st May 2005 pursuant to which Seller agreed to purchase up to two
     (2) Airbus A320-200 aircraft.

     "AIRCRAFT" means, either collectively or individually, as applicable, the aircraft identified in Schedule 1, each with the manufacturer's serial number as set forth in Schedule 1, including (a) the airframe, (b) the Engines and (c) all appliances, parts, accessories, instruments, navigational and communications equipment, furnishings, modules, components and other items of equipment installed in or furnished with the Aircraft on the Closing Date or the Deferred Date (as applicable to the relevant Aircraft), except that, with respect to Lessee Furnished Equipment, references in this Agreement to an "AIRCRAFT" shall be deemed to refer only to that interest in Lessee Furnished Equipment as is held by the owner of the Aircraft therein under the applicable Lease Document. References to the "AIRCRAFT" shall, where the context requires, include the Manuals and Technical Records.

     "AIRCRAFT SUM" means the sum set forth in Schedule 14.

     "ALASKA" means Alaska Airlines, Inc., an Alaska corporation.

     "ALASKA AIRCRAFT" means the Boeing B737-400 Aircraft with manufacturer's serial numbers 25095 and 25096 respectively.

     "ALASKA AIRCRAFT FINANCING DOCUMENTS" means the two (2) notes each dated 22 December, 1995 issued by WFB as owner trustee and authenticated by State Street Bank and Trust Company as indenture trustee, the two (2) Trust Indentures and Security Agreements dated 15 December 1995 (in each case of such agreement relating to Alaska Aircraft bearing manufacturer's serial number 25095) and 20 December 1995 (in the case of each such agreement relating to Alaska Aircraft bearing manufacturer's serial number 25096) between WFB as owner trustee and State Street Bank and Trust Company as indenture trustee, and all documents ancillary thereto and entered into in connection therewith, in each case, in relation to the Alaska Aircraft.

     "ALLOCATION ARBITER" has the meaning ascribed to such term in Clause 2.9.2.

     "APPLICABLE LAW" means any federal, state or local law (statutory, common or otherwise) or regulation.

     "ASSET ACQUISITION STATEMENT" has the meaning ascribed to such term in Clause 2.9.1.

     "ASSET OWNING ENTITY" means, together, each of the Persons listed in column
     (1) of Part 1 of Schedule 2 or column (1) of Part 2 of Schedule 2.

     "ASSUMED LIABILITIES" has the meaning ascribed to such term in Clause 2.5.

     "ATA" means ATA Airlines, Inc., an Indiana corporation.

     "ATA AIRCRAFT" means the Boeing B757-200 Aircraft manufacturer's serial number 27971.

     "ATA AIRCRAFT FINANCIERS" means US Bank, N.A., Wilmington Trust Company, Banc One Arizona Leasing Corporation, Principal Mutual Life Insurance Company, Keyport Life Insurance Company and Standard Insurance Company.

     "ATA AIRCRAFT FINANCING DOCUMENTS" means any and all documents entered into by G3AC and/or Seller, on the one hand, and one or more of the ATA Aircraft Financiers, on the other hand, and all documents ancillary thereto and entered into in connection therewith, in each case, in relation to the ATA Aircraft (including the guarantee given by Seller in connection therewith).

     "A321 GTL AIRCRAFT" means A321-200 Aircraft manufacturer's serial numbers 674, 675, 684 and 761.

     "A321 GTL DOCUMENTS" means any and all documents entered into by one or more of the A321 Partners, on the one hand, and the A321 GTL Lessor, on the other hand, and all documents ancillary thereto or entered into in connection therewith in relation to A321 GTL Aircraft (including the guarantee given by Seller in connection therewith).

     "A321 GTL LESSOR" means any or all (as the context may permit) of DGVR Alpha Mobilien-Verwaltungsgesellschaft mbH & Co. Wega Vermietungs KG, DGVR Alpha Mobilien-Verwaltungsgesellschaft mbH & Co. Watra Vermietungs KG, DGVR FORTUNA Mobilien-Verwaltungsgesellschaft mbH & Co. Vermietungs KG and DGVR FORTUNA Mobilien-Verwaltungsgesellschaft mbH & Co. Vermietungs KG, each a German limited liability partnership.

     "A321 LOAN AIRCRAFT" means A321-200 aircraft manufacturer's serial numbers 674, 675, 684, 761, 808 and 823.

     "A321 LOAN DOCUMENTS" means any and all documents entered into by one or more of the A321 Partners, on the one hand, and KfW, on the other hand, and all documents ancillary thereto or entered into in connection therewith in relation to A321 Loan Aircraft.

     "A321 PARTNERS" means any or all (as the context may permit) of GATX A321 Partners, LDC, a Cayman limited duration company, A321 Partners BV, a Netherlands company, A321 Finance Ltd., a Cayman company, and GATX A321 Limited, an Irish company.

     "ATP" means either or both (as the context may permit) of Alster & Thames Partners Ltd., a Cayman company, and Alster & Thames Partners (USA) LLC, a Delaware limited liability company.

     "BACKSTOP DATE" means March 29, 2007 or such later date, if any, as may be agreed by Seller and Buyer.

     "BASKET AMOUNT" has the meaning ascribed to such term in Clause 11.2.1.

     "BENEFICIAL INTEREST" means, in relation to an Owner Trust, the beneficial interest in the trust property held by the Owner Trustee of such Owner Trust pursuant to the Trust Agreement constituting such Owner Trust.

     "BENEFIT PLANS" has the meaning ascribed to such term in Clause 3.10.2.

     "BLUE DRAGON" means Blue Dragon Aircraft Ltd., a Cayman company.

     "BOEING" means The Boeing Company, a Delaware corporation.

     "BUCKINGHAM" means Buckingham Partners LDC, a Cayman limited duration company.

     "BUSINESS" means the Specified Ownership Interests, the Additional Assets and the Assumed Liabilities, but excluding the Excluded Assets and the Retained Liabilities.

     "BUSINESS DAY" means a day, other than Saturday, Sunday or any other day on which commercial banks in Chicago, Illinois and New York, New York are authorized or required by Applicable Law to close.

     "BUYER" has the meaning ascribed to such term in the recitals hereto.

     "BUYER CLOSING DOCUMENTS" has the meaning ascribed to such term in Clause 4.2.

     "BUYER FRENCH EMPLOYER" means Buyer or the Affiliate of Buyer nominated by Buyer pursuant to Clause 9.1.2(a).

     "BUYER GROUP" means, together, Buyer and each of its Affiliates.

     "BUYER UK EMPLOYER" means Buyer or the Affiliate of Buyer nominated by Buyer under Clause 9.1.1(a).

     "CALCULATION NOTICE" has the meaning ascribed to such term in Clause 2.8.4(e).

     "CALJET" means Caljet LLC, a Delaware limited liability company.

     "CALJET AIRCRAFT" means B737-300 Aircraft manufacturer's serial numbers 23574, 23575, 23576, 23579, 23580, 23581, 23582 and 23583.

     "CALJET AIRCRAFT FINANCING DOCUMENTS" means the twenty-four (24) equipment notes each dated April 21, 1998 issued by WFB as owner trustee and authenticated by Wilmington Trust Company as mortgagee, the eight (8) trust indentures and mortgages each dated April 21, 1998 between WFB as owner trustee and Wilmington Trust Company as mortgagee, and all documents ancillary thereto and entered into in connection therewith, in each case, in relation to the Caljet Aircraft.

     "CFM GTA" has the meaning given to it in paragraph 33 of Schedule 3.

     "CLAIM" has the meaning ascribed to such term in Clause 11.3.1.

     "CLOSING" has the meaning ascribed to such term in Clause 2.10.1.

     "CLOSING ASSETS" has the meaning ascribed to such term in Clause 2.10.1.

     "CLOSING DATE" means November 30, 2006 (or, if all the conditions precedent set forth in Clause 10 (other than those that by their terms are satisfied at the Closing) are not satisfied or waived on or by November 30, 2006, then on the third (3rd) Business Day after all such conditions precedent are satisfied or waived) or such later date, if any, occurring on or prior to the Backstop Date as may be agreed from time to time by Seller and Buyer.

     "CLOSING DATE ALLOCATED AMOUNT" means the sum of (a) one billion seventy four million five hundred thousand Dollars ($1,074,500,000), as adjusted in accordance with

     Clauses 2.8.2, 2.8.3 and 2.8.4(c), and (b) the sum of all Partnership Asset Owning Entity Allocated Amounts in respect of the Specified Ownership Interests in the Partnership Asset Owning Entities which are sold to Buyer on the Closing Date.

     "CLOSING DATE INTEREST RATE" has the meaning ascribed to such term in Clause 2.8.4(h).

     "CLOSING WORKING CAPITAL" has the meaning ascribed to such term in Clause 2.8.4(a).

     "CODE" means the Internal Revenue Code of 1986.

     "COMMITMENT LETTERS" has the meaning ascribed to such term in Clause 4.5.1.

     "COMPETITION LAWS" means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws, including those of the European Union and each of its member states, that are designed or intended to prohibit, restrict or regulate actions having the effect of monopolization, lessening of competition or restraint of trade or provide for the regulation and/or authorization of acquisitions.

     "CONFIDENTIALITY AGREEMENT" means collectively (a) the confidentiality agreement between GATX Corporation and Macquarie Bank Limited dated April 27, 2006 and (b) the consent letter between such persons dated September 7, 2006 relating to such confidentiality agreement.

     "CONTEMPLATED AIRCRAFT" means an Aircraft referred to in the definition ascribed to the term "Contemplated Arrangements".

     "CONTEMPLATED ARRANGEMENTS" means the proposal which has been disclosed by Seller to Buyer for the marketing for possible sale (a) by 737 Partners of those Boeing B737-800 Aircraft with manufacturer's serial numbers 28825, 28829, 30478 and 30567 respectively, (b) by GATX/CL Air of those Airbus A320-200 Aircraft with manufacturer's serial numbers 189, 190, 653 and 657,
     (c) by Buckingham of that one Boeing 757-200 Aircraft with manufacturer's serial number 25240 and (d) by G3AC of that one Boeing 737-300 Aircraft with manufacturer's serial number 28870.

     "CONTROL" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "CONTROL," "CONTROLLED BY," "UNDER COMMON CONTROL WITH" and "CONTROLLING" shall have correlative meanings.

     "DAMAGES" has the meaning ascribed to such term in Clause 11.2.1.

     "DEBT COMMITMENT LETTER" has the meaning ascribed to such term in Clause 4.5.1.

     "DEBT FINANCING" has the meaning ascribed to such term in Clause 4.5.1.

     "DECEMBER 31ST BALANCE SHEET" has the meaning ascribed to such term in Clause 3.6.1.

     "DEFERRED CLOSING" has the meaning ascribed to such term in Clause 2.10.1.

     "DEFERRED DATE" means, in relation to any Specified Ownership Interest which is not transferred to Buyer pursuant to this Agreement on the Closing Date, the date, if any, following the Closing Date, but in no event later than the Backstop Date, on which such Specified Ownership Interest is transferred to Buyer pursuant to this Agreement.

     "DEFERRED DATE ALLOCATED AMOUNT" means, in relation to each Deferred Date, the sum of all Partnership Asset Owning Entity Allocated Amounts in respect of the Specified Ownership Interests in the Partnership Asset Owning Entities which are sold to Buyer on such Deferred Date.

     "DEFERRED EMPLOYEES" means each of the Persons listed in Part 3 of Schedule 7 designated as such pursuant to 9.1.3(a).

     "DEFERRED PARTNERSHIP ASSET OWNING ENTITY" means any Partnership Asset Owning Entity in relation to which the purchase and sale of the relevant Specified Ownership Interest does not take place on the Closing Date as a consequence of the provisions of Clause 2.1.2 and which is not an Excluded Partnership Asset Owning Entity.

     "DEFERRED TRANSFER DATE" has the meaning ascribed to such term in Clause 9.1.3(a).

     "DESIGNATED CONTRACTS" means, together, the contracts listed or referred to in Part 2 of Schedule 5.

     "EAST" means Embarcadero Aircraft Securitization Trust, a Delaware business trust.

     "EAST MANAGEMENT AGREEMENT" means the servicing agreement dated as of August 25, 2000 between Seller, as servicer, and EAST in respect of certain aircraft owned (directly or indirectly) by EAST.

     "ECA FINANCED AIRCRAFT" means A320-200 Aircraft manufacturer's serial numbers 1667, 1692, 1769, 1787, 1799, 1816, 1852, 1920, 1937, 1975, 2014,
     2044, 2167, 2178 and 2204 and A321-200 Aircraft manufacturer's serial number 1629.

     "ECA FINANCIERS" means Halifax plc, Credit Lyonnais, Bayerische Landesbank, Kreditanstalt fur Wiederaufbau, EFG Aircraft Holdings Ltd., EFG Aircraft Ltd., EFGA Aircraft Ltd., EFGB Aircraft Ltd., EFGC Aircraft Ltd., Compagnie Francaise d'Assurance pour le Commerce Exterieur, Her Britannic Majesty's Secretary of State acting by the Export Credits Guarantee Department and Euler Hermes Kreditversicherungs-AG.

     "ECA FINANCING DOCUMENTS" means any and all documents entered into by one or more of the O'Farrell Group Companies, on the one hand, and one or more of the ECA Financiers, on the other hand, and all documents ancillary thereto and entered into in connection therewith, in each case, in relation to ECA Financed Aircraft (including the guarantee given by Seller in connection therewith).

     "EG" has the meaning ascribed to such term in Clause 5.5.2(b).

     "ENGINES" means, with respect to each Aircraft, the engines related to that Aircraft as set forth in Schedule 1 and which is owned by the Owner of that Aircraft or, with respect to all Aircraft, all of those engines, whether or not attached to an Aircraft, and together in each case with all equipment and accessories belonging to, installed in or appurtenant to those engines.

     "ENTITY" has the meaning ascribed to such term in Clause 6.4.1.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATE" of any entity means any other entity which, together with that entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     "EQUITY COMMITMENT LETTERS" has the meaning ascribed to such term in Clause 4.5.1.

     "EQUITY INVESTORS" has the meaning ascribed to such term in Clause 4.5.1.

     "ESTIMATED WORKING CAPITAL" has the meaning ascribed to such term in Clause 2.8.4(c).

     "EVENT OF DEFAULT" with respect to any Aircraft, bears the meaning ascribed to such term, or the substantially equivalent term, in the Lease to which such Aircraft is subject as of the date hereof as identified in Schedule 6.

     "EVENT OF LOSS" with respect to any Aircraft, bears the meaning ascribed to such term, or the substantially equivalent term, in the Lease (or, to the extent any Aircraft is not subject to a Lease as of the date hereof, substantially equivalent to the meaning ascribed to such term in the Leases generally) to which such Aircraft is subject as of the date hereof as identified in Schedule 6.

     "EVENT OF LOSS PROCEEDS" means the proceeds of any hull insurance or Stipulated Loss Value payment made by or on behalf of any insurers, or any Lessee, following the date hereof and prior to the Closing Date or the Deferred Date (as applicable to the relevant Aircraft), as the case may be, in relation to the hull insurances maintained in relation to any Aircraft or pursuant to a Lease relating to any Aircraft, as the case may be, in respect of any Event of Loss in relation to such Aircraft.

     "EXCLUDED ASSETS" has the meaning ascribed to such term in Clause 2.4.

     "EXCLUDED PARTNERSHIP ASSET OWNING ENTITY" means any Partnership Asset Owning Entity (a) in respect of which a JV Member (not being a GATX Retained Entity) has exercised a right under the JV Member Documents in relation to such Partnership Asset Owning Entity to acquire the Specified Ownership Interest of the applicable GATX Retained Entity in such Partnership Asset Owning Entity, (b) in respect of which the Specified Ownership Interest therein has not been transferred to Buyer pursuant to this Agreement on or prior to the Backstop Date or (c) in respect of which the relevant JV Members resolve that the Aircraft owned by such Partnership Asset Owning Entity should be offered for sale in the market.

     "EXCLUDED SPECIFIED OWNERSHIP INTEREST" means, in relation to any Excluded Partnership Asset Owning Entity, the relevant Selling Party's Specified Ownership Interest therein.

     "EX-IM" means the Export-Import Bank of the United States.

     "EX-IM 2001 FINANCED AIRCRAFT" means B737-800 Aircraft manufacturer's serial numbers 28828, 28829, 28830, 30006, 30007, 30476, 30567 and 30569.

     "EX-IM 2001 FINANCIERS" means Ex-Im, Citibank, N.A., Salomon Smith Barney Inc., Citibank International Plc, Govco Incorporated, Citicorp North America, Inc. and WFB.

     "EX-IM 2001 FINANCING DOCUMENTS" means any and all documents entered into by one or more of the 737 Partners, on the one hand, and one or more of the Ex-Im 2001 Financiers, on the other hand, and all documents ancillary thereto or entered into in connection therewith in relation to the Ex-Im 2001 Financed Aircraft (including the guarantee given by Seller in connection therewith).

     "EX-IM 2002 FINANCED AIRCRAFT" means B737-800 Aircraft manufacturer's serial numbers 32359, 32360, 32361, 32362, 32363, 32364, 32365, 32366,
     32367 and 32368.

     "EX-IM 2002 FINANCIERS" means USEB Aircraft Limited, Barclays Bank PLC, WFB and Ex-Im.

     "EX-IM 2002 FINANCING DOCUMENTS" means any and all documents entered into by one or more of the Jackson Group Companies, on the one hand, and one or more Ex-Im 2002 Financiers, on the other hand, and all documents ancillary thereto or entered into in connection therewith in relation to Ex-Im 2002 Financed Aircraft (including the joint and several guarantee given by Seller and GATX Corporation in connection therewith).

     "EXTERNAL DEBT FINANCING INDEBTEDNESS" means Indebtedness of Asset Owning Entities, GATX Retained Entities and GATX Corporation pursuant to the ATA Aircraft Financing Documents, the ECA Financing Documents, the Ex-Im 2001 Financing Documents, the Ex-Im 2002 Financing Documents, the GMR Financing Documents and the A321 Loan Documents, as the case may be.

     "EXTERNAL FINANCING INDEBTEDNESS" means External Debt Financing Indebtedness and Indebtedness of Asset Owning Entities, GATX Retained Entities and GATX Corporation pursuant to the A321 GTL Documents, the UK Lease Documents and the GATX/CL Air GTL Documents, as the case may be.

     "FAA" means the Federal Aviation Administration of the United States of America and any successor governmental authority.

     "FH AGREEMENT" means the fleet hour agreement dated 28th April 2006 between IAE and Seller regarding the off-wing maintenance of certain V2500-A5 aircraft engines.

     "FHG" means Flightlease Holdings (Guernsey) Limited, a company incorporated in Guernsey in voluntary liquidation.

     "FILES AND RECORDS" means the files and other records (including electronic and computer files and records), including Manuals and Technical Records, customer lists (including contact details), customer records, correspondence (including emails) reports, specifications, data, process instructions, statistics, and other technical and financial information, of the GATX Group that relate primarily to the ownership or operation of the Specified Ownership Interests or the Additional Assets.

     "FINANCE LEASE AIRCRAFT" means each of the Airbus A300B4F Aircraft bearing manufacturer's serial number 126 and the McDonnell Douglas MD-83 Aircraft bearing manufacturer's serial number 49788.

     "FINANCING BREACH" has the meaning ascribed to such term in Clause 7.8.

     "FLIGHTLEASE LITIGATION" means all disputes, claims, litigation and proceedings arising out of or otherwise related to the conclusion of the GFAC joint venture between G3AC and Flightlease Holdings (Guernsey) Ltd.

     "FOCUSED AIR AIRCRAFT" means each of the Airbus A319-100 Aircraft bearing manufacturer's serial numbers 1612, Airbus A320-200 Aircraft bearing manufacturer's serial numbers 131, 132, 144, 145, 235, 243, 250, 251, 288,
     331, 334, 335, 343, 395, 407, 420, 440 and 436, Boeing B737-300 Aircraft
     bearing manufacturer's serial numbers 23290, 23783, 23785, 24914 and Boeing B757-200 Aircraft bearing manufacturer's serial numbers 22211, 22611, 30757 and 30758.

     "FOCUSED AIR ARRANGEMENTS" means the arrangements entered or to be entered into by Seller (on its own behalf or as manager of the Focused Air Aircraft) and/or certain of the Asset Owning Entities, with AerCap B.V. and/or Affiliates of AerCap B.V. with respect to the sale to AerCap B.V. and/or Affiliates of AerCap B.V. of the Focused Air Aircraft.

     "FORM WORKING CAPITAL STATEMENT" has the meaning ascribed to such term in Clause 2.8.4(a).

     "FRENCH EMPLOYEE" means each of the Persons listed in Part 1 of Schedule 7.

     "FRENCH TRANSFER REGULATIONS" means Article L.122-12 of the French Labour Code.

     "FRENCH UNDISCLOSED EMPLOYEE" means any employee of any member of the GATX Group who is not a French Employee.

     "GAAP" means the generally accepted accounting principles for financial reporting in the United States.

     "GATX AIRPARTS" means GATX Airparts, LLC, a Delaware limited liability company.

     "GATX/CL AIR" means any or all (as the context may permit) of GATX/CL Air Leasing Cooperative Association (a Netherlands Antilles cooperative association), GATX/CL Air NV (a Netherlands corporation), GATX/CL Air (Ireland) Ltd. (an Irish company) and GATX/CL Air Leasing Ltd. (a Cypriot company).

     "GATX/CL AIR GTL AIRCRAFT" means A320-200 Aircraft manufacturer's serial numbers 653 and 657.

     "GATX/CL AIR GTL DOCUMENTS" means any and all documents entered into by GATX/CL Air and the GATX/CL Air GTL Lessor and all documents ancillary thereto or entered into in connection therewith in relation to GATX/CL GTL Aircraft (including the remarketing obligations undertaken by Seller in connection therewith).

     "GATX/CL AIR GTL LESSOR" means either or both, as the context may permit, of ANDROMEDA Verwaltungsgesellschaft mbH & Co. Vermietungs KG and GONDI Verwaltungsgesellschaft mbH & Co. Vermietungs KG (each a German limited liability partnership).

     "GATX GROUP" means, together, Seller and each of its Subsidiaries.

     "GATX RETAINED ENTITIES" means all members of the GATX Group excluding Asset Owning Entities and Owner Trusts.

     "GATX RETAINED ENTITY OBLIGATIONS" means any and all Liabilities of GATX Retained Entities.

     "GATX RETAINED ENTITY SPARE PARTS" means any and all aircraft spare parts owned by any of the GATX Retained Entities as of the Closing Date.

     "GFAC" means GATX Flightlease Aircraft Company Limited, a Cayman company.

     "GFC BOEING PURCHASE AGREEMENT" means the purchase agreement no. 2287 dated as of 26th May 2000 between Jet and Boeing providing for inter alia the purchase by Jet from Boeing of certain Boeing 737-800 aircraft.

     "GMR" means GMR Aviation Partners Ltd., a Cayman company.

     "GMR AIRCRAFT" means A321-100 Aircraft manufacturer's serial number 771.

     "GMR FINANCING DOCUMENTS" means any and all documents entered into by GMR and KfW and all documents ancillary thereto or entered into in connection therewith in relation to the GMR Aircraft (including the guarantee given by Seller in connection therewith).

     "G3AC" means GATX Third Aircraft Corporation, a Delaware corporation.

     "G3AC AIRCRAFT" means each of Boeing 737-300 Aircraft with manufacturer's serial number 28870, Embraer ERJ-145-ER with manufacturer's serial number 145096 and the ATA Aircraft.

     "GOVERNMENTAL AUTHORITY" means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, agency or official, including any political subdivision of any of the foregoing.

     "HONEYWELL" means Honeywell Aerospace GmbH, a German company.

     "IAE" means International Aero Engines AG, a joint stock company organized and existing under the laws of Switzerland.

     "IAE GTA" has the meaning given to it in paragraph 34 of Schedule 3.

     "IDENTIFIED PARTIES" has the meaning ascribed to such term in Clause 4.9.2.

     "INCOME STATEMENT" has the meaning ascribed to such term in Clause 3.6.1.

     "INCREMENTAL PLATFORM VALUE ADJUSTMENT AMOUNT" means, in relation to the Partnership Asset Owning Entities which are Excluded Partnership Asset Owning Entities as of the Incremental Platform Value Adjustment Date, the sum of the respective Dollar amounts set forth in column (3) of Schedule 12 in relation to the relevant Excluded Partnership Asset Owning Entities.

     "INCREMENTAL PLATFORM VALUE ADJUSTMENT DATE" means the earlier of (a) the Deferred Date on which, as a result of the sale of the Specified Ownership Interest in the Partnership Asset Owning Entity which is completed on such Deferred Date, all of the Transferred Specified Ownership Interests will have been sold to Buyer pursuant to this Agreement, and (b) the Backstop Date.

     "INDEBTEDNESS" means, as to any Person, (a) all obligations of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person under leases which have been or should be, in accordance with relevant accounting principles, recorded as capital leases,
     (g) all indebtedness secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (h) all guarantees by such Person of the indebtedness of any other Person.

     "INDEMNIFIABLE LOSS" has the meaning ascribed to such term in Clause
     11.2.1.

     "INDEMNIFIED PARTIES" has the meaning ascribed to such term in Clause
     11.3.1.

     "INDEMNIFYING PARTIES" has the meaning ascribed to such term in Clause 11.3.1.

     "INDEX" means the index being Virtual Data Room document 24.01.01.

     "INITIAL CALCULATION" has the meaning ascribed to such term in Clause 2.8.4(d).

     "IRS" means the Internal Revenue Service of the United States.

     "JACKSON GROUP COMPANIES" means any or all (as the context may permit) of Geary Capital (France) S.A.R.L., a French company, Geary Leasing Limited, Jackson Leasing Limited and Kearny Leasing Limited, each a Cayman company, Jackson Leasing Corporation, a Delaware corporation, Jackson Leasing (Cyprus) Limited, a Cypriot company, and Jackson Leasing (Ireland) Limited, an Irish company.

     "JET" means GATX Jet Partners Ltd., a Cayman company.

     "JUNE 30TH BALANCE SHEET" has the meaning ascribed to such term in Clause 3.6.1.

     "JV INDEBTEDNESS" means, with respect to any Asset Owning Entity listed in column (1) of Part 2 of Schedule 2, Indebtedness of such Asset Owning Entity owed to its JV Members (or any of them).

     "JV MANAGEMENT AGREEMENT" means, with respect to any Partnership Asset Owning Entity, any and all management agreements entered into by such Partnership Asset Owning Entity with Seller, as manager, whereunder Seller has agreed to manage such Partnership Asset Owning Entity and aircraft owned by such Partnership Asset Owning Entity.

     "JV MEMBER DOCUMENTS" means, with respect to any Partnership Asset Owning Entity, any and all (a) member, shareholder or joint venture agreements entered into in connection with such Person, (b) instruments creating Indebtedness of such Partnership Asset Owning Entity in favor of the Shareholders of such Partnership Asset Owning Entity (or Affiliates of such Partnership Asset Owning Entity), (c) agreements creating Liens over or in respect of any Shares issued by, and/or Indebtedness of, such Person, and
     (d) guarantees issued by Affiliates of the Shareholders of such Person in respect of the obligations of such Shareholders under any or all of the aforementioned agreements or instruments, in each case to the extent the same have been made available to Buyer.

     "JV MEMBERS" means, in relation to any Partnership Asset Owning Entity which is not a Subsidiary of another Partnership Asset Owning Entity, the Persons owning Shares in such first mentioned Partnership Asset Owning Entity.

     "KFW" means Kreditanstalt fur Wiederaufbau, a German financial institution.

     "KNOWLEDGE", "KNOWLEDGE" or any other similar knowledge qualification in this Agreement with respect to Seller means the actual knowledge of (i) (other than with respect to Clauses 3.9.3, 3.9.9 (solely with respect to Manuals and Technical Records), 3.13 and 8.2) Chris Bensick, Jim Morris, Sue Noack, Brian DiSanto, Jim Robinson or Chris Maliarik, (ii) (solely with respect to Clause 3.9.3 and Clause 3.9.9 (but solely with respect to Manuals and Technical Records)) Phil Nassar, (iii) (solely with respect to Clause 3.13) Chris Bensick, and (iv) (solely with respect to Clause 8.2) Jeff Young and Stanton Brunner.

     "LATEST ACCOUNTING DATE" means, in relation to an Asset Owning Entity, the date as of which the latest financial statements that have been made available to Buyer were prepared.

     "LEASE" means, with respect to each Aircraft, any bailment, lease, conditional sale, hire purchase or charter with a Lessee relating to such Aircraft.

     "LEASE DOCUMENTS" means, with respect to each Aircraft, the Lease and all other agreements in effect in relation to the Lease of such Aircraft.

     "LENDER" has the meaning ascribed to such term in Clause 4.5.1.

     "LESSEE" means, with respect to each Aircraft, the airline lessee of such Aircraft.

     "LESSEE FURNISHED EQUIPMENT" means, with respect to each Aircraft, any appliances, parts, accessories, instruments, navigational and communications equipment, furnishings, modules, components and other items of equipment installed in or furnished with that Aircraft on the Closing Date or the Deferred Date (as applicable to the relevant Aircraft), which, in accordance with the terms of the Lease Documents for that Aircraft can be removed by the Lessee for that Aircraft, and not be replaced with the same item of equal or greater value or utility.

     "LIABILITIES" means, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, duties and obligations of any kind or nature whatsoever, whether direct, indirect, absolute or contingent, matured or unmatured of such Person, whether accrued, vested or otherwise, whether known or unknown, foreseen or unforeseen, and whether or not actually reflected, or required to be reflected, in such Person's balance sheets or other books and records of such Person and regardless of whether or not immediately due and payable.

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or other encumbrance in respect of that property or asset.

     "MANUALS AND TECHNICAL RECORDS" means, with respect to each Aircraft or each Engine, all records, logs, technical data and manuals relating to the maintenance and operation of that Aircraft (including all documents defined as Aircraft Documentation under the relevant Lease) or that Engine, which the Lessee of that Aircraft is required by the terms of the relevant Lease to return to the lessor under that Lease upon the expiration or termination of the term of that Lease, together with any similar documents maintained by any Asset Owning Entities with respect to any period when an Aircraft was not subject to a Lease.

     "MANUFACTURER" means, with respect to each Aircraft or each Engine, the manufacturer of that Aircraft or Engine, as the case may be.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets or financial condition of the Business, taken as a whole, except any such effect resulting from or arising in connection with (a) the announcement, existence or consummation of, or compliance with, this Agreement or any of the transactions contemplated by this Agreement, (b) changes or conditions affecting any of the aircraft leasing, airline or travel industries generally, (c) changes in GAAP or other relevant accounting principles, Applicable Law, or in economic, regulatory, security, health or political conditions generally in the United States or in any of the other jurisdictions where any Asset Owning Entity or Owner Trust operates or has material revenues, (d) changes affecting any of the United States, European or global financial, capital, securitization or lending markets or (e) any act of war, outbreak of hostilities or act of terrorism (or, in each case, any escalation thereof).

     "MATERIAL CONTRACT" means together the agreements and contracts listed or referred to in Part 1 of Schedule 5.

     "MATERIAL DEFAULT" means (a) any Event of Default which is the failure of a Lessee to pay rent or maintenance reserves under any Lease (but excluding any rent or reserves that are less than fifteen (15) days past due) and (b) any other Event of Default which, if not cured, will have a material adverse effect on the applicable Aircraft or the rights of the relevant Asset Owning Entity in such Aircraft or under the applicable Lease.

     "MCPH AGREEMENT" means the maintenance cost per hour agreement dated 15th December 2005 between GEES and Seller regarding the repair, service and overhaul of certain CFM56-7B24, CFM56-7B26 and CFM56-7B27 aircraft engines.

     "MCPH LETTER AGREEMENT" means the letter agreement dated 29th September 2004 between GEES, Frontier Airlines, Inc. ("Frontier"), WFB and G3AC regarding a maintenance cost per hour agreement dated 1st January 2003 between GEES and Frontier in respect of, inter alios, those two CFM56-5B5-P aircraft engines with engine serial numbers 575629 and 575630.

     "MCPH SUB-AGREEMENTS" means the agreements listed in paragraph 11 of Part 1 of Schedule 5.

     "MS AGREEMENT" means collectively the maintenance service agreements between Honeywell and Seller each dated 17th February 2001, and each amended on 28th May 2004, whereunder Honeywell has agreed to perform maintenance services on certain Honeywell 131-9(A) and 131-9(B) auxiliary power units.

     "1933 ACT" means the Securities Act of 1933.

     "NORDLB" means Norddeutsche Landesbank Girozentrale, a German bank.

     "O'FARRELL GROUP COMPANIES" means any or all (as the context may permit) of O'Farrell Leasing Limited and O'Farrell Leasing (Holdings) Ltd. (Cayman companies), O'Farrell Leasing Corporation (a Delaware corporation), O'Farrell Leasing (Cyprus) Ltd. (a Cypriot company) and O'Farrell Leasing (Ireland) Ltd. (an Irish company).

     "OFFICE EQUIPMENT" means all of the office equipment, supplies and other related tangible personal property located as of the Closing Date at each of the Overseas Offices and all lap-top computers, desk-top computers and related computer peripheral equipment owned by any GATX Retained Entity and used by any of the Transferred Employees as of the Closing Date.

     "OFFICER" means, with respect to any Person, any and all directors, secretaries, assistant secretaries and other officers of such Person.

     "ORPHAN SPC" means any company listed in column (1) of Part 5 of Schedule
     2.

     "OTHER SELLING PARTIES" (and each, an "OTHER SELLING PARTY") means the Selling Parties other than Seller.

     "OTHER SELLING PARTIES' CLOSING DOCUMENTS" has the meaning ascribed to such term in Clause 3.2.2.

     "OVERSEAS OFFICES" means each of the offices of the GATX Group in London, England, Tokyo, Japan and Toulouse, France.

     "OWNER" means, in relation to any Aircraft, the Person or Persons who is or are, as the case may be, the holder of economic and beneficial ownership thereof, being the Person or Persons listed in column (5) of Part 1 of
     Schedule 1 or column (5) of Part 2 of Schedule 1, as the case may be, opposite the relevant Aircraft listed in column (1) of Part 1 of Schedule 1 or column (1) of Part 2 of Schedule 1, as the case may be.

     "OWNERSHIP INTEREST" means in relation to (a) any Asset Owning Entity, the equity capital of such Asset Owning Entity, being (i) issued share or stock capital (in the case of any Asset Owning Entity which is an incorporated company (whether or not of limited duration) or corporation), or (ii) membership interest (in the case of any Asset Owning Entity which is a Delaware limited liability company or the Asset Owning Entity which is a Netherlands Antilles cooperative association), (b) any Owner Trust, the Beneficial Interest in such Owner Trust, (c) any Person, the Indebtedness owed by such Person to its Shareholders or to Affiliates of its Shareholders, and (d) any G3AC Aircraft, all of G3AC's rights, title, interest and obligations in, to, under and in respect of (i) such Aircraft, any Lease to which such Aircraft is subject, and all other documents relating to Indebtedness incurred in connection with such Aircraft, or (ii) any trust to which G3AC may transfer or may have transferred its rights, title, interest and obligations in, to, under and in respect of such Aircraft, Lease and documents.

     "OWNER TRUST" means the trust created pursuant to each Trust Agreement listed in Part 3 of Schedule 2.

     "PARTNERSHIP ASSET OWNING ENTITY" means an Asset Owning Entity identified in column (1) of Part 2 of Schedule 2.

     "PARTNERSHIP ASSET OWNING ENTITY IMPLIED VALUE" means, in relation to any Partnership Asset Owning Entity, the sum in Dollars set forth in column (4) of Schedule 12 in relation to such Partnership Asset Owning Entity.

     "PARTNERSHIP ASSET OWNING ENTITY ALLOCATED AMOUNT" means, in relation to the Specified Ownership Interest in any Partnership Asset Owning Entity, the amount allocable to such Specified Ownership Interest being, subject to Clauses 2.8.2 and 2.8.3, the Dollar amount set forth in column (2) of
     Schedule 12 in relation to the relevant Partnership Asset Owning Entity.

     "PARTNERSHIP FINANCIAL STATEMENTS" has the meaning ascribed to such term in Clause 3.6.1.

     "PCL" means Pembroke Capital Limited, an Irish company.

     "PCSL" means Pembroke Capital Shannon Limited, an Irish company.

     "PEMBROKE ADMINISTRATION AGREEMENTS" means together the management and administration agreements between (a) PCL, GATX/CL Air (Ireland) Ltd. and Seller, (b) PCL, GMR Ireland Ltd. and Seller, and (c) PCL and Seller, whereunder PCL has agreed to provide certain corporate services to GATX/CL Air (Ireland) Ltd., GMR Ireland Ltd., Divisadero Leasing (Ireland) Ltd., Irving Leasing (Ireland) Ltd., Jackson Leasing (Ireland) Ltd. and Post Street Leasing Limited.

     "PEMBROKE TECHNICAL SERVICES AGREEMENT" means the agreement dated 27th June 2002 between PCSL and Seller whereunder PCSL has agreed to provide certain technical services to Seller in connection with certain aircraft registered or to be registered in Ireland.

     "PERMITTED LIENS" means, collectively, (a) Liens described in Schedule 4;
     (b) Liens created by any Lease Document; (c) Liens disclosed in, or securing Liabilities reflected on, the financial statements of any Asset Owning Entity (or in the notes thereto) which have been made available to Buyer; (d) Liens for Taxes, assessments and similar charges that are not yet due or are being contested in good faith; (e) mechanic's, materialman's, carrier's, repairer's and other similar Liens arising or incurred in the ordinary course of business or for sums that are not yet due and payable or are being contested in good faith; and (f) with respect to any Aircraft or Engine, (i) any Permitted Liens (or any other phrase with substantially similar meaning) under the terms of the relevant Lease Documents, other than any Lessor Liens (or any other phrase with substantially similar meaning) which is a Permitted Lien (or any other phrase with substantially similar meaning) under the terms of the same relevant Lease Documents, or (ii) Liens for which the applicable Lessee is responsible or for which the applicable Lessee is to indemnify the lessor under the terms of the applicable Lease.

     "PERMITTED TRANSFEREE" with respect to any JV Member Document, other Material Contract or a Designated Contract, bears the meaning ascribed to such term, or the substantially equivalent term, in such JV Member Document, Material Contract or Designated Contract.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

     "POTENTIAL CONTRIBUTOR" has the meaning ascribed to such term in Clause
     11.5.

     "PRIMARY MANAGEMENT AGREEMENT" has the meaning ascribed to such term in Clause 6.4.2(a).

     "PURCHASE PRICE" has the meaning ascribed to such term in Clause 2.8.1.

     "RELEVANT ISSUES" has the meaning ascribed to such term in Clause 6.2.1.

     "REMAINING OWNERSHIP INTERESTS" has the meaning ascribed to such term in Clause 2.10.1.

     "RETAINED LIABILITIES" has the meaning ascribed to such term in Clause 2.6.

     "RETURN AIRCRAFT" means, as of any date, any Aircraft owned by a Deferred Partnership Asset Owning Entity or Excluded Partnership Asset Owning Entity that is due to be returned by the Lessee of such Aircraft to its lessor within six (6) months of such date.

     "SELLER" has the meaning ascribed to such term in the recitals hereto.

     "SELLER CLOSING DOCUMENTS" has the meaning ascribed to such term in Clause 3.2.1.

     "SELLER SEVERANCE PLAN" means the GATX Corporation Amended and Restated Enhanced Severance Plan.

     "SELLING PARTIES" (and each, a "SELLING PARTY") means each member of the GATX Group that directly owns Specified Ownership Interests or Additional Assets that are being sold to Buyer pursuant to the terms hereof.

     "737 PARTNERS" means any or all (as the context may permit) of 737 Partners #1, 737 Partners #2 and 737 Partners #3.

     "737 PARTNERS #1" means any or all (as the context may permit) of GATX 737-800 Partners, LDC and Alameda Leasing Limited, both Cayman companies, and GATX 737-800 Partners, B.V., a Netherlands company.

     "737 PARTNERS #2" means either or both (as the context may permit) of GATX 737NG Partners, Ltd. and Buchanan Leasing Limited, both Cayman companies.

     "737 PARTNERS #3" means any or all (as the context may permit) of GATX 737-800 Partners III, Ltd. and Clement Leasing Limited, both Cayman companies, and GATX 737-800 Partners III, B.V., a Netherlands company.

     "737 PARTNERS BOEING PURCHASE AGREEMENTS" means collectively (a) the purchase agreement no. 1927 dated as of July 29, 1996 between 737 Partners #1 and Boeing providing for inter alia the purchase by 737 Partners #1 from Boeing of certain Boeing 737-800 aircraft, (b) the purchase agreement no. 2127 dated as of March 31, 1998 between 737 Partners #2 and Boeing providing for inter alia the purchase by 737 Partners #2 from Boeing of certain Boeing 737-800 aircraft, and (c) the purchase agreement no. 2222 dated as of March 12, 1999 between 737 Partners #3 and Boeing providing for inter alia the purchase by 737 Partners #3 from Boeing of certain Boeing 737-800 aircraft.

     "757 PARTNERS" means either or both (as the context may permit) of GATX 757 Partners LDC and Jet Leasing LDC, both Cayman limited duration companies.

     "SETTLEMENT ACCOUNTANTS" has the meaning ascribed to such term in Clause 2.8.4(f).

     "SHAREHOLDER" means, in relation to any Person, such other Person who is the holder of or entitled to Shares in such first mentioned Person.

     "SHARES" means, with respect to any Person, the issued stock, share capital, membership interest or similar rights in such Person.

     "SPECIFIED OWNERSHIP INTEREST" means, in relation (a) to any Ownership Interest, the percentage portion thereof which is owned by a Selling Party as specified in column (5) of the relevant Part of Schedule 2, and (b) to any G3AC Aircraft, any Lease to which such Aircraft is subject, and all other documents relating to Indebtedness incurred in connection with such Aircraft, 100%, excluding, with respect to the foregoing (a) and (b), all Excluded Specified Ownership Interests.

     "STIPULATED LOSS VALUE" means (a) in relation to any Lease in which such term is used therein, has the meaning ascribed to such term in such Lease, and (b) in relation to any

     Lease in which such term is not used therein, means the term used in such Lease which is the equivalent of the term Stipulated Loss Value and has the meaning ascribed to such other term.

     "SUBSIDIARY" means, of any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time, directly or indirectly, owned by such Person.

     "TECHNICAL CONSENTS" means the consents referred to in paragraphs 23, 25 and 27 of Schedule 3.

     "TES" means Total Engine Support Ltd., an English company.

     "TES AGREEMENT" means the engine technical support agreement dated 12 May 2003 between TES and Seller whereunder TES has agreed to provide certain consultancy services to Seller in connection with aircraft engines and auxiliary power units.

     "THIRD PARTY CLAIM" has the meaning ascribed to such term in Clause 11.3.2.

     "TIGER" means Tiger Airways Pte. Limited, a Singapore company.

     "TIGER 2006 DOCUMENTS" means any and all documents entered into, or to be entered into, by any Asset Owning Entity relating to the purchase and/or leasing of two (2) newly manufactured Airbus A320-200 aircraft scheduled for delivery to Tiger in 2006 and 2007, respectively.

     "TRANSFERRED EMPLOYEES" means (a) the Transferred U.S. Employees and (b) the UK Employees and French Employees who become employees of a member of Buyer Group in accordance with Clause 9.1.1 or 9.1.2.

     "TRANSFERRED U.S. EMPLOYEES" has the meaning ascribed to such term in Clause 9.1.3(a).

     "TRANSFERRED SPECIFIED OWNERSHIP INTERESTS" means the Specified Ownership Interests that are not Excluded Specified Ownership Interests.

     "TRANSFER TAXES" has the meaning ascribed to such term in Clause 7.5.

     "TRANSITION SERVICES AGREEMENT" means the transition services agreement with respect to the transition of the Business from Seller to Buyer entered into even date hereof between Seller and Buyer.

     "UK EMPLOYEE" means each of the Persons listed in Part 2 of Schedule 7.

     "UK LEASE AIRCRAFT" means B757-200 Aircraft manufacturer's serial number 28718.

     "UK LEASE DOCUMENTS" means any and all documents entered into by one or more of the 757 Partners, on the one hand, and the UK Lessor, on the other hand, and all documents ancillary thereto or entered into in connection therewith in relation to the UK Lease Aircraft (including the guarantees given by Seller in connection therewith).

     "UK LESSOR" means Dresdner Kleinwort Wasserstein Leasing December (12) Limited, an English company.

     "UK TRANSFER REGULATIONS" means the Transfer of Undertakings (Protection of Employment) Regulations 2006.

     "UK UNDISCLOSED EMPLOYEE" means any employee of any member of the GATX Group who is not an UK Employee.

     "U.S. CITIZEN" means a Person who is a citizen of the United States as defined in Section 40102(a)(15) of Title 49 of the U.S. Code.

     "U.S. EMPLOYEE" means each of the Persons listed in Part 3 of Schedule 7 which may include certain U.S. employees of Seller (or any Affiliate of Seller) who are U.S. employees working outside of the United States and U.S. employees who are on a short-term leave of absence or short-term disability.

     "VIRTUAL DATA ROOM" means the IntraLinks virtual data room maintained by Seller in connection with the transactions contemplated hereby.

     "WARRANTY BREACH" has the meaning ascribed to such term in Clause 11.2.1.

     "WFB" means Wells Fargo Bank Northwest, National Association.

     "WHOLLY OWNED ASSET OWNING ENTITY" means an Asset Owning Entity identified in column (1) of Part 1 of Schedule 2.

     "WHOLLY OWNED AIRCRAFT OWNER TRUST" means an Owner Trust listed in Part 3 of Schedule 2 in which a GATX Retained Entity has a one hundred per cent. (100%) beneficial interest.

     "WORKING CAPITAL ADJUSTMENT AMOUNT" has the meaning ascribed to such term in Clause 2.8.4(g).

     "WORKING CAPITAL PRACTICES" has the meaning ascribed to such term in Clause 2.8.4(b).

     "WORKING CAPITAL TARGET" has the meaning ascribed to such term in Clause 2.8.4(a).

1.2  Other Definitional and Interpretative Provisions

     1.2.1 The words hereof, herein and hereunder and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     1.2.2 The captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

     1.2.3 References to Clauses, Exhibits and Schedules are to Clauses, Exhibits and Schedules of or to this Agreement unless otherwise specified.

     1.2.4 Any capitalized terms used in any Schedule, but not otherwise defined in that Schedule, shall have the meaning set forth in this Agreement.

     1.2.5 Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

     1.2.6 Writing, written and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

     1.2.7 References to any document, agreement or contract are to that document, agreement or contract as amended, modified or supplemented from time to time in accordance with its terms.

     1.2.8 Any reference in this Agreement to any statute or law shall be to that statute or law, as amended from time to time, and to the rules and regulations promulgated under that statute or law it being confirmed, for the avoidance of doubt, that any reference to any statute or law in any representation or warranty made herein shall be a reference to such statute or law in effect as of the date on which such representation or warranty is made or deemed to be made hereunder.

     1.2.9 References to $ and Dollars are to the currency of the United States.

     1.2.10 References to any Person include the successors and permitted assigns of that Person.

     1.2.11 Reference to any document which is expressed to have been made available to Buyer is a reference to such document or description of such document as identified in the Index contained in Section 24.01.01 of the Virtual Data Room, as such Index may be updated from time to time. Copies or descriptions of such documents (a) have been placed in the Virtual Data Room and remain in the Virtual Data Room and Buyer has access to such documents as of the date hereof, (b) were made available to Buyer's counsel at the Chicago offices of Mayer, Brown, Rowe & Maw LLP, or (c) in the case of certain documents relating to certain employees of members of Seller Group, delivered to Buyer or its representatives.

     1.2.12 A document in the "agreed form" is a reference to a document in a form approved, and for the purposes of identification initialled by or on behalf of, Seller's counsel, Clifford Chance LLP, and Buyer's counsel, Vedder, Price, Kaufman & Kammholz, on or prior to the date of this Agreement.

     1.2.13 The term "including" and terms of similar import when used in this Agreement shall mean "including without limitation" unless the context otherwise requires or otherwise expressly stated.

     1.2.14 The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

2.   PURCHASE AND SALE

2.1  Purchase and Sale of Specified Ownership Interests

     2.1.1 On the terms and subject to the conditions set forth in this Agreement, Seller shall, or shall cause an Other Selling Party to, sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase, acquire, accept and assume from Seller (or such Other Selling Party, as applicable), the Specified Ownership Interests, free and clear of all Liens (other than Permitted Liens).

     2.1.2 The completion of the sale and purchase of the Specified Ownership Interests shall take place on the Closing Date except in the case of the Specified Ownership Interest in any Partnership Asset Owning Entity in respect of which (a) any required consent of the JV Members thereof (not including any GATX Retained Entity) that is required to transfer such Specified Ownership Interest has not been given by the Closing Date, and/or (b) an action by or approval, order or authorisation from, any Governmental Authority required to permit the completion of the sale and purchase of such Specified Ownership Interest (including with respect to any applicable Competition Law) shall not have been taken, made or obtained by the Closing Date, and/or (c) any consent specified in Schedule 3 of any financier under any External Financing Indebtedness relating to such Partnership Asset Owning Entity has not been given by the Closing Date, and/or (d) in the case of the Specified Ownership Interest in ATP, the consent specified in paragraph 24 of Schedule 3 has not been given by the Closing Date, in which case the completion of the sale and purchase of such Specified Ownership Interest shall, subject to Clauses 10.2, 10.4 and 10.6, take place on the third (3rd) Business Day (or such later date as may be agreed between Seller and Buyer) following the date on which Seller or Buyer, as the case may be, gives notice to the other of the obtaining of the relevant consent or consents referred to in
          (a), (c) or (d) above or the giving or obtaining of the relevant action referred to in (b) above (it being understood that no such sale and purchase shall occur after the Backstop Date).

2.2  Purchase and Sale of Additional Assets

     Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (or, with respect to any Material Contract related to any Deferred Partnership Asset Owning Entity, the relevant Deferred Date), Seller shall, or shall cause an Other Selling Party to, sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase, acquire, accept and assume, all of the right, title and interest of the applicable Selling Party in and to the following (collectively, the "ADDITIONAL ASSETS"), as such Additional Assets exist on the Closing Date (or the relevant Deferred Date, as the case may be):

     2.2.1 the Designated Contracts marked with an asterix in Schedule 5 which are identified in writing by Buyer to Seller within thirty (30) days of the date hereof together with the Designated Contracts not marked with an asterix in Schedule 5, except any Designated Contract which
          (a) is not transferable by its terms without consent of the counterparty (and as to which no consent of the counterparty is received prior to the Closing Date), or (b) is not transferable pursuant to Applicable Law;

     2.2.2 the Material Contracts, except any Material Contract (a) which (i) is not transferable by its terms without consent of the counterparty (and as to which no consent of the counterparty is received prior to the Closing Date (or the relevant Deferred Date, as the case may be)), or
          (ii) is not transferable pursuant to Applicable Law or (b) in respect of External Financing Indebtedness that has been prepaid following the date hereof and prior to the Closing Date (or the relevant Deferred Date, as the case may be) and evidence of such prepayment having been delivered to Buyer prior to Closing Date (or the relevant Deferred Date, as the case may be);

     2.2.3 the Files and Records, except any Files and Records (including personnel records) (a) not legally transferable to Buyer pursuant to Applicable Law or (b) which must be retained by the GATX Group as provided herein or otherwise to ensure its compliance with Applicable Law (it being understood that, if permitted by Applicable Law, Seller shall provide Buyer with copies of any such retained Files and Records);

     2.2.4 the GATX Retained Entity Spare Parts;

     2.2.5 the Office Equipment; and

     2.2.6 any other assets reflected in the calculation of the Closing Working Capital which are not identified in the foregoing Clauses 2.2.1 to 2.2.5.

2.3  Declaration of Trust

     Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall procure that G3AC executes a declaration of trust in the agreed form whereunder G3AC agrees to hold all of its right, title and interest in and to the Finance Lease Aircraft and all Lease Documents relating thereto on trust for Buyer.

2.4  Excluded Assets

     Buyer is not purchasing pursuant to this Agreement, and shall acquire no right or interest in, any property, assets, rights or other items owned or held for use by the GATX Retained Entities or any Affiliate thereof that are not expressly identified in Clause 2.1 or Clause 2.2 (collectively, the "EXCLUDED ASSETS"), including (a) any personnel records and other Files and Records that Seller is required by Applicable Law to retain in its possession (it being understood that, if permitted by Applicable Law, Seller shall provide Buyer with copies of any such retained Files and Records) and (b) payments and assets set forth in Clause 6.5.

2.5  Assumption and Assignment of Assumed Liabilities

     Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the Closing to assume from the Selling Parties and to satisfy and discharge when due the following specific Liabilities, other than the Retained Liabilities (the "ASSUMED LIABILITIES"):

     2.5.1 all Liabilities reflected in the calculation of the Closing Working Capital;

     2.5.2 all Liabilities of GATX Retained Entities under the Designated Contracts (other than as a result of breach of such Designated Contract by such GATX Retained Entity prior to the Closing Date and other than any Designated Contracts marked with an asterix in Schedule 5 which are not identified by Buyer in accordance with Clause 2.2.1);

     2.5.3 all Liabilities of GATX Retained Entities under the Material Contracts (other than as a result of breach of such Material Contract by such GATX Retained Entity prior to the Closing Date (or the relevant Deferred Date, as the case may be)), except any Material Contract in respect of External Financing Indebtedness that has been prepaid following the date hereof and prior to the to the Closing Date (or the relevant Deferred Date, as the case may be);

     2.5.4 all Liabilities relating to Transferred Employees after the Closing Date (or, if applicable, the Deferred Transfer Date) or the operation of the Business after the Closing Date;

     2.5.5 all Liabilities arising out of or relating to any claim, action, investigation, arbitration, litigation or lawsuit to the extent relating to the ownership or use of any of the Transferred Specified Ownership Interests or any Additional Assets (other than any Excluded Assets) prior to, on or after the Closing Date (or the relevant Deferred Date, as the case may be);

     2.5.6 all Liabilities for accounts payable or commercial or trade liabilities reflected in the Closing Working Capital arising in relation to any Additional Assets prior to, on or after the Closing Date;

     2.5.7 all Liabilities for Taxes for which Buyer is responsible under Clause 8.6; and

     2.5.8 all other Liabilities relating to (a) the Transferred Specified Ownership Assets, (b) the Additional Assets, or (c) the Business (in each case whether prior to, on or after, the Closing Date (or the relevant Deferred Date, as the case may be)), other than the Retained Liabilities, provided that, for the avoidance of doubt, the parties understand and agree that, notwithstanding any other provision of this Agreement, all Liabilities of any Asset Owning Entity or Owner Trust shall at all times be, and remain, Liabilities of such Asset Owning Entity or Owner Trust, as the case may be, from and after the Closing and shall not be assumed or retained by, or otherwise be the responsibility of, any GATX Retained Entity.

2.6  Retained Liabilities

     Notwithstanding any provision in this Agreement to the contrary, the Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by the applicable GATX Retained Entity. "RETAINED LIABILITIES" shall mean the following specific Liabilities:

     2.6.1 all Liabilities relating to the Excluded Assets;

     2.6.2 all Liabilities to any employee of the GATX Group, including, under any employee benefit, compensation, retirement or fringe benefit plan, program, employment agreement or other contract or arrangement, including, but not limited to any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA, or would be so defined if the plan were subject to ERISA), severance pay plan, or change in control agreement, unless otherwise provided for in this Agreement; and

     2.6.3 all Liabilities related to the Flightlease Litigation.

2.7  Assets That Are Not Transferable

     2.7.1 Notwithstanding anything to the contrary in this Agreement, to the extent that (a) any required consent or approval shall not have been given prior to the Closing Date (or the relevant Deferred Date, as the case may be) with respect to the transfer or assignment of any Designated Contract or Material Contract which is not assignable or transferable without the consent or approval of any Person or (b) the transfer or assignment of any Designated Contract or Material Contract is not permitted by Applicable Law, then such Designated Contract or Material Contract shall not be assigned or transferred to Buyer at the Closing Date (or the relevant Deferred Date, as the case may be); provided, that Seller and Buyer shall have the continuing obligation after the Closing Date (or the relevant Deferred Date, as the case may be) to use commercially reasonable efforts to obtain all necessary consents to the assignment or transfer thereof, it being understood that Seller shall have no obligation to commence any litigation or offer or grant any material financial or any other material accommodation to any third party to obtain such consents. Upon obtaining the requisite third-party consents or approvals thereto, such Designated Contract or Material Contract shall promptly be transferred and assigned to Buyer or its permitted designees hereunder if it is legally permissible to do so.

     2.7.2 With respect to any Designated Contract or Material Contract that is not transferred or assigned to Buyer on the Closing Date (or the relevant Deferred Date, as the case may be) by reason of Clause 2.7.1, after the Closing Date (or the relevant Deferred Date, as the case may be) and until any requisite consent or approval is obtained therefore and the same is transferred and assigned to Buyer, Buyer and Seller shall cooperate with each other, upon the reasonable written request of Buyer, in endeavouring to obtain for Buyer, at no cost to Seller, an arrangement with respect thereto to provide for Buyer substantially comparable benefits therein, and to the extent Buyer receives benefits therefrom, Buyer agrees to indemnify Seller with respect to all Liabilities of Seller in respect of any such arrangement.

     Nothing stated in Clause 2.7 shall modify in any respect the conditions set forth in Clause 10.

2.8  Purchase Price

     2.8.1 The cash purchase price for the Business (the "PURCHASE PRICE") is one billion three hundred and four million, five hundred thousand Dollars ($1,304,500,000) (it being confirmed, for the purposes of information only, that such amount was agreed by Seller and Buyer on the basis of the calculations set forth in Schedule 10). The Purchase Price shall be (a) reduced by the applicable amounts, if any, as contemplated by Clause 2.8.2, (b) increased by the applicable amounts, if any, contemplated by Clause 2.8.3 and (c) further adjusted as contemplated by Clause 2.8.4. The Purchase Price is an aggregate amount payable in respect of Buyer's acquisition of the Business.
          Schedule 12 sets forth each Partnership Asset Owning Entity Allocated Amount solely for purposes of providing a mechanism to allow for the Deferred Closings with respect to the conveyance of Deferred Partnership Asset Owning Entities on Deferred Dates pursuant to Clauses 2.1.2 and 2.10.

     2.8.2 The Purchase Price shall be reduced by the following amounts (if applicable):

          (a) In the event of any GATX Retained Entity receiving and retaining its Specified Ownership Interest proportion of any Event of Loss Proceeds with respect to any Aircraft after the date of this Agreement and prior to the Closing Date or the Deferred Date, as the case may be, on which the relevant Specified Ownership Interest is transferred, the sum in Dollars equal to such GATX Retained Entity's Specified Ownership Interest proportion of such Event of Loss Proceeds;

          (b) In the event of any GATX Retained Entity receiving and retaining its Specified Ownership Interest proportion of the proceeds of sale of any Aircraft sold pursuant to the Contemplated Arrangements after the date of this Agreement and prior to the Closing Date or the Deferred Date, as the case may be, on which the relevant Specified Ownership Interest is transferred hereunder, the sum in Dollars equal to such GATX Retained Entity's Specified Ownership Interest proportion of such proceeds of sale; and

          (c)  Aircraft Sum.

     2.8.3 The Purchase Price shall be increased by the following amounts (if applicable):

          (a) In the event of any External Debt Financing Indebtedness being prepaid following the date hereof and prior to the Closing or the Deferred Closing (in relation to the relevant Specified Ownership Interest in any Partnership Asset Owning Entity which is transferred on a Deferred Date), as the case may be, the amount in Dollars certified by Seller as being the sum (i) in the case of External Debt Financing Indebtedness of a Wholly Owned Asset Owning Entity, the amount in Dollars certified by Seller as being the sum of any termination costs or prepayment premiums or penalties borne or paid in connection with such prepayments, and
               (ii) in the case of External Debt Financing Indebtedness of a Partnership Asset Owning Entity, the relevant Selling Party's Specified Ownership Interest of (1) the principal amount of such Indebtedness so prepaid, and (2) the amount in Dollars certified by Seller as being the sum of any termination costs or prepayment premiums or penalties borne or paid in connection with such prepayments;

          (b) The sum of all payments made by Seller to Airbus under the Airbus Purchase Agreement after the date hereof and prior to the Closing; and

          (c) The sum of all amounts invested by any member of the GATX Group prior to the Closing in West Portal Leasing Ltd. in connection with the arrangements contemplated or to be contemplated by the Tiger 2006 Documents.

     2.8.4 Working Capital Adjustment

          (a) The parties agree that the Working Capital of the Business as of the Closing Date (the "CLOSING WORKING CAPITAL"), as calculated in accordance with and set forth on the statement of Working Capital set forth in Schedule 11 (the "FORM WORKING CAPITAL STATEMENT") is targeted to be two million one hundred and ninety thousand Dollars ($2,190,000) (the "WORKING CAPITAL TARGET"). "Working Capital" means the difference between (i) the sum of the amounts shown in the line items listed on the Form Working Capital Statement under "Selected Assets" of the Business and
               (ii) the sum of the amounts shown in the line items listed on Form Working Capital Statement under "Selected Liabilities" with respect to the Business.

          (b) For purposes of this Agreement, Working Capital shall be calculated in accordance with GAAP using the same accounting methods, components, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in preparation of the Working Capital Target of the Business (the "WORKING CAPITAL PRACTICES"), certain of which Working Capital Practices are set forth on Attachment A to the Form Working Capital Statement.

          (c) Seller shall cause to be prepared and, within five (5) Business Days prior to the Closing Date, but in no event less than two (2) Business Days prior to the Closing Date, shall cause to be delivered to Buyer, a good faith estimate of the Closing Working Capital as of the Closing Date (the "ESTIMATED WORKING CAPITAL"). The Estimated Working Capital shall be determined in accordance with GAAP using the same Working Capital Practices as were used in preparation of the Form Working Capital Statement and shall be in the same form as the Form Working Capital Statement. The amount of the Purchase Price payable on the Closing shall be (i) increased on a Dollar for Dollar basis by the amount, if any, by which the Estimated Working Capital is greater than the Working Capital Target or (ii) reduced on a Dollar for Dollar basis by the amount, if any, by which the Estimated Working Capital is less than the Working Capital Target, as the case may be.

          (d) Buyer shall cause to be prepared and, as soon as practical, but in no event later than forty five (45) Business Days following the Closing Date, shall cause to be delivered to Seller a calculation of the Closing Working Capital (the "INITIAL CALCULATION"). The Initial Calculation shall be determined in accordance with GAAP using the same Working Capital Practices as were used in preparation of the Form Working Capital Statement and shall be in the same form as the Form Working Capital Statement.

          (e) Within twenty (20) Business Days after delivery of the Initial Calculation by Buyer, Seller may deliver to Buyer a written notice (the "CALCULATION NOTICE") either (i) advising Buyer that Seller agrees with and accepts the Initial Calculation or (ii) setting forth a reasonably detailed explanation of those items in the Initial Calculation that Seller disputes and a statement, with reasonable detail as to the disputed matters, of what Seller believes is the correct calculation of Closing Working Capital. Buyer shall provide Seller and its representatives (including its accountants) with reasonable access, during normal business hours, to its books and records for purposes of Seller's review of the Initial Calculation. If Seller does not submit a Calculation Notice within the twenty (20) Business Day period provided herein or agrees with the calculation as set forth in sub-clause (i) above, then the Initial Calculation shall become final and binding and shall not be subject to further review, challenge or adjustment.

          (f) In the event that Seller and Buyer are unable to resolve any disputes regarding the Closing Working Capital in good faith within fifteen (15) Business Days after the date of Seller's delivery of a Calculation Notice with objections under sub-clause
               (e)(ii) above, then such disputes shall be referred to an internationally recognized firm of independent certified public accountants selected by mutual agreement of Seller and Buyer (the "SETTLEMENT ACCOUNTANTS"), and the determination of the Settlement Accountants shall be final and shall not be subject to further review, challenge or adjustment. Failing agreement between Seller and Buyer as to the appointment of the settlement accountants, the Settlement Accountants shall be Deloitte & Touche. Seller and Buyer shall use commercially reasonable efforts to cause the Settlement Accountants to reach a determination not more than thirty (30) Business Days after such referral. Nothing herein shall be construed to authorize or permit the Settlement Accountants to resolve any dispute by making an adjustment to an Initial Calculation that is outside of the range defined by such Initial Calculation and the applicable Calculation Notice. Each party shall pay its own costs and expenses incurred in connection with this sub-clause (f); provided, however, that the Settlement Accountant shall allocate the fees between Buyer and Seller based upon the relative correctness of the initial positions taken by such parties in the Initial Calculation and Calculation Notice. Such allocation of fees shall be final and shall not be subject to further review, challenge or adjustment.

          (g) "WORKING CAPITAL ADJUSTMENT AMOUNT", which may be positive or negative, shall mean (i) the Closing Working Capital, as finally determined in accordance with this Clause 2.8.4, minus (ii) the Estimated Working Capital.

          (h) If a Working Capital Adjustment Amount is positive, then Buyer shall promptly deliver, by wire transfer of immediately available funds to an account designated in writing by Seller, an amount equal to such Working Capital Adjustment Amount, together with interest thereon from the Closing Date to the date of payment at the rate of interest published as the "Prime Rate" in the "Money Rates" column of the Eastern Edition of The Wall Street Journal (or the average of such rates if more than one rate is indicated) on the Closing Date (the "CLOSING DATE INTEREST RATE"). If a Working Capital Adjustment Amount is a negative number, then Seller shall promptly deliver, by wire transfer of immediately available funds to an account designated in writing by Buyer, an amount equal to such Working Capital Adjustment Amount, together with interest thereon from the Closing Date to the date of payment at the Closing Date Interest Rate.

          (i) For purposes of this Clause 2.8.4 all computations of interest shall be made on the basis of a year of three hundred and sixty five (365) days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Any payments made by any Person pursuant to this Clause 2.8.4 shall be made by wire transfer of immediately available funds within five (5) Business Days after the date on which the applicable Closing Working Capital is final and binding on the parties.

2.9  Purchase Price Allocation

     For Tax reporting purposes, the Purchase Price (as adjusted for any liabilities assumed by Buyer) shall be allocated by Seller and Buyer among the assets owned by the Asset Owning Entities and the Owner Trusts interests in which are transferred to Buyer hereunder and the Additional Assets that are transferred to Buyer hereunder, solely in a manner consistent Section 1060 of the Code and the regulations thereunder. Such allocation shall be made in accordance with the following procedure:

     2.9.1 Within sixty (60) days after the Closing Date and each Deferred Date, Buyer will provide to Seller a schedule (each such schedule, an "ASSET ACQUISITION STATEMENT") with Buyer's proposed allocation of the Closing Date Allocated Amount or the Deferred Date Allocated Amount, as applicable, as adjusted for any liabilities assumed by Buyer at the Closing or Deferred Closing, as applicable, among the assets of the Asset Owning Entities and Owner Trusts interests in which are transferred, and the Additional Assets transferred, at the

          Closing or Deferred Closing, as applicable. Within thirty (30) days after the receipt of any Asset Acquisition Statement, Seller will propose to Buyer in writing any changes to such Asset Acquisition Statement (and in the event no such changes are proposed in writing to Buyer within such time period, Seller will be deemed to have agreed to, and accepted, such Asset Acquisition Statement). Buyer and Seller will endeavor in good faith to resolve any differences with respect to such Asset Acquisition Statement within fifteen (15) days after Buyer's receipt of written notice of changes from Seller.

     2.9.2 If Seller withholds its consent to the allocation reflected in an Asset Acquisition Statement, and Buyer and Seller have acted in good faith to resolve any differences with respect to items on the Asset Acquisition Statement and thereafter are unable resolve any differences that, in the aggregate, are material in relation to the Closing Date Allocated Amount or Deferred Date Allocated Amount, as applicable, then any remaining disputed matters will be finally and conclusively determined by an independent accounting firm of recognized international standing (the "ALLOCATION ARBITER") reasonably acceptable to both Buyer and Seller. Promptly, but not later than thirty (30) days after its acceptance of appointment hereunder, the Allocation Arbiter will determine (based solely on presentations by Seller and Buyer and not by independent review) only those matters in dispute and will render a written report as to the disputed matters and the resulting allocation of the Closing Date Allocated Amount or Deferred Date Allocated Amount, as applicable, which report shall be conclusive and binding upon the parties. Any expenses of the Allocation Arbiter will be borne equally by Buyer and Seller.

     2.9.3 Seller and Buyer agree (a) to report the allocation of the Closing Date Allocated Amount and each Deferred Date Allocated Amount in a manner entirely consistent with the Asset Acquisition Statement relating to such Closing Date Allocated Amount or Deferred Date Allocated Amount, as the case may be, or, if applicable, the determination of the Allocation Arbiter relating to such Closing Date Allocated Amount or Deferred Date Allocated Amount, as the case may be, and (b) to act in accordance with such allocation in the filing of all Tax Returns (including filing Form 8594 with their federal income Tax Return for the taxable year that includes the date of the Closing or Deferred Closing, as applicable) and in the course of any Tax audit, Tax review or Tax litigation relating thereto, except as otherwise required under Applicable Law or as required by a final determination of a Tax liability that, under Applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise. The parties will cooperate in connection with the preparation and filing of IRS Form 8594.

     2.9.4 In the event the Purchase Price is adjusted pursuant to this Agreement, the allocation determined under Clauses 2.9.1 through 2.9.3 shall be revised in accordance with the nature of the applicable adjustment.

2.10 Closing

     2.10.1 Unless this Agreement shall have been terminated pursuant to Clause 12 and subject to the terms and conditions of this Agreement (a) the closing (the "CLOSING") of the purchase and sale of (i) the Specified Ownership Interests (other than the Specified Ownership Interests in relation to any Deferred Partnership Asset Owning Entities (the "REMAINING OWNERSHIP INTERESTS")) and (ii) the Additional Assets (other than any Material Contract relating to any Deferred Partnership Asset Owning Entity) (the assets specified in (i) and (ii) being the "CLOSING ASSETS") shall take place on the Closing Date, and (b) the closing (the "DEFERRED CLOSING") of the purchase and sale of each of Remaining Ownership Interests (together with any related Material Contracts) shall take place on the relevant Deferred Date, if ever.

     2.10.2 On the Closing Date or each Deferred Date, as the case may be, Buyer shall pay to Seller the Closing Date Allocated Amount or the relevant Deferred Date Allocated Amount, as applicable, in immediately available funds by credit to the account designated by Seller by notice to Buyer delivered not later than two (2) Business Days prior to the Closing Date or the relevant Deferred Date, as the case may be.

     2.10.3 On the Closing Date and each Deferred Date Seller shall (or, as applicable, Seller shall cause the applicable Other Selling Party to) deliver to Buyer, and Seller (or, as applicable, the Other Selling Party) and Buyer shall execute, all documents, in respective forms reasonably satisfactory to Seller and Buyer, that are necessary (a) to transfer to Buyer the Closing Assets or the relevant Remaining Ownership Interests (and related Material Contracts), as the case may be, free of any Liens (other than any Permitted Liens) and (b) for Buyer to assume the Assumed Liabilities.

     2.10.4 Closing and each Deferred Closing shall take place at the New York office of Clifford Chance US LLP located at 31 West 52nd Street, New York or such other location as may be agreed from time to time by Seller and Buyer.

     2.10.5 On the Incremental Platform Value Adjustment Date, if there is an Incremental Platform Value Adjustment Amount, Seller shall pay Buyer the Incremental Platform Value Adjustment Amount, in immediately available funds by credit to such account as shall be designated by Buyer by notice to Seller delivered not later than two (2) Business Days prior to the Incremental Platform Value Adjustment Date.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date (and as of each Deferred Date, with respect only to each Asset Owning Entity in respect of which the Specified Ownership Interest is transferred to Seller on such Deferred Date), except (i) as set forth in Virtual Data Room document 23.01.02, or (ii) as to any such representations and warranties made solely with reference to a specific date, which representations and warranties shall be made as of such date:

3.1  Corporate Existence and Power

     Each Selling Party and Asset Owning Entity is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with full corporate, company or entity power and authority to conduct its business as it is now being conducted. Seller has made available to Buyer a true and complete copy of the organizational documents of each Asset Owning Entity, including each trust agreement pursuant to which each Owner Trust is created, in each case, as currently in effect. Each Selling Party and each Asset Owning Entity is duly qualified to do business and, in the case of those jurisdictions where such concept is known, is in good standing in each jurisdiction where that qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2  Corporate Authorization

     3.2.1 The execution, delivery and performance by Seller of this Agreement, the closing deliverables and the other instruments required to consummate the transactions contemplated by this Agreement to which Seller is a party (the "SELLER CLOSING DOCUMENTS") and the consummation of the transactions contemplated by this Agreement and the Seller Closing Documents are within Seller's corporate powers and have been (or, in the case of the Seller Closing Documents, will be) duly authorized by all necessary corporate and stockholder action on the part of Seller. This Agreement constitutes, and the Seller Closing Documents will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.2.2 The execution, delivery and performance by each Other Selling Party of the closing deliverables and the other instruments required to consummate the transactions contemplated by this Agreement to which such Other Seller Party is a party (the "OTHER SELLING PARTIES' CLOSING DOCUMENTS") and the consummation of the transactions contemplated by this Agreement and the Other Selling Parties' Closing Documents are within such Other Selling Party's corporate, company or entity powers and will be duly authorized by all necessary corporate and equityholder action on the part of such Other Selling Party. Each Other Selling Parties' Closing Document will constitute the legal, valid and binding obligation of such Other Selling Party, enforceable against such Other Selling Party in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3  Governmental Authorization

     3.3.1 The execution, delivery and performance by Seller of this Agreement, the Seller Closing Documents and the consummation of the transactions contemplated by this Agreement and the Seller Closing Documents require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of any applicable Competition Laws, (b) any such action or filing in any jurisdiction in which any Aircraft is registered, habitually based or operated related to, or in connection with, that registration, habitual basing or operation, and (c) any such action or filing as to which the failure to make or obtain would not have a Material Adverse Effect and would not result in any material risk of material civil liability or any risk of criminal liability, in either case, for any natural person.

     3.3.2 The execution, delivery and performance by each Other Selling Party of the Other Selling Parties' Closing Documents and the consummation of the transactions contemplated by this Agreement and the Other Selling Parties' Closing Documents require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with applicable requirements of any applicable Competition Laws, (b) any such action or filing in any jurisdiction in which any Aircraft is registered, habitually based or operated related to, or in connection with, that registration, habitual basing or operation and
          (c) any such action or filing as to which the failure to make or obtain would not have a Material Adverse Effect and would not result in any material risk of material civil liability or any risk of criminal liability, in either case, for any natural person.

3.4  Non-contravention

     The (a) execution, delivery and performance by Seller of this Agreement and the Seller Closing Documents, (b) execution, delivery and performance by each Other Selling Party of the Other Selling Parties' Closing Documents and (c) the consummation of the transactions contemplated by this Agreement do not and will not, directly or indirectly (with or without notice or lapse of time):

     3.4.1 subject to obtaining the consents and/or the taking of the actions specified in Schedule 3 and to the passing of appropriate corporate resolutions, violate the organizational documents or resolutions of any Selling Party;

     3.4.2 subject to obtaining the consents and/or the taking of the actions specified in Schedule 3 and compliance with any applicable Competition Laws violate any Applicable Law, or the terms of any permit or registration issued by a Governmental Authority used in the Business; or

     3.4.3 subject to obtaining the consents and/or taking the actions specified in Schedule 3 and compliance with any applicable Competition Laws, require any consent of, or other action by, any Person under, constitute a default under, or give rise to any right of termination, cancellation, modification or acceleration of any right or obligation of any such Person or to a loss of any material benefit to which any such Person is entitled under any provision of any agreement or other instrument binding upon such Person or the assets of such Person, including the

          JV Management Agreements, the JV Member Documents, the Leases or the Trust Agreements;

     except, in the case of each of Clauses 3.4.2 and 3.4.3, for such violations, consents, actions, defaults or termination rights as would not have a Material Adverse Effect.

3.5  Ownership of Specified Ownership Interests

     3.5.1 The Selling Party identified in Part 1, 2, 3 or 4 of Schedule 2 is the beneficial owner of each of its Specified Ownership Interests, free and clear of any Liens (other than any Permitted Liens), and the applicable Selling Party will transfer and deliver to Buyer at the Closing or Deferred Closing (as applicable) valid title to each of the Specified Ownership Interests being transferred on such date, free and clear of any Liens (other than any Permitted Liens). Except as set forth in Part 1 of Schedule 2 or Schedule 4, there are no outstanding
          (a) shares of capital stock or voting securities of, or other equity or ownership interests in, any of the Asset Owning Entities or Beneficial Interests in any of the Owner Trusts, (b) securities of any of the Asset Owning Entities convertible into or exchangeable for shares of capital stock or voting securities of, or other equity or ownership interests in, any of the Asset Owning Entities, or (c) options or other rights to acquire from Seller, any other GATX Retained Entity or any of the Asset Owning Entities, or other obligation of any of the Asset Owning Entities to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of, or other equity or ownership interests in, any of the Asset Owning Entities.

     3.5.2 Set forth in Parts 1, 2, 3 and 4 of Schedule 2 is a complete and accurate list showing each Asset Owning Entity and Owner Trust, identifying as to each such Person (a) the jurisdiction of organization of such Person, (b) the nature of each Selling Party's Ownership Interest in such Person (including classes of ownership interest, if applicable), (c) the outstanding ownership interests in such Person and (d) the name of each owner of any ownership interest in such Person together with the nature and class of such ownership interest and the percentage of outstanding ownership interests such owner holds.

3.6  Financial Statements

     3.6.1 The following financial statements have been made available to Buyer:
          (a) the unaudited balance sheet for the Business as of December 31, 2005 (the "DECEMBER 31ST BALANCE SHEET"), (b) the unaudited balance sheet for the Business as of June 30, 2006 (the "JUNE 30TH BALANCE SHEET"), (c) the income statement being Virtual Data Room document
          3.01.01 (the "INCOME STATEMENT") and (d) the financial statements related to the Partnership Asset Owning Entities contained in Virtual Data Room folders 3.03, 3.04 and 3.19 (the "PARTNERSHIP FINANCIAL STATEMENTS").

     3.6.2 Each of the December 31st Balance Sheet and the June 30th Balance Sheet (a) fairly present in all material respects the financial condition of the Business as of the respective dates thereof, and (b) have been prepared in accordance with GAAP, consistently applied. The Income Statement fairly presents in all material respects the financial results of the "Air Segment", as presented in the public filings of GATX Corporation, excluding income derived from Rolls-Royce & Partners Finance Limited (and related companies), Pembroke Group Limited, Focused Air Aircraft and the Aircraft with manufacturer's serial numbers 126, 189, 190, 653, 657, 25240, 28870 and 49788. The Partnership Financial Statements (x) fairly present in all material respects the financial condition of the applicable Partnership Asset Owning Entity as of the respective dates thereof, and (y) have been prepared in accordance with GAAP, consistently applied.

     3.6.3 The invoices which are in Virtual Data Room folder 3.12 reflect an amount due that was accurately calculated in all material respects in accordance with the applicable Lease.

     3.6.4 To the Knowledge of Seller, there are no undisclosed contingent liabilities of the Business which would reasonably be expected to have a Material Adverse Effect.

3.7  Absence of Certain Changes

     Since June 30, 2006, the Business has been conducted in the ordinary course of business consistent with past practices, and there has not been any event, occurrence or development which has had, or would be reasonably expected to have, a Material Adverse Effect. Since June 30, 2006 and through the date of this Agreement, except as set forth in any Schedule or pursuant to any document made available to Buyer, there has not been:

     3.7.1 any amendment of any material term of any outstanding Ownership Interest in any Asset Owning Entity;

     3.7.2 any incurrence, assumption or guarantee by any Asset Owning Entity of any Indebtedness in excess of one million Dollars ($1,000,000) (excluding such Indebtedness incurred pursuant to any JV Member Documents or owed to GATX Retained Entities);

     3.7.3 any making of (or the undertaking to make) any capital contributions to, or equity investments in, an amount in excess of one million Dollars ($1,000,000) (excluding any capital contributions or equity investments, made pursuant to any JV Member Documents or owed to GATX Retained Entities);

     3.7.4 any transaction or commitment made, or any contract or agreement entered into by, any Asset Owning Entity relating to its assets or business (excluding the acquisition or disposition of any aircraft or engine), in either case, for a consideration in excess of one hundred thousand Dollars ($100,000), other than transactions and commitments
          (a) in the ordinary course of business and (b) not in violation of this Agreement; or

     3.7.5 any transaction or commitment made, or any contract or agreement entered into by, any Asset Owning Entity relating to the acquisition or disposition of any aircraft or engine, other than transactions and commitments (a) in the ordinary course of business and (b) not in violation of this Agreement.

3.8  Material Contracts

     As of the date of this Agreement, other than any Material Contract, any Designated Contract, any other document made available to Buyer, or any contract entered into in the ordinary course of business, and other than in respect of Indebtedness owed by a Wholly Owned Asset Owning Entity to a GATX Retained Entity to be settled or cancelled prior to the Closing or the Deferred Closing (as applicable) pursuant to Clause 5.3, no Asset Owning Entity or Owner Trust is a party to or bound by, in connection with its operation of the Business:

          (a) any lease (whether of real or personal property), not including any Leases;

          (b) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets;

          (c) any sales, distribution or other similar agreement providing for the sale of materials, supplies, goods, services, equipment or other assets;

          (d) any partnership, joint venture or other similar agreement or arrangement;

          (e) any agreement (excluding agreements entered into pursuant to the Contemplated Arrangements) relating to the acquisition or disposition of any business or assets (whether by merger, sale of stock, sale of assets or otherwise);

          (f) any agreement relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset);

          (g) any agreement that limits the freedom of such Asset Owning Entity to compete in any line of business or with any Person or in any area in any material respect;

          (h) any material agreement with any GATX Retained Entity or any director or officer of any GATX Retained Entity;

          (i) any agreement, contract or binding commitment relating to the employment of any individual by such Asset Owning Entity or Owner Trust;

          (j) which any party thereto is obligated to make payments aggregating more than one million Dollars ($1,000,000);

          (k) where the consequences of a breach or default thereunder, or the termination, expiration or cancellation thereof, would reasonably be expected to result in a Material Adverse Effect;

          (l)  any material management, service or consulting contract; or

          (m) any material agreement not made in the ordinary course of business.

3.9  Aircraft and Leases

     3.9.1 All Aircraft owned or leased by any Asset Owning Entity or Owner Trust are set forth in the relevant Part of Schedule 1. An Asset Owning Entity or Owner Trust, or a Subsidiary of an Asset Owning Entity or an Owner Trust, as the case may be, is (a) the sole owner of (and holds good title to) each Aircraft (not including the Finance Lease Aircraft) and (b) the sole owner of a lessor's interest in each Aircraft under the Lease Documents applicable to such Aircraft. Each Aircraft, and interest under the Lease Documents applicable to such Aircraft, is free and clear of all Liens (other than Permitted Liens).

     3.9.2 Schedule 6 contains a complete and correct list of the Leases relating to each Aircraft. Except as set forth in Schedule 6, no notice of the termination of the leasing, bailing, conditional selling or chartering of any Aircraft pursuant to any Lease has been given and has not been withdrawn as of the date of this Agreement by, or on behalf of, the Asset Owning Entity or Owner Trust or Subsidiary of an Asset Owning Entity, as the case may be, which is a party to such Lease.

     3.9.3 To the Knowledge of Seller, there is no outstanding AD with respect to any Aircraft which has not been complied with in all material respects within the timeframe allowed therefore by the relevant AD.

     3.9.4 To the Knowledge of Seller, no Event of Loss with respect to any Aircraft has occurred.

     3.9.5 To the Knowledge of Seller, no Material Default with respect to any Aircraft has occurred and is continuing.

     3.9.6 Other than pursuant to any Material Contract or any other document which has been made available to Buyer, there are no existing options to purchase, sell or, as of this date of this Agreement, lease any aircraft or Aircraft which have not been exercised by any Asset Owning Entity or Owner Trust, or the relevant Lessee, lessor or any other Person, or which have been exercised but which have not been consummated as of the date of this Agreement.

     3.9.7 Other than pursuant to any document referred to in Schedule 5, there are no outstanding purchase orders or other commitments to or with Manufacturers or any other Person and made by any Asset Owning Entity or Owner Trust or Subsidiary of an Asset Owning Entity or Owner Trust to purchase aircraft or engines. Part 3 of Schedule 5 sets forth, as of the date of this Agreement, all outstanding purchase orders and other commitments made by any Asset Owning Entity or Owner Trust to purchase aircraft, engines or spare parts (other than purchase offers or commitments to purchase spare parts in the ordinary course of business).

     3.9.8 (a) There are no agreements pursuant to which any Asset Owning Entity or Owner Trust or Subsidiary of an Asset Owning Entity or Owner Trust provides or has agreed to provide wet lease services to any other Person, and (b) other than pursuant to documents made available to Buyer, no Asset Owning Entity or Owner Trust provides any aircraft crew or any other material service relating to aircraft, including training, maintenance, inspection, parts procurement or insurance to any other Person.

     3.9.9 To the Knowledge of Seller, Seller has made available to Buyer, or made reference in Schedule 5 to, all material documents, instruments and agreements related to each Aircraft (including each Lease related thereto) to which any Asset Owning Entity is a party.

     3.9.10 Virtual Data Room document 23.01.01 sets forth true and accurate responses to the questions set forth therein.

3.10 Employee Benefits

     3.10.1 No Asset Owning Entity has or has had any employees or has maintained any employee benefit plan or arrangement (whether or not subject to ERISA), and on or after the Closing, no Asset Owning Entity or Subsidiary of an Asset Owning Entity shall be required to pay any liability under Section 412 of the Code or Title IV of ERISA by virtue of having been an ERISA Affiliate of (a) Seller, or (b) any of its Affiliates as of the Closing (other than any Asset Owning Entity or Subsidiary of an Asset Owning Entity).

     3.10.2 All benefit plans in which any Transferred U.S. Employee participates (the "BENEFIT PLANS") have been administered in compliance in all material respects with all applicable requirements of ERISA and the Code, and none of the members of the GATX Group that employs any of Transferred U.S. Employees nor their ERISA Affiliates has incurred, and as of the Closing Date will not have incurred, any liability with respect to any Benefit Plan which under ERISA or the Code is sufficient to create a Lien upon the assets of the Business. It is expressly understood and agreed that Buyer is not assuming any of the Benefit Plans and that Seller and its affiliates shall retain all liabilities with respect to the Benefit Plans, except as may be expressly set forth in Clause 9.

3.11 Litigation

     Other than (i) the Retained Liabilities or (ii) as referred to in Schedule 8, there is no (a) action, suit, proceeding or, to the Knowledge of Seller, investigation pending against any Selling Party or Asset Owning Entity or any of their respective properties before any arbitrator or any Governmental Authority which would reasonably be expected to have a Material Adverse Effect, (b) judgment, order, writ, injunction or decree of any court or arbitration tribunal to which an Asset Owning Entity is a signatory (or, to the Knowledge of Seller, to which an Asset Owning Entity is not a signatory) which would reasonably be expected to have a Material Adverse Effect or (c) action, suit or proceeding or, to the Knowledge of Seller, investigation which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

3.12 Finders' Fees

     There is no investment banker, broker, finder or other intermediary (not including any professional adviser) which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission in connection with the sale and purchase of the Specified Ownership Interests for which any Asset Owning Entity or Owner Trust is liable.

3.13 Partnership Matters

     To the knowledge of Seller, no JV Member (or representative thereof) has provided a written statement to Seller or Chris Bensick to the effect that such JV Member is unwilling to consider selling its Ownership Interests in the applicable Partnership Asset Owning Entity.

3.14 Descriptions of Documents

     The Virtual Data Room documents 2.05.03, 2.05.04, 2.05.05 and 2.05.06 and the document contained in Virtual Data Room folder 17.23 contain an accurate description in all material respects of the terms of the agreements (or, as applicable, the terms of the transactions) they purport to describe.

3.15 Orphan SPCs

     The representations set forth in Schedule 13 will be correct as of the Closing Date.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date (and as of each Deferred Date, with respect only to the transactions occurring on such Deferred Date) that:

4.1  Corporate Existence and Power

     Buyer is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to conduct its business as it is now being conducted. Buyer is duly qualified to do business and, in the case of those jurisdictions where such concept is known, is in good standing in each jurisdiction where that qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have a material adverse effect on Buyer or on Buyer's ability to consummate the transactions contemplated hereby.

4.2  Corporate Authorization

     The execution, delivery and performance by Buyer of this Agreement, the closing deliverables and the other instruments required to consummate the transactions contemplated by this Agreement to which Buyer is a party (the "BUYER CLOSING DOCUMENTS") and the consummation of the transactions contemplated by this Agreement and Buyer Closing Documents are within Buyer's corporate powers and have been duly authorized by all necessary corporate and stockholder action on the part of Buyer. This Agreement constitutes, and Buyer Closing Documents will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
     (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3  Governmental Authorization

     The execution, delivery and performance by Buyer of this Agreement, Buyer Closing Documents and the consummation of the transactions contemplated by this Agreement and Buyer Closing Documents require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of any applicable Competition Laws, (b) any such action or filing in any jurisdiction in which any Aircraft is registered, habitually based or operated related to, or in connection with, that registration, habitual basing or operation, and (c) any such action or filing as to which the failure to make or obtain would not have a material adverse effect on Buyer or on Buyer's ability to consummate the transactions contemplated hereby.

4.4  Non-contravention

     The (a) execution, delivery and performance by Buyer of this Agreement and Buyer Closing Documents and (b) the consummation of the transactions contemplated by this Agreement and Buyer Closing Documents do not and will not, directly or indirectly (with or without notice or lapse of time):

     4.4.1 violate the organizational documents or resolutions of Buyer;

     4.4.2 violate any Applicable Law;

     4.4.3 require any consent of, or other action by, any Person under, constitute a default under, or give rise to any right of termination, cancellation, modification or acceleration of any right or obligation of any such Person or to a loss of any material benefit to which any such Person is entitled under any provision of any agreement or other instrument binding upon such Person or the assets of such Person; or

     except, in the case of each of the foregoing Clauses 4.4.2 and 4.4.3, for such violations, consents, actions, defaults or termination rights as would not have a material adverse effect on Buyer or on Buyer's ability to consummate the transactions contemplated hereby.

4.5  Financing

     4.5.1 Attached as Exhibit A is a true, accurate and complete copy of the commitment letter (the "DEBT COMMITMENT LETTER") from Citigroup Global Markets Inc. ("CGMI"), which remains in full force and effect as of the date of this Agreement and pursuant to which CGMI has committed on behalf of Citigroup (as defined in the Debt Commitment Letter) (the "LENDER") to provide debt financing on the terms and conditions set forth therein (the "DEBT FINANCING") to Buyer in connection with the transactions contemplated by this Agreement.

          Attached as Exhibit B are true, accurate and complete copies of each of the letters dated as of the date of this Agreement among Seller and the respective equity investors named therein (together, the "EQUITY INVESTORS") (the "EQUITY COMMITMENT LETTERS" and, together with the Debt Commitment Letter, the "COMMITMENT LETTERS"), which are in full force and effect as of the date of this Agreement and pursuant to which the Equity Investors have committed to provide equity financing, on the terms and conditions set forth therein, to Buyer in connection with the transactions contemplated by this Agreement.

     4.5.2 The proceeds of the Debt Financing, together with the funds to be contributed to Buyer by, or on behalf of the Equity Investors named in the Equity Commitment Letters, will be sufficient to pay the Purchase Price to Seller and to pay the fees and expenses incurred by or on behalf of Buyer and/or any of its Affiliates relating to the transactions contemplated by this Agreement and by the Commitment Letters. As of the date of this Agreement, (a) the Commitment Letters have not been withdrawn, (b) Buyer does not know of any facts or circumstances that would reasonably be expected to result in the withdrawal of the Commitment Letters, and (c) neither Buyer nor any of its Affiliates is a party to or beneficiary of any agreement, commitment letter or other arrangement with the Lender or any other financing source that relates to, or bears in any material respect on any Commitment Letter or the rights and obligations set forth in any such Commitment Letter.

4.6  Purchase for Investment

     4.6.1 Buyer is acquiring the Specified Ownership Interests for its own account solely for investment and not with a view to, or for offer or resale in connection with, a distribution of any of the Specified Ownership Interests or any "beneficial interest" (within the meaning of the 1933 Act) in the Specified Ownership Interests, and Buyer has no present intent, agreement or understanding to sell or otherwise dispose (other than by way of pledge in connection with the Debt Financing) of any Specified Ownership Interests to any other Person; provided, however, that the disposition of Buyer's property remains at all times within Buyer's sole discretion.

     4.6.2 Buyer is an "accredited investor" (within the meaning of Regulation D under the 1933 Act) and either alone or together with its advisors has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Specified Ownership Interests and is capable of bearing the economic risks of such investment.

     4.6.3 Buyer understands that the Specified Ownership Interests have not been registered under the 1933 Act or the securities or blue sky laws of any State of the United States or any other jurisdiction. Buyer also understands that the Specified Ownership Interests are being sold pursuant to an exemption from registration contained in the 1933 Act and any such State or other jurisdictions' securities or blue-sky laws based in part upon Buyer's representations contained in this Agreement.

4.7  Litigation

     There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer, threatened against or affecting Buyer before any arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

4.8  Finders' Fees

     Except for the Lender and any other financial institutions who participate with the Lender in providing the Debt Financing and except for fees payable to Macquarie Bank Limited or any of its Affiliates, whose fees and expenses will be paid by Buyer or one of its Affiliates, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.9  Inspections; No Other Representations

     4.9.1 Buyer is an informed and sophisticated purchaser, experienced (directly or through the Equity Investors) in the evaluation and purchase of aircraft and related assets and of ownership interests in aircraft and related assets as contemplated under this Agreement. Buyer has made such investigations and examinations, engaged such experts and counsel and has been provided with and has evaluated all such documents and information as it has deemed necessary to enable it to evaluate the merits and risks associated with the execution, delivery and performance of this Agreement and the purchase of the Specified Ownership Interests and the Additional Assets and the assumption of the Assumed Liabilities.

     4.9.2 Buyer acknowledges that neither any Selling Party nor any of their directors, officers, employees, Affiliates, agents or representatives (the "IDENTIFIED PARTIES") makes any representation or warranty of any kind or character whatsoever (whether express or implied, oral or written) as to, or assumes any responsibility for, the accuracy, adequacy or completeness of any information or documents heretofore or hereafter furnished to Buyer by or on behalf of any Selling Party, except as otherwise expressly provided in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that no Identified Party makes any representation or warranty, express or implied, with respect to (a) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any of its components), future cash flows or future financial condition (or any of its components) of any of the Asset Owning Entities or the Owner Trusts, (b) the future business and operations of any of the Asset Owning Entities or the Owner Trusts,
          (c) the nature, quality or condition (financial, physical or otherwise) of the Additional Assets or of the Asset Owning Entities or the Owner Trusts or their assets or properties, or (d) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to any of the Specified Ownership Interests, the Additional Assets, the Assumed Liabilities or the Asset Owning Entities or the Owner Trusts or their respective assets and liabilities, businesses and operations or any other matters, except in each case as expressly set forth in this Agreement.

     4.9.3 Buyer shall not assert any claim against any Identified Party or hold any Identified Party liable for any inaccuracies, misstatements or omissions with respect to any documents or information, whether written or oral (other than, as to Seller only, the representations and warranties of Seller contained in this Agreement) furnished by any Identified Party concerning the Specified Ownership Interests, the Additional Assets, the Assumed Liabilities or the Asset Owning Entities or the Owner Trusts or their respective assets and liabilities, businesses and operations or any other matters. Buyer acknowledges that, except for the representations and warranties expressly set forth in this Agreement, neither it nor any of its Affiliates or its and their directors, officers, members, employees, agents, advisors (including financial advisors, counsel and accountants), shareholders, owners and controlling persons has relied upon (a) the accuracy or completeness of any information provided to Buyer in connection with the transactions contemplated hereby or (b) any representations or warranties of any nature made by or on behalf of or imputed to any Identified Party, and Buyer further acknowledges that, in entering into this Agreement, it has relied solely on its own investigation of the Business and the representations and warranties expressly set forth in this Agreement, subject to the limitations and restrictions specified herein.

     4.9.4 SELLER HEREBY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER REGARDING THE MERCHANTABILITY, MARKETABILITY, PROFITABILITY, FUTURE PERFORMANCE, USAGE, FITNESS FOR A PARTICULAR PURPOSE OR WORKMANSHIP WITH RESPECT TO ANY OF THE ADDITIONAL ASSETS OR THE ASSETS OR PROPERTIES OF THE ASSET OWNING ENTITIES OR THE OWNER TRUSTS (OR ANY OF THEIR RESPECTIVE SUBSIDIARIES) OR ANY PART THEREOF. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS (AND SOLELY TO THE EXTENT) SET FORTH IN THIS AGREEMENT, THE ADDITIONAL ASSETS AND THE ASSETS AND PROPERTIES OF THE ASSET OWNING ENTITIES OR THE OWNER TRUSTS (OR ANY OF THEIR RESPECTIVE SUBSIDIARIES) WHICH BUYER IS ACQUIRING INDIRECTLY AS A RESULT OF ITS PURCHASE OF THE SPECIFIED OWNERSHIP INTERESTS ARE BEING ACQUIRED "AS IS, WHERE IS" ON THE CLOSING DATE OR THE RELEVANT DEFERRED DATE (AS APPLICABLE) IN THEIR THEN PRESENT CONDITION. Buyer agrees to accept the Additional Assets and the assets and properties of the Asset Owning Entities and the Owner Trusts in the condition they are in on the Closing Date or the relevant Deferred Date, as the case may be, based upon its own analysis and determination with respect to all matters, including the Aircraft, the Engines, the Lease Documents, the Manuals and

          Technical Records and insurance policies, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller, any Seller Party or any Indemnified Party, except as expressly set forth in this Agreement.

5.   COVENANTS OF SELLER

     Seller agrees that:

5.1  Conduct of the Business

     Subject to the proviso set forth below in this Clause 5.1, from the date of this Agreement until the Closing Date or, in relation to any Deferred Partnership Asset Owning Entity, the Deferred Date applicable to such Deferred Partnership Asset Owning Entity, except as otherwise provided in this Agreement or with the consent of Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall cause the Business to be operated in the ordinary course of business and, without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, except as otherwise provided in this Agreement or with the consent of Buyer (which consent shall not be unreasonably withheld or delayed), Seller will not permit any Asset Owning Entity or Owner Trust to:

     5.1.1 adopt or propose any change in the organizational documents of such Asset Owning Entity or Owner Trust, as the case may be, other than as required by Applicable Law;

     5.1.2 issue, deliver or sell, or authorize the issuance, delivery or sale of, any Specified Ownership Interests;

     5.1.3 merge or consolidate with any other Person or acquire a material amount of assets from any other Person;

     5.1.4 buy, sell, convey, lease, transfer or otherwise dispose of any Aircraft or Engine or any other aircraft or engine, except (a) pursuant to the Focused Air Arrangements or the Contemplated Arrangements, (b) pursuant to any contract, agreement or arrangement (not including the Focused Air Arrangements) in effect on the date of this Agreement, a copy of which has been made available to Buyer, or pursuant to the Airbus Purchase Agreement or the Tiger 2006 Documents,
          (c) the lease of Aircraft and Engines in the ordinary course of business consistent with past practice or (d) the purchase or sale of any Engine in exchange for an engine of the same type in connection with, or as a consequence of, any repossession of any Aircraft following termination of the leasing of the relevant Aircraft;

     5.1.5 buy, sell, lease, license or otherwise dispose of any assets or property (other than Aircraft or Engines or any other aircraft and engines which is addressed by Clause 5.1.4 or, in connection with, or as a consequence of, any repossession of any Aircraft following termination of the leasing of the relevant Aircraft, any landing gear or auxiliary power unit) for proceeds in excess of one hundred thousand Dollars ($100,000) other than in the ordinary course of business;

     5.1.6 other than pursuant to any JV Member Documents or from GATX Retained Entities, incur any Indebtedness or guarantee any such Indebtedness of another Person;

     5.1.7 make any loan, advance or capital contributions to or investment in any Person in an amount in excess of one hundred thousand Dollars ($100,000) other than as may be required pursuant to the terms of any of the JV Member Documents;

     5.1.8 make any material change in any method of financial accounting by such Asset Owning Entity or Owner Trust, as the case may be, except for any change required by reason of a concurrent change in any applicable relevant accounting principles or other applicable generally accepted accounting principles; or

     5.1.9 agree or commit to do any of the foregoing,

     provided that the aforesaid obligations of Seller, so far as the same relate to any Partnership Asset Owning Entity or any Owner Trust, shall be limited to Seller exercising whatever contractual rights it, or any Subsidiary of Seller, has in relation to the relevant matter.

     Seller hereby notifies Buyer that (a) Seller and 737 Partners (i) has repossessed B737-300 Aircraft with manufacturer's serial number 28870 and B737-800 Aircraft with manufacturer's serial numbers 30477 and 30571 and
     (ii) will incur expenses in connection with such repossession and work required to put such Aircraft into a physical condition where they can be leased to other Lessees, and (b) Blue Dragon will incur expenses in the upgrade of the engines installed on the A320-200 Aircraft manufacturer's serial numbers 590, 594, 601 and 605. Buyer acknowledges that such actions by Seller, 737 Partners and Blue Dragon are in the ordinary course of business and are not prohibited by this Clause 5.1.

5.2  Access to Information

     5.2.1 From the date of this Agreement until the Closing Date or, in relation to any Deferred Partnership Asset Owning Entity, the Deferred Date applicable to such Deferred Partnership Asset Owning Entity, subject to the Confidentiality Agreement and subject to Seller procuring any needed consents or approvals for disclosure from any other Person, Seller will give, and, if it has the ability to do so by contract or otherwise, will cause each Selling Party, Asset Owning Entity, Owner Trust, other relevant member of the GATX Group and their respective Affiliates to give, Buyer, its counsel, financial advisors, financiers, auditors and other authorized representatives reasonable access during regular business hours to the books and records regarding the Business, furnish, if it has the ability to do so by contract or otherwise, and will cause each Selling Party, Asset Owning Entity, Owner Trust, other relevant member of the GATX Group and their respective Affiliates to furnish, to Buyer, its counsel, financial advisors, financiers, auditors and other authorized representatives that financial and operating data and other information relating to the Business, as the case may be, as those Persons may reasonably request, and instruct the counsel and financial advisors of Seller to provide reasonable cooperation with Buyer in its investigation of the Business and Buyer's financing of the transactions contemplated by this Agreement, it being understood and agreed that for the purposes of this Clause 5.2.1, it will be a reasonable request of Buyer to have up to three (3) representatives of Buyer on site at the San Francisco office of Seller for observation purposes. All information obtained by Buyer, its counsel, financial advisors, financiers, auditors and other authorized representatives shall be used solely for purposes reasonably related to the transactions contemplated by this Agreement and the financing thereof and in accordance with the terms of the Confidentiality Agreement. Any investigation pursuant to this Clause 5.2.1 shall be conducted in a manner so as not to interfere unreasonably with the conduct of the business of Seller or any Asset Owning Entity or Owner Trust (or any Subsidiary thereof). Notwithstanding the foregoing, Buyer shall not have access to any information which in Seller's good faith opinion is sensitive or the disclosure of which could subject any Asset Owning Entity, Owner Trust or Seller or any of its Affiliates to risk of liability or the loss of attorney-client, work product or any other legal privilege and shall not have access to any offers received in relation to any of the Aircraft which are the subject of the Contemplated Arrangements. No investigation by Buyer or other information or notice received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller under this Agreement.

     5.2.2 On and after the Closing Date or, as applicable, the applicable Deferred Date, Seller will, if it has the ability to do so by contract or otherwise, afford promptly to Buyer and its agents reasonable access to its books of account, financial and other records, information, agreements (including any agreements related to the Business which are not assigned to Buyer herein), employees and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business; provided that any such access by Buyer shall not (a) unreasonably interfere with the conduct of the business of Seller or its Affiliates or (b) extend to information which in Seller's good faith opinion is sensitive or the disclosure of which could subject Seller or any of its Affiliates to risk of liability or the loss of attorney-client, work product or any other legal privilege. Buyer shall bear all of the out-of-pocket costs and expenses (including attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing. The foregoing shall not limit the definition of "Files and Records."

5.3 Settlement of Inter-company Accounts and Cancellation of Inter-company Agreements

     5.3.1 All inter-company accounts between any GATX Retained Entity, on the one hand, and any Asset Owning Entity or Owner Trust (or any of their respective Subsidiaries), on the other hand, as of Closing Date or the Deferred Date, if any, applicable to the relevant Specified Ownership Interest, shall be settled (irrespective of the terms of payment of those inter-company accounts) on the Closing Date, or such Deferred Date, as the case may be, in the manner provided in this Clause 5.3. All of the relevant inter-company account balances shall be paid in full in cash on or prior to the Closing Date, or the relevant Deferred Date, as the case may be, (and, to the extent not so paid, they shall be cancelled effective at the Closing Date, or the relevant Deferred Date, as the case may be).

     5.3.2 Save as may be expressly provided herein or may be otherwise agreed to the contrary between Seller and Buyer, any and all agreements between any GATX Retained Entity, on one hand, and any Asset Owning Entity, on the other hand (including all options to acquire or sell property granted by or to Asset Owning Entities, Owner Trusts or any of their respective Subsidiaries to or by GATX Retained Entities), shall, without any further action on the part of any party, be deemed terminated as of the Closing Date or the Deferred Date, if any, applicable to the relevant Specified Ownership Interest is transferred to Buyer pursuant to this Agreement, as the case may be, and, upon such termination the applicable Asset Owning Entities and GATX Retained Entities shall, without any action on the part of any party, shall be deemed released by the other party from any and all Liabilities thereunder or in connection therewith (whether contractual or otherwise), except as otherwise provided by this Agreement.

5.4  Resignations

     Seller will deliver to Buyer at the Closing or the Deferred Date, if any, applicable to the relevant Specified Ownership Interest transferred to Buyer pursuant to this Agreement, as the case may be, the resignations of such directors of each relevant Asset Owning Entity who are nominees of Seller or any other member of the GATX Group as may be requested in writing by Buyer not less than five (5) Business Days prior to the Closing Date or the Deferred Date, if any, applicable to the relevant Specified Ownership Interest transferred to Buyer pursuant to this Agreement, as the case may be.

5.5  Agreement Not to Compete

     5.5.1 For a period of thirty (30) months from the Closing Date, Seller shall not, and shall cause its Affiliates not to, directly or indirectly, engage in competition with Buyer in the aircraft leasing business as conducted by the Selling Parties prior to the date hereof.

     5.5.2 Notwithstanding the terms of Clause 5.5.1, nothing in Clause 5.5.1 shall prohibit or otherwise restrict Seller or its Affiliates from:

          (a) continuing to own, operate and remarket the Deferred Partnership Asset Owning Entities and the Excluded Partnership Asset Owning Entities as contemplated by this Agreement;

          (b) conducting the following activities, whether conducted directly or through Affiliates: (i) the leasing, releasing, financing or selling of non-commercial aircraft owned, directly or indirectly, by GATX Corporation or any of its Affiliates; (ii) the leasing, releasing, financing or selling of helicopters owned, directly or indirectly, by GATX Corporation or any of its Affiliates; (iii) the purchasing for its own account or in combination with other investors, of non-commercial aircraft and helicopters;
               (iv) any activities of GATX Corporation required or advisable in its capacity as a member of EG Capital Partners LLC ("EG") and as remarketing agent for EG in respect of the leasing, releasing, financing, restructuring and selling of commercial aircraft owned by EG; and (v) all activities required to perform the obligations of Seller or any of its Affiliates under aircraft management and remarketing agreements with third parties in respect of commercial aircraft owned exclusively by such third parties (it being understood that, for a period of thirty (30) months from the Closing Date, Seller shall provide Buyer with a reasonable opportunity to subcontract the management of any aircraft that are included in any portfolio of assets for which Seller enters into a contract to manage after the Closing Date);

          (c) operating or investing in any aircraft engine leasing business, including pursuant to its existing partnership with Rolls-Royce PLC;

          (d) acquiring the whole or any part of a Person which is engaged in the aircraft leasing business or the whole or any part of a business which is engaged in the aircraft leasing business, except that where more than one-third of the revenues of the Person or of the business acquired as set out in the latest available audited financial statements of that Person or business is generated from the aircraft leasing business, Seller or the applicable Affiliate of Seller shall use its reasonable best efforts to dispose of such aircraft leasing businesses so acquired (it being understood that (i) prior to disposing of such aircraft leasing business so acquired, Seller shall provide Buyer with a reasonable opportunity to review such aircraft leasing business and make Seller an offer with respect thereto and (ii) where some, but less than one-third, of the revenues of the Person or of the business acquired as set out in the latest available audited financial statements of that Person or business, is generated from the aircraft leasing business, Seller shall provide Buyer with a reasonable opportunity to subcontract the management of any aircraft that are included in such business);

          (e) acquiring or holding any interest in any joint venture (whether incorporated or unincorporated); provided that the primary purpose of the business of that joint venture is not the conduct of aircraft leasing business; or

          (f) owning (i) less than an aggregate of ten per cent. (10%) of any class of stock of a Person engaged, directly or indirectly, in the aircraft leasing business; or (ii) less than ten per cent. (10%) in value of the indebtedness of a Person engaged, directly or indirectly, in the aircraft leasing business.

     5.5.3 Notwithstanding anything to the contrary contained herein, Clause
          5.5.1 shall not apply to any third party which (a) acquires a majority equity interest in GATX Corporation or in any of the Affiliates of GATX Corporation or (b) acquires all or a portion of the business or assets of GATX Corporation or any of the Affiliates of GATX Corporation, regardless of the form of such transaction, and Clause 5.5.1 shall not apply to any of the Affiliates of such third party (other than the entity GATX Corporation and the entities which were Affiliates of GATX Corporation prior to such acquisition).

5.6  Letters of Credit

     Seller will make arrangements to deliver to Buyer original copies of all letters of credit being held by, or on behalf of, any Asset Owning Entity, as promptly as practicable after the Closing Date or the Deferred Date, if any, applicable to the relevant Specified Ownership Interest transferred to Buyer pursuant to this Agreement. To the extent that any action by Seller or any GATX Retained Entity is necessary in order to either (a) make a drawing under any such letter of credit or (b) transfer the right to draw under any such letter of credit to Buyer or a Buyer designee, Seller shall, or shall cause the relevant GATX Retained Entity to, take such actions as Buyer may reasonably request to effect such drawing or transfer. Buyer shall indemnify and hold harmless Seller or the relevant GATX Retained Entity with respect to any such action taken by Seller or such GATX Retained Entity. The terms of Clause 11.3 shall apply to Buyer's indemnity obligations under this Clause 5.6.

6.   COVENANTS OF BUYER

     Buyer agrees that:

6.1  Access; Seller Confidentiality

     Buyer will, and will cause each Asset Owning Entity and each Owner Trust to, afford to Seller and its agents, promptly on and after the Closing Date or, in relation to any Deferred Partnership Asset Owning Entity, the Deferred Date applicable to such Deferred Partnership Asset Owning Entity, as the case may be, reasonable access to its properties, books, records, employees and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations under this Agreement or to any period ending on or before the Closing Date or, in relation to any Deferred Partnership Asset Owning Entity, the Deferred Date applicable to such Deferred Partnership Asset Owning Entity, as the case may be, (other than in connection with litigation between Buyer and Seller regarding the transactions hereunder); provided that such access shall not
     (a) unreasonably interfere with the conduct of the business of Buyer or (b) extend to information the disclosure of which could subject Buyer or any of its Affiliates to risk of liability or the loss of attorney-client, work product or any other legal privilege. Seller shall bear all of the out-of-pocket costs and expenses (including attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing. Seller will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Applicable Law, all confidential documents and information concerning any Asset Owning Entity or Owner Trust provided to it pursuant to this Clause 6.

6.2  Flightlease

     6.2.1 Seller shall retain the originals, or copies to the extent originals cannot be located or no longer exist, of all documents related to, arising out of, or concerning Seller's (or any of its Affiliate's) relationship, communications, or transactions with FHG, GFAC, and/or Airbus or any Affiliate of Airbus related to the Flightlease Litigation (collectively, the "RELEVANT ISSUES"). For purposes of this paragraph, the term "documents" is used in the broadest sense allowable and includes, all writings, drawings, graphs, charts, photographs, phone records, emails, and other printed or electronic records from which data can be obtained.

     6.2.2 Buyer shall make reasonably available to Seller, at Seller's request, and at Seller's cost, any Transferred Employees for any fact-finding, interviews, deposition or other testimony, consultation, or discussions concerning the Relevant Issues (or any of them).

     6.2.3 Buyer shall reasonably cooperate with Seller, at Seller's request, and at Seller's cost, in the defense of any claims, whether now pending or hereafter brought, against Seller, its Affiliates, or any Transferred Employees by, or on behalf of, FHG, GFAC, and/or Airbus including (a) notifying Seller in writing within three (3) days if Seller or any Transferred Employee are served with or otherwise receive discovery requests relating to any Relevant Issues; (b) entering into a joint defense or other similar agreement mutually acceptable to Buyer and Seller; and (c) executing any documents reasonably required by Seller that are necessary or appropriate to enable Seller to pursue or defend any claims, whether now pending or hereafter brought by, or on behalf of, FHG, GFAC, and/or Airbus.

6.3  GATX Name

     Buyer acknowledges and agrees that neither Buyer nor any Affiliate of Buyer shall as part of the transactions contemplated by this Agreement or as a consequence hereof acquire any rights to use the term "GATX" and agrees to cause the Transferred Employees, other than the Deferred Employees, to cease using the GATX name or any derivative thereof. Promptly after the Closing Date or the Deferred Date, if any, applicable to the relevant Specified Ownership Interest, but in no event more than thirty (30) days thereafter, Buyer shall change the name of any Asset Owning Entity or Owner Trust (or Subsidiary thereof) which includes the term "GATX" to another name excluding such term.

6.4  Management Services

     6.4.1 If the Closing has occurred and either (a) a Partnership Asset Owning Entity is or becomes a Deferred Partnership Asset Owning Entity or an Excluded Partnership Asset Owing Entity, or (b) the Specified Ownership Interests related to a Partnership Asset Owning Entity have transferred to Buyer in accordance with the terms of this Agreement but the JV Management Agreement related to such Partnership Asset Owning Entity has not transferred to Buyer on account of the failure to obtain the consents necessary for such transfer, Buyer shall provide management services with respect to such Partnership Asset Owning

          Entity (each an "ENTITY"), upon and subject to the terms and conditions provided for in Clause 6.4.2.

     6.4.2 The terms and conditions applicable to Buyer's appointment as a manager with respect to an Entity are as follows:

          (a) Seller shall remain liable to such Entity under the JV Management Agreement related to such Entity (each a "PRIMARY MANAGEMENT AGREEMENT") and Buyer's role will be that of subcontractor.

          (b) Buyer shall perform for Seller's benefit (for no cost other than the pass-through of fees and reimbursable costs payments contemplated by Clause 6.4.2(d)) all of the obligations expressed to be performed by the "Manager" in such Entity's Primary Management Agreement (other than any remarketing obligations except such remarketing obligations under any Entity's Primary Management Agreement which Seller designates from time to time as those to be performed by Buyer) which as if Buyer were named therein as the "Manager" and Seller were named therein as the "Company".

          (c) Seller will assume obligations in favour of Buyer on the same terms mutatis mutandis as the obligations assumed by such Entity in favour of Seller under its Primary Management Agreement, save that Seller's obligations to pay fees or reimbursable costs to Buyer shall be governed solely by Clause 6.4.2(d).

          (d) Seller will pay to Buyer all fees and reimbursable costs payments received and retained by it from such Entity which are attributable to the services performed by Buyer as aforesaid, provided that Seller shall be entitled to retain for its own account any and all fees and reimbursable cost payments payable to it under the applicable Primary Management Agreement which are not attributable to the services performed by Buyer as aforesaid.

          (e) In the event of any failure by Buyer to perform any of the obligations in relation to any Primary Management Agreement assumed by it pursuant to this Clause 6.4, and so long as such failure is continuing and has not been remedied to the reasonable satisfaction of Seller within the shorter of (i) the relevant remedy period, if any, under the relevant Primary Management Agreement and (b) thirty (30) days from the date of Seller giving Buyer notice of such failure and requesting the same be remedied, Seller may, by giving notice of termination in writing to Buyer, terminate Buyer's appointment under this Clause 6.4 in relation to such Primary Management Agreement, whereupon such appointment shall terminate.

     6.4.3 So long as the relevant remarketing obligations in relation to any Return Aircraft have not been designated as aforesaid to be performed by Buyer, Seller shall, prior to commencing remarketing activities relating to the possible sale of such Return Aircraft, discuss remarketing strategies and opportunities for such

          Return Aircraft with Buyer, and Buyer and Seller shall, where appropriate, agree on Buyer's role (if any) in connection therewith.

6.5 Moneys Received by Buyer Group with respect to Focused Air Aircraft after Closing

     If closing of the Focused Air Arrangements is delayed beyond the Closing Date (in whole or in part), Buyer will hold all:

     6.5.1 sale and/or rental proceeds received and retained by members of Buyer Group with respect to Focused Air Aircraft on trust for Seller and will pay such proceeds to Seller promptly after receipt; and

     6.5.2 fees received and retained by members of Buyer Group with respect to Focused Air Aircraft under the GATX/CL Air JV Management Agreement or otherwise on trust for Seller and will pay such fees to Seller promptly after receipt.

     For the avoidance of doubt, it is hereby agreed that all assets and amounts set forth in Clauses 6.5.1 and 6.5.2 are not being purchased by Buyer are and shall remain the property of Seller (including for United States federal income tax purposes).

6.6  No Actions by Asset Owning Entities

     Buyer will ensure, to the fullest extent that it is able to do so pursuant to contract or otherwise, that no Asset Owing Entity will take any action or commence any proceedings against any GATX Retained Entity or any past, present or future Officer of any GATX Retained Entity or any Asset Owning Entity, in each such case in respect of matters arising or existing on or prior to the date hereof.

6.7  Offers to Acquire Partnership Asset Owning Entities

     Buyer shall use its reasonable best efforts to acquire all of the Ownership Interests in each Partnership Asset Owning Entity (other than the Excluded Specified Ownership Interests) and in such connection shall make offers to each JV Member (other than any GATX Retained Entity) of each Partnership Asset Owning Entity to purchase such JV Member's Ownership Interest in such Partnership Asset Owning Entity. In no event shall Buyer make an offer to such JV Member at a purchase price which is less than the proportion of the Partnership Asset Owning Entity Implied Value which the Ownership Interest in such Partnership Asset Owning Entity held by such JV Member bears to the total of the Ownership Interests in such Partnership Asset Owning Entity. For the avoidance of doubt, if Buyer agrees to purchase all of the JV Members' Ownership Interests in a particular Partnership Asset Owning Entity, the purchase and sale of the Selling Party's Specified Ownership Interest in such Partnership Asset Owning Entity shall nonetheless be governed by, and consummated in accordance with, this Agreement.

6.8 Management Fees Received by Buyer Group with respect to Contemplated Arrangements

     If:

     6.8.1 a Partnership Asset Owning Entity that owns a Contemplated Aircraft becomes a Deferred Partnership Asset Owning Entity and a Seller Party's Specified

          Ownership Interest in such Partnership Asset Owning Entity is subsequently sold to Buyer in accordance with this Agreement;

     6.8.2 prior to the Deferred Date with respect to such Partnership Asset Owning Entity, Seller has substantially negotiated a sale of such Contemplated Aircraft to a purchaser; and

     6.8.3 the sale of such Contemplated Aircraft to such purchaser completes after such Deferred Date,

     Buyer will hold all fees received and retained by members of Buyer Group with respect to such sale under the JV Management Agreement relating to such Partnership Asset Owning Entity on trust for Seller and will pay such fees to Seller promptly after receipt. For the avoidance of doubt, it is hereby agreed that all such fees described in this Clause 6.8 are not being purchased by Buyer and are and shall remain the property of Seller (including for United States federal income tax purposes).

6.9  Management Services - ATA Aircraft

     6.9.1 If the ATA Aircraft is not sold to Buyer hereunder on or prior to the Backstop Date, Buyer shall, if Seller shall request, provide management services with respect to the ATA Aircraft upon and subject to the terms and conditions provided for in Clause 6.9.2.

     6.9.2 The terms and conditions applicable to Buyer's appointment as a manager of the ATA Aircraft are as follows:

          (a) Buyer shall manage the ATA Aircraft upon and subject to the same terms and conditions mutatis mutandis as the Buckingham JV Management Agreement as if all references therein to the "Company", the "Manager" and the "Aircraft" were references to respectively "Seller", "Buyer" and "B757-200 Aircraft with manufacturer's serial number 27971", provided always that Buyer shall not (i) unless Seller shall otherwise request from time to time, provide any remarketing services with respect to the ATA Aircraft, and (ii) in any event provide any of the cash management or corporate services referred to in such JV Management Agreement.

          (b) So long as Buyer is not obligated to provide remarketing services to Seller in relation to the ATA Aircraft, Seller shall, prior to commencing remarketing activities relating to the possible sale of the ATA Aircraft, discuss with Buyer the remarketing strategies and opportunities for the ATA Aircraft, and Buyer and Seller shall, where appropriate, agree on Buyer's role (if any) in connection therewith.

          (c) Seller shall be entitled to terminate Buyer's management of the ATA Aircraft at any time upon notice to Buyer and without cause.

7.   COVENANTS OF BUYER AND SELLER

     Buyer and Seller agree that:

7.1  Reasonable Best Efforts; Further Assurances

     7.1.1 Each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including using reasonable best efforts to accomplish the following: (a) the taking of all acts necessary to cause the conditions set forth in Clause 10 to be satisfied; (b) the obtaining of all necessary actions or non actions, waivers, consents, approvals, orders and authorizations from Governmental Authority and the making of all necessary registrations, declarations and filings with Governmental Authorities, if any, and the taking of all steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Authority; (c) the obtaining of all necessary consents, approvals or waivers from third parties to the extent the failure to obtain any such consent, approval or waiver would prevent or materially hinder or delay any party's ability to consummate the transactions contemplated hereby;
          (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (e) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     7.1.2 Anything in this Agreement to the contrary notwithstanding, Seller shall not be obligated to pay any material consideration or incur any material additional costs to obtain any consents from third parties that may be necessary to consummate the transactions contemplated by this Agreement, commence or be a plaintiff in any litigation or offer or grant any material accommodation (financial or otherwise) to any Person.

     7.1.3 Anything herein to the contrary notwithstanding, Seller may consent to the termination of the Blue Dragon JV Agreements and JV Management Agreement on the basis that two of the Aircraft owned by Blue Dragon (and all agreements (and all material rights and obligations of Blue Dragon thereunder) associated with such Aircraft) will be distributed to G3AC and the other Aircraft owned by Blue Dragon (and all agreements (and all material rights and obligations of Blue Dragon thereunder) associated with such Aircraft) will be distributed to the other JV Member of Blue Dragon, in which case Seller's obligation to sell to Buyer its Specified Ownership Interest in Blue Dragon shall terminate and instead Seller shall sell (or procure the sale of) and Buyer shall buy G3AC's entire interest in the Blue Dragon Aircraft (and associated agreements) so distributed to G3AC. Seller shall make all reasonable efforts to keep Buyer informed of any discussions with the other JV Member of Blue Dragon in connection with the foregoing.

     7.1.4 Anything herein to the contrary notwithstanding, Seller may consent to the termination of the Caljet JV Agreements and JV Management Agreement on the basis that two of the Aircraft owned by Caljet (and all agreements (and all material rights and obligations of Caljet thereunder) associated with such Aircraft) will be distributed to GATX/Caljet Corp and the other Aircraft owned by Caljet (and all agreements (and all material rights and obligations of Caljet thereunder) associated with such Aircraft) will be distributed to the other JV Member of Caljet. Seller shall take all steps with respect to Caljet as may be reasonably requested by Buyer.

7.2  Certain Filings

     Seller and Buyer shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, including any filing required under any Competition Law and as mentioned in sub-clause 3.3.1 of Clause 3.3, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contract, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking all actions or making all filings, furnishing all required information and seeking timely to obtain all of those actions, consents, approvals or waivers, provided that any fees needed to be paid to any Governmental Authority in connection with any aforesaid action or filing shall be paid by Buyer. Without limiting the generality of the foregoing, (i) the parties shall make all filings required to be made by them under applicable Competition Laws in connection with the transactions contemplated hereby promptly after (but in no event more than five (5) Business Days after) the execution of this Agreement and (ii) if a condition precedent set forth in Clause 10 related to the receipt of all necessary approvals under applicable Competition Laws is not satisfied at the time the parties are otherwise in a position to effect the Closing in accordance with the terms hereof, the parties shall use their respective reasonable best efforts to determine a mechanism (including, if applicable, an agreeable allocation of Purchase Price for the assets in question) to defer the transfer of such assets as may be necessary to obviate the need for obtaining the relevant approval(s) until all such approvals under applicable Competition Laws are obtained so as to allow for (A) the Closing to occur (other than with respect to such deferred assets) in accordance with the terms hereof and (B) the transfer of such deferred assets to occur when such approvals have been obtained.

7.3  Public Announcements

     Except as required by Applicable Law or any applicable securities exchange, no party shall issue any press release or make any public statement relating to this Agreement or the transactions contemplated by this Agreement without the prior consent of the other party and, subject to the timing requirements that may be imposed by Applicable Law or any applicable securities exchange, no party shall issue any such press release or make any such public statement required to be issued or made by Applicable Law or any such securities exchange without providing the other party with a reasonable opportunity to review and comment thereon (it being understood that, after the Closing, this Clause 7.3 shall not apply to public statements that are being made pursuant to marketing materials that are limited to the disclosure of the fact of the consummation of the transactions contemplated hereby and the identity of the parties hereto (and such parties' advisors)).

7.4  Notices of Certain Events

     Each party shall promptly notify the other of:

     7.4.1 any notice or other communication from any Person alleging that the consent of that Person is or may be required in connection with the transactions contemplated by this Agreement;

     7.4.2 any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

     7.4.3 any actions, suits, claims, investigations or proceedings commenced relating to Seller, any Asset Owning Entity or any Owner Trust or Buyer that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Clause 3.11 (in the case of Seller) or Clause 4.7 (in the case of Buyer).

7.5  Transfer Taxes

     All transfer, registration, stamp, documentary, sales, use and similar Taxes and any penalties, interest and additions to Tax, and fees incurred in connection with the transactions contemplated by this Agreement ("TRANSFER TAXES") shall be the responsibility of and be timely paid by Buyer. Seller and Buyer each shall use reasonable efforts to minimize the amount of Transfer Taxes, including seeking to have Aircraft in appropriate locations on the Closing Date or the Deferred Date (as applicable to the relevant Aircraft), and efforts by Buyer and its Affiliates to obtain resale certificates or similar documentation establishing an exemption from a Transfer Tax and to timely provide this documentation to Seller.

7.6  Permitted Transferee

     Buyer will procure that each member of Buyer Group that is to become a Shareholder of a Partnership Asset Owning Entity or a party to a JV Member Document, other Material Contract or a Designated Contract in furtherance of the transactions contemplated by this Agreement will be a Permitted Transferee for the purposes of the JV Member Documents relating to such Partnership Asset Owning Entity, such JV Member Document, such other Material Contract or such Designated Contract (as the case may be).

7.7  No Action Against Officers

     Buyer and is Affiliates shall not be permitted to bring any action or claim against any current or former Officer of any Asset Owning Entity or Owner Trust for any action taken or failed to be taken by such trustee, officer or member or former trustee, officer or member (or by the entire Board of Directors of any Asset Owning Entity or any Owner Trust) on or prior to the Closing Date or the Deferred Date (as applicable).

7.8  Financing

     Notwithstanding anything contained in this Agreement to the contrary, Buyer expressly acknowledges and agrees that Buyer's obligations hereunder are not conditioned in any manner upon Buyer obtaining any financing. The failure for any reason (other than as a result of any of the conditions to the obligation of Buyer set forth in Clause 10.1 or Clause 10.3 not being satisfied) of Buyer to have sufficient cash available on the Closing Date or any Deferred Date (as applicable) to pay the Purchase Price, or any part thereof, in accordance with this Agreement and/or the failure to so pay the Purchase Price on the Closing Date or any Deferred Date (as applicable) shall constitute a breach of this Agreement (a "FINANCING BREACH").

7.9  Alternative Structures

     After the date hereof and prior to the Closing, the parties agree to use their respective reasonable efforts:

     7.9.1 to discuss alternative structures for treating the Deferred Partnership Asset Owning Entities and the Excluded Partnership Asset Owning Entities in a manner that would result in Buyer and Seller achieving substantially the same commercial objectives they would have achieved had Seller been able to sell and Buyer been able to buy such Deferred Partnership Asset Owning Entities and Excluded Partnership Asset Owning Entities in accordance with this Agreement, and

     7.9.2 if a Technical Consent has not been given, to agree on an arrangement or arrangements that will result in Seller and Buyer achieving substantially the same commercial objectives they would have achieved had such Technical Consent been given.

7.10 Arrangements in relation to the ATA Aircraft

     If the ATA Aircraft Financier consent referred to in #1 of Schedule 3 is not obtained by the Closing Date, at Seller's option, the sale of the ATA Aircraft may be deferred beyond the Closing Date, in which case (a) the Closing Date Allocated Amount will not change and (b) Seller and Buyer shall use reasonable efforts to obtain such consent. If such consent is received after the Closing Date but before the Backstop Date (i) Seller will transfer its Specified Ownership Interest in relation to the ATA Aircraft to an owner trust, (ii) Seller will sell and Buyer will buy Seller's Specified Ownership Interest in such owner trust at no additional consideration, and (iii) Seller and Buyer will take the actions referred to in paragraph 1 of Schedule 3. If such consent is not received by the Backstop Date, Seller's Specified Ownership Interest in the ATA Aircraft will not be sold pursuant to this Agreement.

7.11 Arrangements in relation to the A321 GTL Documents

     Subject to Clause 10, if pursuant to this Agreement Buyer buys Seller's Specified Ownership Interest in A321 Partners and Seller (in its sole discretion) remains a guarantor under the guarantees given by Seller or any of its Affiliates in connection with the A321 GTL Documents, Buyer shall promptly, but in any event within three (3) Business Days of receipt of notice from Seller that Buyer is obligated to reimburse

     Seller pursuant to this Clause 7.11, reimburse to Seller any and all amounts Seller (or its Affiliate) is required to pay under such guarantees (or any of them), together with any expenses (including reasonable expenses of investigation and reasonable attorney's fees and expenses) incurred by Seller (or any of its Affiliates) in connection therewith (it being understood and agreed that any disputes with respect to any such reimbursement shall be governed in accordance with the provisions of Clause 11.3).

7.12 Arrangements in relation to the UK Lease Documents

     Subject to Clause 10, if pursuant to this Agreement Buyer buys Seller's Specified Ownership interest in 757 Partners and Seller (in its sole discretion) remains a guarantor under the guarantees given by Seller in connection with the UK Lease Documents, Buyer shall promptly, but in any event within three (3) Business Days of receipt of notice from Seller that Buyer is obligated to reimburse Seller pursuant to this Clause 7.12, reimburse to Seller any and all amounts Seller (or its Affiliate) is required to pay under such guarantees (or any of them), together with any expenses (including reasonable expenses of investigation and reasonable attorney's fees and expenses) incurred by Seller (or any of its Affiliates) in connection therewith (it being understood and agreed that any disputes with respect to any such reimbursement shall be governed in accordance with the provisions of Clause 11.3).

7.13 Arrangements in relation to the Airbus Purchase Agreements

     If the consent referred to in paragraph 22 of Schedule 3 is not obtained by the Backstop Date, the following will apply:

     7.13.1 The Airbus Purchase Agreements will not be novated and Seller will remain obigated thereunder.

     7.13.2 Seller agrees to sell, and Buyer agrees to purchase, each relevant Aircraft upon delivery thereof by Airbus. Buyer will pay the purchase price in relation thereto by instalments such that not less than one
          (1) Business Day prior to each day on which a predelivery purchase price payments or a delivery purchase price payment is due under either Airbus Purchase Agreement, Buyer will pay such amount (as the relevant instalment of such purchase price) to Seller and promptly following receipt, Buyer will forward such amount to Airbus.

     7.13.3 Upon delivery of an Aircraft under an Airbus Purchase Agreement, provided Buyer has funded all predelivery purchase price payment or a delivery purchase price payment due and payable under such Airbus Purchase Agreement after the date of this Agreement, Seller will instruct Airbus to transfer title to Buyer or Buyer's designee. Seller shall grant to Buyer a security assignment in the Airbus Purchase Agreements to secure its obligations to pass the proceeds of each installment of the purchase price mentioned in Clause 7.13.2 to Airbus and to cause Airbus to convey title to the relevant Aircraft upon delivery thereof.

     7.13.4 If Buyer breaches any obligation to fund a predelivery purchase price payment or a delivery purchase price payment relating to an Aircraft for a period in excess of ten (10) Business Days (or any such shorter period as is necessitated by Airbus terminating the Airbus Purchase Agreement (or its obligations thereunder in relation to the relevant Aircraft)), Seller's obligations under this Clause 7.13 will terminate, and Seller will be entitled to (a) retain all payments made to it by Buyer under this Clause 7.13 (without any obligation to account to Buyer for or in respect of such sums), (b) pay all remaining predelivery purchase price payments and the delivery purchase price payment to Airbus under the relevant Airbus Purchase Agreement, and (c) retain and dispose of the relevant Aircraft as it sees fit (without any obligation whatsoever to Buyer in respect of such Aircraft).

7.14 Arrangements in relation to the Boeing Purchase Agreement

     Subject to Clause 10, if pursuant to this Agreement Buyer buys the Closing Assets and Seller (in its sole discretion) remains a guarantor under the guarantee referred to in paragraph 20 of Schedule 3, Buyer shall promptly, but in any event within three (3) Business Days of receipt of notice from Seller that Buyer is obligated to reimburse Seller pursuant to this Clause 7.14, reimburse to Seller any and all amounts Seller (or its Affiliate) is required to pay under such guarantees (or any of them), together with any expenses (including reasonable expenses of investigation and reasonable attorney's fees and expenses) incurred by Seller (or any of its Affiliates) in connection therewith (it being understood and agreed that any disputes with respect to any such reimbursement shall be governed in accordance with the provisions of Clause 11.3).

7.15 Arrangements in relation to the 737 Partners Boeing Purchase Agreements

     Subject to Clause 10, if pursuant to this Agreement Buyer buys Seller's Specified Ownership interest in 737 Partners #1, 737 Partners #2 or 737 Partners #3 and Seller (in its sole discretion) remains a guarantor under the guarantee referred to in paragraph 21 of Schedule 3 referable to 737 Partners #1, 737 Partners #2 or 737 Partners #3, as the case may be, Buyer shall promptly, but in any event within three (3) Business Days of receipt of notice from Seller that Buyer is obligated to reimburse Seller pursuant to this Clause 7.15, reimburse to Seller any and all amounts Seller (or its Affiliate) is required to pay under such guarantees (or any of them), together with any expenses (including reasonable expenses of investigation and reasonable attorney's fees and expenses) incurred by Seller (or any of its Affiliates) in connection therewith (it being understood and agreed that any disputes with respect to any such reimbursement shall be governed in accordance with the provisions of Clause 11.3).

7.16 Arrangements in relation to New Trusts and Wholly Owned Aircraft Owner
     Trusts

     On or prior to the Closing Date, Seller will ensure that G3AC (a) exercises whatever rights may be available to it to ensure that all of G3AC's rights, title, interest and obligations in, to, under and in respect of each G3AC Aircraft, any Lease to which such Aircraft is subject, and all other documents relating to Indebtedness incurred in connection with such Aircraft, are transferred to a professional trustee of national repute as trustee to be held on trust for and on behalf of G3AC (each such arrangement being referred to herein as a "NEW TRUST"), and (b) transfers its beneficial interests in each New Trust and each Wholly Owned Aircraft Owner Trust to one of the Wholly Owned

     Asset Owning Entities that is organized and existing under the laws of the State of Delaware.

8.   TAX MATTERS

8.1  Definitions

     As used in this Agreement, the following terms have the following meanings:

     "POST-CLOSING TAX PERIOD" means any Tax period beginning after the Closing Date.

     "PRE-CLOSING TAX PERIOD" means any Tax period ending on or before the Closing Date.

     "STRADDLE PERIOD" means any Tax period beginning, but not ending, on or before the Closing Date.

     "TAX" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a "TAX AUTHORITY") responsible for the imposition of any such tax.

     "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including deductions and credits related to alternative minimum Taxes).

     "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TAX SHARING AGREEMENTS" means all existing agreements (whether or not written) that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person's Tax liability.

8.2  Tax Representations

     Seller represents and warrants to Buyer that, except as set forth in
     Schedule 9 or as would not, individually or in the aggregate, have a Material Adverse Effect, the statements contained in Clause 8.2 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date:

     8.2.1 All Tax Returns required to be filed with any Tax Authority by or on behalf of the Business, each Asset Owning Entity, and Owner Trust have been timely filed in accordance with Applicable Law, and all such Tax Returns were correct and complete in all material respects, except for the United States income tax treatment of maintenance reserves (in respect of which adjustments under Section 481 of the Code are being taken into account). All material Taxes shown as due and payable on such Tax Returns have been timely paid to the appropriate Tax Authority.

     8.2.2 No Asset Owning Entity or Owner Trust is delinquent in the payment of any material Tax. No audit or other administrative proceeding is pending or (to Seller's Knowledge) threatened, and no judicial proceeding is pending or (to Seller's Knowledge) threatened, that involves any Tax or Tax Return filed or paid by or on behalf of any Asset Owning Entity or Owner Trust.

     8.2.3 No Asset Owning Entity or Owner Trust is or has been a member of an affiliated, consolidated, combined or unitary group other than one of which GATX Corporation was the common parent. No Asset Owning Entity or Owner Trust is party to any Tax Sharing Agreement.

     8.2.4 Each Asset Owning Entity and Owner Trust identified as a "DISREGARDED ENTITY" on Schedule 9-8.2.4 ("DISREGARDED ENTITY OWNER") is "disregarded as an entity separate from its owner," within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i), and has filed all United States Tax Returns consistent with such status.

     8.2.5 Each Asset Owning Entity and Owner Trust identified as a "CORPORATION" on Schedule 9-8.2.5 ("CORPORATE ENTITY OWNER") is properly classified as an association taxable as a corporation for United States federal income tax purposes, and has filed all United States Tax Returns consistent with such status.

     8.2.6 Each Asset Owning Entity and Owner Trust identified as a "PARTNERSHIP" on Schedule 9-8.2.6 ("PARTNERSHIP ENTITY OWNER") is properly classified as a "partnership" for United States federal income tax purposes, and has filed all United States Tax Returns consistent with such status.

     8.2.7 Except in the case of the Finance Lease Aircraft, each Corporate Entity Owner and Partnership Entity Owner is the "owner", as determined for United States federal income tax purposes, of the Aircraft set forth in the corresponding Part of Schedule 1 with respect to such owner, notwithstanding that such asset may be leased to another party, and has filed all United States Tax Returns (to the extent any such returns were required to be filed under Applicable
          Law) consistent with such status.

     8.2.8 No Asset Owning Entity or Owner Trust will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date (other than with respect to maintenance reserves), or (ii) to Seller's Knowledge, any "CLOSING AGREEMENT" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date.

     8.2.9 Except in the case of the Finance Lease Aircraft, the person who is the owner (or beneficial interest holder, as the case may be) of each Disregarded Entity Owner is the "owner", as determined for United States federal income tax purposes, of the Aircraft set forth in the corresponding Part of Schedule 1 with respect to such owner, notwithstanding that such assets may be leased to another party, and the Disregarded Entity Owner and the owner or beneficial interest holder thereof, as the case may be, has filed all United States Tax Returns consistent with such status.

     8.2.10 Each lease to which a Finance Lease Aircraft is subject is, for United States federal income tax purposes, treated as a secured financing arrangement and not a true lease, and Seller has filed all United States Tax Returns consistent with such status.

     8.2.11 To Seller's Knowledge, no Asset Owning Entity or Owner Trust has given any currently effective waivers extending the statutory period of limitation applicable to any Tax Return for any period or agreed to an extension of time with respect to a Tax assessment or deficiency, or has in effect any power of attorney or authorization to any other Person with respect to Taxes (other than a power of attorney granted to a member of the GATX Group in its capacity as tax matters partner of such Asset Owning Entity or Owner Trust or in a similar capacity).

     8.2.12 To Seller's Knowledge, no Asset Owning Entity or Owner Trust has any Liability for Taxes of any Person as a transferee or successor, whether by law, contract, or otherwise.

     8.2.13 To Seller's Knowledge, all monies required to be withheld from employees, independent contractors, stockholders, equity holders or creditors of each Asset Owning Entity or Owner Trust for Taxes, or collected from customers or others as Taxes, have been withheld as appropriate and collected and paid, when due, to the appropriate Tax Authority, or if such payment is not yet due, an adequate reserve has been established for such Taxes.

     8.2.14 To Seller's Knowledge, no Asset Owning Entity or Owner Trust has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     8.2.15 No Disregarded Entity Owner or Partnership Entity Owner is engaged in a trade or business within the United States within the meaning of the Code (determined solely for these purposes as if each Disregarded Entity Owner were an entity separate from its owner for United States federal income tax purposes).

     8.2.16 To Seller's Knowledge, there have been no significant inter-group restructurings or other transactions of Irish entities in respect of which Tax relief was required to be claimed from a Tax authority in order to avoid a Tax cost.

     8.2.17 To Seller's Knowledge, there are no significant continuing Tax indemnities, warranties and representations for the account of GATX Group with respect to its wholly owned aircraft portfolio (other than as set forth in this Agreement).


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

8.3  Tax Covenants

     8.3.1 Seller shall prepare or cause to be prepared in accordance with Applicable Law and timely file all Tax Returns for Pre-Closing Tax Periods of the Wholly Owned Asset Owning Entities and the Wholly Owned Aircraft Owner Trusts. Buyer shall prepare or cause to be prepared in accordance with Applicable Law and timely file all Tax Returns of the Wholly Owned Asset Owning Entities and the Wholly Owned Aircraft Owner Trusts for Straddle Periods, provided that at least 30 days before any such Tax Return is due (taking into account any extensions obtained) Buyer shall provide a copy of the completed return to Seller, and Buyer shall make all changes proposed within 15 days by Seller which Buyer approves (such approval not to be unreasonably withheld or delayed). Buyer shall prepare or cause to be prepared in accordance with Applicable Law and timely file all Tax Returns of the Wholly Owned Asset Owning Entities and the Wholly Owned Aircraft Owner Trusts for Post-Closing Tax Periods. The parties shall cooperate to file the Tax Returns of the Wholly Owned Asset Owning Entities and Wholly Owned Aircraft Owner Trusts on the basis of a closing of the books as of the end of the Closing Date, to the extent permitted by Applicable Law. The party responsible for filing a Tax Return under the preceding sentences of this Clause 8.3.1 shall pay the Tax due with respect to that return, provided that the other party shall pay such party, at least three business days before the applicable Tax is due, an amount equal to the Tax for which the other party is responsible under Clause
          8.6 (which, for avoidance of doubt, shall in all cases be computed in accordance with Clause 8.6.3, regardless of whether Applicable Law requires or permits a closing of the books as described in such clause). The Person that has control thereof under Applicable Law or contract shall be responsible for preparing and filing all Tax Returns of each Partnership Asset Owning Entity and Partnership Owner Trust and for causing those entities and trusts to pay any Taxes owed by them with respect to such returns; provided, that if pursuant to Applicable Law or contract, Buyer or Seller has control of the preparation of an IRS Form 1065 (or, in a case where the filing of such form is not required, a document designed to provide the owners of the entity or trust with information corresponding to that normally included on such form or schedules thereto) or any similar Tax Return required under non-United States law for a Partnership Asset Owning Entity or Partnership Owner Trust for a Tax period during all or part of which the other party or its Affiliates owned an interest in such entity or trust, then Buyer or Seller shall prepare such form, return or document solely in a manner approved by the other party acting reasonably. Buyer shall not file and shall cause its Affiliates not to file any amended Tax Return for an Asset Owning Entity or Owner Trust for a Pre-Closing Tax Period or Straddle Period without the prior written consent of Seller (such consent not to be unreasonably withheld or delayed). For purposes of this Agreement, "Partnership Owner Trust" means any Owner Trust that is not a Wholly Owned Aircraft Owner Trust.

     8.3.2 Buyer agrees to pay to Seller 50% of the Tax benefit actually received by any Wholly Owned Asset Owning Entity or Wholly Owned Aircraft Owner Trust,


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

          Buyer or any Affiliate of Buyer from the use in any Post-Closing Tax Period (or the post-Closing portion of any Straddle Period based on the methodology set forth in Clause 8.6.3) of a carryforward of any Tax Asset (but only to the extent such Tax Asset is set forth on Schedule 9-8.3.2), by a Wholly Owned Asset Owning Entity or Wholly Owned Aircraft Owner Trust from a Pre-Closing Tax Period (or the pre-Closing portion of any Straddle Period based on the methodology set forth in Clause 8.6.3). Seller agrees to pay to Buyer 50% of the Tax benefit actually received by Seller or any Affiliate of Seller from the use in any Pre-Closing Tax Period (or the pre-Closing portion of any Straddle Period based on the methodology set forth in Clause 8.6.3) of a carryback of any Tax Asset of a Wholly Owned Asset Owning Entity or Wholly Owned Aircraft Owner Trust arising in a Post-Closing Tax Period (or the post-Closing portion of any Straddle Period based on the methodology set forth in Clause 8.6.3). In each case, such benefit actually received shall be considered equal to the excess of
          (i) the amount of Taxes that would have been payable by a Wholly Owned Asset Owning Entity or Wholly Owned Aircraft Owner Trust, Seller, Buyer or any Affiliate of Buyer or Seller, as applicable, in the absence of the carryforward or carryback of the applicable Tax Asset over (ii) the amount of Taxes actually payable by such Wholly Owned Asset Owning Entity, Wholly Owned Aircraft Owner Trust, Seller, Buyer or Affiliate of Buyer or Seller, as applicable. Payment of an amount under the preceding sentences of this Clause 8.3.2 in respect of a Tax benefit shall be made within 30 days of the filing of the applicable Tax Return or any adjustment for the Tax year in which the Tax Asset is utilized. If, subsequent to the payment of any amount under this Clause 8.3.2, there shall be (a) a final determination of a Tax liability that, under Applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise, which results in a disallowance or a reduction of the Tax Asset so carried forward or back, as applicable, or (b) otherwise a reduction in the amount of the Tax benefit realized by the Wholly Owned Asset Owning Entity or Wholly Owned Aircraft Owner Trust, Seller, Buyer or Affiliate of Buyer or Seller, as applicable, from such Tax Asset, then any amount which would not have been payable pursuant to this Clause
          8.3.2 had the amount of the benefit been determined in light of such events shall be repaid within 30 days of such event described in (a) or (b). In addition, to the extent that an event described in (a) results in any obligation by the party entitled to repayment (or an Affiliate of such party) to pay any penalty or interest, the other party shall hold such party harmless for 50% of such penalty and interest. Any amount required to be paid pursuant to the preceding sentence shall be paid within 10 days of the payment by such party of any such interest or penalty. Notwithstanding the foregoing, in the case of any Tax Asset of a Wholly Owned Asset Owning Entity or Wholly Owned Aircraft Owner Trust that can be carried back to a Pre-Closing Tax Period (or pre-Closing portion of a Straddle Period based on the methodology set forth in Clause 8.6.3), Buyer shall not and shall not cause its Affiliates or any Wholly Owned Asset Owning Entity or Wholly Owned Aircraft Owner Trust to carry back such Tax Asset to a Pre-Closing Tax Period or such pre-Closing portion of a Straddle Period without the


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

          prior written consent of Seller, except to the extent required under Applicable Law.

     8.3.3 Buyer and Seller shall cooperate, and shall cause their Affiliates to cooperate, to use reasonable efforts to avoid recapture by Seller or any of its Affiliates under Treasury Regulation Section 1.1503-2 of any dual consolidated losses attributable to the Asset Owning Entities and Owner Trusts. Without limiting the foregoing, in the event that an Affiliate of Buyer treated as a domestic corporation for United States Tax purposes (or a disregarded entity wholly owned by such a domestic corporation) acquires a Specified Ownership Interest in an Asset Owning Entity or Owner Trust from a Selling Party, Buyer and Seller each shall use reasonable efforts to cause their Affiliates to enter into a closing agreement pursuant to Treasury Regulation Section 1.1503-2 to avoid recapture of the dual consolidated losses (if any) attributable to that Asset Owning Entity or Owner Trust; provided, that neither Buyer nor its Affiliates shall be required to take any actions under this Clause 8.3.3 that would have a Material Adverse Effect on Buyer or its Affiliates.

     8.3.4 Prior to the Closing, Seller shall cause Post Street Leasing Ltd. to elect under Treasury Regulation Section 301.7701-3(c) to be treated for United States federal income tax purposes as an entity disregarded as separate from its owner. In addition, prior to the Closing, Seller may cause any one or more of the entities listed in Part 5 of Schedule 2 to elect under Treasury Regulation Section 301.7701-3(c) to be treated for United States federal income tax purposes as an entity disregarded as separate from its owner.

8.4  Tax Sharing Agreements

     On the Closing Date, all Tax Sharing Agreements between (i) the Asset Owning Entities and Owner Trusts, on the one hand; and (ii) Seller or any of its Affiliates (other than the Asset Owning Entities and Owner Trusts), on the other hand, shall be terminated effective as of the close of the Closing Date and have no further effect for any taxable year or period (whether a past, present or future year or period), and no additional payments shall be made thereunder. Seller and Buyer shall take all such steps necessary to ensure that such termination is effective.

8.5  Cooperation

     Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax Return, any audit or other proceeding with respect to Taxes and any other matter relating to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit or other proceeding or other Tax matter (including, without limitation, information reasonably sufficient to enable Buyer or Seller to determine whether it is entitled to any payment under Clause 8.3.2 in respect of a Tax Asset and the amount of any such payment) and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to the Asset

     Owning Entities and the Owner Trusts relating to any Pre-Closing Tax Period or Straddle Period for at least six (6) years after the end of the taxable year which includes the Closing Date, and to abide by all record retention agreements entered into with any Tax Authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, Buyer or Seller, as the case may be, shall allow the other party to take possession of such books and records. Without limiting the foregoing, Buyer's obligations under this Clause 8.5 shall include causing the Asset Owning Entities and Owner Trusts to execute Tax Returns prepared by Seller pursuant to Clause
     8.3 and granting such powers of attorney as are reasonably requested by Seller to evidence its authority to control audits and other proceedings pursuant to Clause 8.6. Buyer and Seller will, upon Buyer's request, cooperate in the preparation and filing of elections under Section 338(g) or Section 338(h)(10) of the Code, as applicable, with respect to the sale of "stock" (for U.S. tax purposes) from Seller to Buyer in any Wholly Owned Asset Owning Entity hereunder to the extent the requirements for such elections are met, and Seller will, upon Buyer's request, cooperate in using all reasonable efforts to procure the preparation and filing of an election under Section 754 of the Code with respect to the sale of a "partnership interest" (for U.S. tax purposes) in any Partnership Entity Owner. In addition, Buyer will, upon Seller's request, use reasonable efforts to cooperate in reducing the amount, if any, of taxable income that is recognized or Tax that is incurred by Seller, any of its Affiliates, the Asset Owning Entities or Owner Trusts as a result of taking the actions described in Clause 5.3 to the extent that such cooperation would not have an adverse effect on Buyer.

8.6  Indemnification

     8.6.1 Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold them harmless from any (i) Tax of the Wholly Owned Asset Owning Entities and Wholly Owned Aircraft Owner Trusts with respect to a Pre-Closing Tax Period or the pre-Closing portion of a Straddle Period (as determined under Clause 8.6.3), and any Tax resulting from the arrangements described in Clause 6.5, or imposed on or with respect to fees held in trust for Seller under Clause 6.8, (ii) Tax for which any Wholly Owned Asset Owning Entity or Wholly Owned Aircraft Owner Trust is liable as a result of being a member of an affiliated, consolidated, combined or unitary group of any Person during a Pre-Closing Tax Period, (iii) Taxes ("COVERED TAXES") that result from or arise out of the failure of any representation or warranty contained in Clause 8.2 to be true and correct as of the Closing Date (including Taxes relating to the Section 481 adjustment relating to maintenance reserves in respect of Wholly-Owned Asset Owning Entities or Wholly Owned Aircraft Owner Trusts) (it being understood that in the case of any Tax of a Partnership Asset Owning Entity or Partnership Owner Trust that results from or arises out of the failure of any representation or warranty contained in Clause 8.2 to be true and correct as of the Closing Date, the portion of such Tax which is a Covered Tax shall equal the product of (x) the full amount of Tax incurred by such entity or trust that results from or arises out of such failure multiplied by (y) the GATX Group's combined percentage ownership of the equity interests in such entity or trust


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

          immediately prior to the Closing Date), provided that (A) the aggregate amount of indemnification which Seller is required to pay in respect of all Covered Taxes is limited to $25 million and, for the avoidance of doubt, subject to the two (2) year survival period contained in Clause 8.10, (B) Seller shall be required to pay indemnification in respect of a Covered Tax only if, and to the extent that, such Covered Tax exceeds $1 million, and (C) the survival period for the representations and warranties contained in Clause 8.2 shall be as set forth in Clause 8.10, and (iv) liabilities, costs, penalties, interest, and expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), arising out of or incident to the imposition, assessment or assertion of any Tax described in (i), (ii) or (iii) (the sum of (i) through (iv) being referred to as a "BUYER TAX LOSS"); provided, that Seller shall not be required to indemnify Buyer and its Affiliates for
          (x) any Transfer Tax, (y) any Buyer Tax Loss that is reflected as a liability (other than a deferred Tax liability) in the GATX Air Quarterly Operating Report for June 2006 (Document 3.02.10 in the Virtual Data Room, which document contains information used to compute the June 30th Balance Sheet), or that is incurred with respect to income, receipts, gains or profits realized in the ordinary course of business after June 30, 2006 (but excluding from this clause (y) for avoidance of doubt any Buyer Tax Loss incurred in respect of income, receipts, gains or profits realized with respect to the sale and transactions expressly required by this Agreement as the same may be amended from time to time) or (z) any Buyer Tax Loss that results from a breach of Clause 8.3.3 or from actions taken with respect to the Wholly Owned Asset Owning Entities or Wholly Owned Aircraft Owner Trusts, their assets or businesses outside the ordinary course of business after the Closing.

     8.6.2 Buyer agrees to hold harmless Seller and its Affiliates against and agrees to hold them harmless from (i) any Tax of the Wholly Owned Asset Owning Entities or Wholly Owned Aircraft Owner Trusts with respect to a Post-Closing Tax Period or the post-Closing portion of any Straddle Period, (ii) any Tax resulting from a breach of Clause
          8.3.3 or from actions taken with respect to the Wholly Owned Asset Owning Entities or Wholly Owned Aircraft Owner Trusts, their assets or business outside the ordinary course of business after the Closing,
          (iii) all Transfer Taxes and (iv) any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in clause (i), (ii) or
          (iii) above (the sum of (i) through (iv) being referred to as a "Seller Tax Loss").

     8.6.3 For purposes of this Clause 8, income, deductions, and other items in respect of a Straddle Period shall be allocated between the pre-Closing portion of such Straddle Period and the post-Closing portion of such Straddle Period based on an actual closing of the books of the relevant entity as of the end of the Closing Date; provided, however, that in closing the books, Taxes (such as property

          Taxes) that are not imposed on income, receipts or otherwise on a transactional basis shall be allocated on a daily basis.

     8.6.4 Any payment pursuant to this Clause 8.6 shall be made not later than 20 days after receipt by the indemnifying party of written notice from the indemnified party stating that any Buyer Tax Loss or Seller Tax Loss, as the case may be, has been paid and the amount thereof and of the indemnity payment requested. Indemnity payments under this Clause
          8.6 shall be adjusted on account of Tax Benefits as provided in Clause 8.7.

     8.6.5 If a Person entitled to indemnification under this Clause 8.6 (the "Tax Indemnified Party") is notified of the commencement of any audit or other administrative or judicial proceeding in respect Taxes for which indemnity may be sought pursuant to this Clause 8.6, then that Person shall inform the indemnifying party (the "Tax Indemnifying Party") in writing of such proceeding within twenty (20) days after the Tax Indemnified Party has been so notified, and the Tax Indemnified Party shall give the Tax Indemnifying Party such information with respect thereto as the indemnifying party may reasonably request. The Tax Indemnifying Party may discharge, at any time, its indemnification obligation under this Clause 8.6 by paying to the Tax Indemnified Party the amount payable pursuant to this Clause 8.6 calculated on the date of such payment. Except in cases where the Tax Indemnifying Party has discharged its obligation pursuant to the preceding sentence, the Tax Indemnifying Party may, at its own expense, participate in and, upon notice to the Tax Indemnified Party, take control of the conduct of any such audit or other administrative or judicial proceeding; provided, however, that if the Tax Indemnifying Party enters into any settlement of such audit or other administrative or judicial proceeding without the consent of the Tax Indemnified Party and such settlement results in a material increase in Taxes for which the Tax Indemnified Party is responsible under Clause 8.6.1 or Clause 8.6.2, then the Tax Indemnifying Party shall indemnify and hold harmless the Tax Indemnified Party against such material increase. If the Tax Indemnifying Party takes control of the conduct of such audit or other administrative or judicial proceeding, the Tax Indemnifying Party shall have the sole discretion as to the conduct of such audit or other proceeding. Whether or not the Tax Indemnifying Party chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. The Tax Indemnifying Party shall not be liable under this Clause 8.6 for any settlements effected without the consent of the Tax Indemnifying Party, or resulting from any audit or other administrative or judicial proceeding with respect to which the Tax Indemnifying Party was not notified in accordance with this Clause 8.6.5.

     8.6.6 Notwithstanding anything else in this Agreement to the contrary, this Clause 8.6 shall be the sole indemnification available to Seller, Buyer, their Affiliates, the Asset Owning Entities and the Owner Trusts in respect of any matters relating to Taxes and, for avoidance of doubt, Clauses 11.2.1, 11.2.2 and 11.3 shall not apply in respect of such matters.


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8.7  Tax Benefits

     If any indemnification obligation under Clause 8.6 or Clause 11.2 arises in respect of a loss, a liability or a judgment or other disposition of an administrative or judicial proceeding (including an audit) which, or the payment of which, results in there being allowable to the indemnified party or any of its Affiliates any deduction, amortization, exclusion from income or other allowance, after taking into account any income, gain, recapture or other inclusion in income or reduction in allowance resulting from the indemnification payment due (a "TAX BENEFIT") then any payment under Clause
     8.6 or under Clause 11.2 shall be an amount equal to (x) the amount otherwise due but for this Clause 8.7 minus (y) the present value of the Tax Benefit multiplied by the maximum U.S. federal, state, local or non-U.S., as the case may be, corporate Tax rate in effect at the time the relevant adjustment is made or, in the case of a credit, by 100 per cent (100%). The present value referred to in the preceding sentence shall be determined using a discount rate equal to the mid-term applicable federal rate in effect at the time the relevant adjustment is made and assuming that the Tax Benefit will be used at the earliest date or dates allowable by Applicable Law.

8.8  Refunds

     Buyer shall pay or cause to be paid to Seller any refunds of Taxes of a Wholly Owned Asset Owning Entity or Wholly Owned Aircraft Owner Trust for any Pre-Closing Tax Period (or the pre-Closing portion of any Straddle Period) that are received by Buyer, any of its Affiliates any Wholly Owned Asset Owning Entity or Wholly Owned Aircraft Owner Trust within 10 days after the receipt of such refund. Seller shall pay or cause to be paid to Buyer any refunds of Taxes of a Wholly Owned Asset Owning Entity or Wholly Owned Aircraft Owner Trust for any Post-Closing Tax Period (or the post-Closing portion of any Straddle Period) that are received by Seller or any of its Affiliates within 10 days after the receipt of such refund.

8.9  Treatment as Purchase Price Adjustment

     Any amount paid by Seller or Buyer under Clause 8.6 or Clause 11.2 will be treated as an adjustment to the Purchase Price.

8.10 Survival

     Notwithstanding anything in this Agreement to the contrary, the covenants and agreements contained in Clause 8 shall survive for the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof); provided, however, that the representations and warranties contained in Clause 8.2 shall survive until the second anniversary of the Closing Date.

9.   PERSONNEL MATTERS

9.1  Employees

     9.1.1 United Kingdom

          (a) The parties confirm that the transactions contemplated by this Agreement will lead to the transfer of the contracts of employment of the UK Employees to Buyer (or such Affiliate of Buyer as Buyer may nominate) under and in accordance with the UK Transfer Regulations and accordingly such contracts have such effect from Closing as if originally made between the UK Employees and Buyer UK Employer.

          (b) Buyer confirms that it has provided to Seller in writing all such information as may be necessary to enable Seller to comply with its obligation to inform and/or consult with the UK Employees' representatives pursuant to the UK Transfer Regulations and shall indemnify Seller in respect of each Liability and cost arising from a failure to do so in accordance with Clause 11.3. Seller shall procure that the current employer of the UK Employees shall comply fully with the UK Transfer Regulations and Buyer shall be indemnified by Seller, in accordance with Clause 11.3, in respect to any Liability which it or any Affiliate of Buyer sustains as a result of Seller or its Affiliates failure to comply with such regulations in relation to this transaction.

          (c) In the event that any UK Undisclosed Employee asserts or establishes that his employment has transferred to Buyer or an Affiliate of Buyer pursuant to the UK Transfer Regulations upon Closing Buyer shall within seven (7) days of being so informed either by the UK Undisclosed Employee or by Seller (whichever is the earlier) inform Seller whether or not it (or any Affiliate) wishes to continue employing the UK Undisclosed Employee. If Buyer does not want the UK Undisclosed Employee to be so employed Seller shall within seven (7) days of being so advised be entitled to offer employment to the UK Undisclosed Employee at its sole discretion. In the event that (i) such an offer is not made or (ii) such an offer is made and not accepted by the UK Undisclosed Employee then Buyer shall be entitled to terminate the UK Undisclosed Employee's employment and in such event Buyer shall be indemnified by Seller, in accordance with Clause 11.3, in respect of any Liability which it or any Affiliate of Buyer may sustain arising under or in connection with the UK Undisclosed Employee's contract of employment and the termination thereof.

          (d) Except to the extent necessary to allow Buyer to terminate employment pursuant to paragraphs (c) and (e) of this section, Buyer and Buyer UK Employer shall comply fully with all UK Transfer Regulations and Seller shall be indemnified by Buyer, in accordance with Clause 11.3, in respect to any Liability which it or any Affiliate of Seller may sustain as a result of Buyer or its Affiliates failure to comply with such regulations.

          (e) The parties recognize that Buyer UK Employer does not currently know whether it will continue the employment of some or all of the UK Employees after the Closing and Buyer shall notify Seller as soon as is reasonably practical of its intentions regarding UK Employees. If Buyer UK Employer terminates the employment of a UK Employee within forty five (45) days after the Closing ("termination"), it shall provide Seller with advance written notice of such termination ten (10) business days prior to issuance of the notice of termination to the UK Employee. The parties shall cooperate with one another in determining the terms of the termination to be provided to the UK Employee and Buyer shall, if Seller so requests, require that as a condition of receiving the payments that have been agreed (in addition to such payments as are legally required), the UK Employee enters into a statutory compromise agreement, agreeing to waive all claims for unfair dismissal. Buyer or Buyer UK Employer may not offer any payments to a UK Employee in connection with the termination without Seller's prior consent and approval, such consent and approval not to be unreasonably withheld. Further, Buyer shall procure that Buyer UK Employer follows the statutory dismissal procedure as Seller may reasonably request; provided, however, that the parties shall cooperate with one another in effecting the termination within forty five (45) days of the Closing. Seller shall, subject to written evidence of payment being made, reimburse Buyer UK Employer the costs of (i) any payment of salary or benefits in lieu of notice, (ii) statutory redundancy pay, and (subject in the case of items (iii) and (iv) below to Buyer having complied with its obligations under this Clause 9.1.1(e)), (iii) any additional amounts paid to the UK Employee under the terms agreed above and (iv) the damages, compensation and costs payable to the UK Employee as ordered by a court or tribunal that arise out of the termination being found to be an unfair dismissal. In the event that Buyer or Buyer UK Employer is sued in connection with the termination, the provisions of Clause
               11.3 shall apply to the claim. Buyer or Buyer UK Employer is responsible for any damages, compensation and costs that arise in connection with any employment claim (other than an unfair dismissal claim) made by the UK Employee as a result of said termination and shall reimburse Seller or its Affiliate for any damages or costs it incurs as a result of such claims. Other than as expressly set forth herein, Seller shall have no liability to Buyer or Buyer UK Employer for actions taken with respect to UK Employees subsequent to the Closing.

     9.1.2 France

          (a) The parties confirm that the transactions contemplated by this Agreement will lead to the transfer of the contracts of employment of the French Employees to Buyer (or such Affiliate of Buyer as Buyer may nominate) under and in accordance with the French Transfer Regulations and accordingly such contracts have such effect from Closing as if originally made between the French Employees and Buyer French Employer.

          (b) Buyer confirms that it has provided to Seller in writing all such information as may be necessary to enable Seller to comply with its obligation to inform the French Employees pursuant to the French Transfer Regulations and shall indemnify Seller in respect of each Liability arising from a failure to do so in accordance with Clause 11.3.


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

               Seller shall procure that the current employer of the French Employees shall comply fully with the French Transfer Regulations and Buyer shall be indemnified by Seller, in accordance with Clause 11.3, in respect to any Liability which it or any Affiliate of Buyer sustains as a result of Seller or its Affiliates failure to comply with such regulations in relation to this transaction.

          (c) In the event that any French Undisclosed Employee asserts or establishes that his employment has transferred to Buyer or an Affiliate of Buyer pursuant to the French Transfer Regulations upon Closing Buyer shall within seven (7) days of being so informed either by the French Undisclosed Employee or by Seller (whichever is the earlier) inform Seller whether or not it (or any Affiliate) wishes to continue employing the French Undisclosed Employee. If Buyer does not want the French Undisclosed Employee to be so employed Seller shall within seven
               (7) days of being so advised be entitled to offer employment to the French Undisclosed Employee at its sole discretion. In the event that (a) such an offer is not made or (b) such an offer is made and not accepted by the French Undisclosed Employee then Buyer shall be entitled to terminate the French Undisclosed Employee's employment and in such event Buyer shall be indemnified by Seller, in accordance with Clause 11.3, in respect of any Liability which it or any Affiliate of Buyer may sustain arising under or in connection with the French Undisclosed Employee's contract of employment and the termination thereof.

          (d) Except to the extent necessary to allow Buyer to terminate employment pursuant to paragraphs (c) and (e) of this section, Buyer and Buyer French Employer shall comply with all French Transfer Regulations and Seller shall be indemnified by Buyer, in accordance with Clause 11.3, in respect of any Liability which it or any Affiliate of Seller may sustain as a result of Buyer or its Affiliates failure to comply with such regulations.

          (e) The parties recognize that Buyer French Employer does not currently know whether it will continue the employment of some or all of the French Employees after the Closing and Buyer shall notify Seller as soon as is reasonably practical of its intentions regarding French Employees. If Buyer French Employer initiates the termination procedure for redundancy of a French Employee within forty five (45) days after the Closing ("termination"), it shall provide Seller with advance written notice of the commencement of the redundancy procedure ten (10) business days prior to such commencement for the French Employee. The parties shall cooperate with one another in preparing the terms of the termination for the French Employee and Buyer shall if Seller so requests, require that as a condition of receiving the payments that have been agreed (in addition to such payments as are legally required), the French Employee enters into a legally binding settlement agreement, agreeing to waive all claims for unfair dismissal. Buyer or Buyer French Employer may not offer any payments to a French Employee beyond what he is legally entitled to in


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

               connection with the termination without Seller's prior consent and approval, such consent not to be unreasonably withheld. Further, Buyer shall procure that Buyer French Employer follows such dismissal procedure as Seller may require. Seller shall, subject to written evidence of payment being made, reimburse Buyer French Employer the costs of (i) any payment of salary or benefits in lieu of notice, (ii) payments in respect of severance due by law or pursuant to the applicable collective bargaining agreement, and (subject in the case of items (iii) and (iv) below to Buyer having complied with its obligations under this Clause 9.1.2(e)), (iii) any additional amounts paid to the French Employee under the terms agreed above, and (iv) the damages, compensation and costs payable to the French Employee as ordered by a court or tribunal that result from the termination being found to be an unfair dismissal. In the event that Buyer or Buyer French Employer is sued in connection with the termination, the provisions of Clause 11.3 shall apply to the claim. Buyer or Buyer French Employer is responsible for any damages, compensation and costs that arise in connection with any employment claim (other than the termination is held unfair) made by the French Employee regarding the performance of his contract of employment or as a result of any other termination and shall reimburse Seller or its Affiliate for any damages or costs it incurs as a result of such claims. Other than as expressly set forth herein, Seller shall have no liability to Buyer or Buyer French Employer for actions taken with respect to French Employees subsequent to the Closing.

     9.1.3 United States

          (a) Seller shall make available to Buyer all U.S. Employees for the purposes of interviewing and, if desired by Buyer, hiring. Any offers of employment shall (i) be at a compensation level that is substantially comparable in the aggregate to the total compensation the U.S. Employee is receiving as of the Closing Date, (ii) provide for employment at a location that is less than fifty (50) miles from the U.S. Employee's U.S. work location as of the Closing Date (or, if applicable, the Deferred Transfer Date, as defined below) (including, for the avoidance of doubt, that for any U.S. Employee who is working outside the United States (as of the Closing Date or, if applicable, the Deferred Transfer Date), such offer of employment will be at a location within fifty (50) miles of the San Francisco, California, metropolitan area) and (iii) provide for continued and uninterrupted employment for the U.S. Employee prior to, on and after the Closing Date (or, if applicable, the Deferred Transfer
               Date). Buyer shall provide any offer of employment to any affected employee in writing (with a copy to Seller) at least fifteen (15) days prior to the Closing Date. Any such offers shall contain such terms and conditions of employment with Buyer or any applicable Affiliate of Buyer, and Seller shall cooperate in providing Buyer with an opportunity to communicate such offers to such affected employees. The employees who accept and


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

               commence employment with Buyer are collectively referred to as the "TRANSFERRED U.S. EMPLOYEES." If any Transferred U.S. Employee is Involuntarily Terminated by Buyer or Constructively Discharged (in each case within the meaning of Seller Severance
               Plan) within one (1) year of the Closing Date (or, if applicable, the Deferred Transfer Date), Buyer shall reimburse Seller for any amounts paid by Seller or its Affiliates under Seller Severance Plan as a result thereof; provided, however, Seller shall provide Buyer with notice of any claim under Seller Severance Plan and will cooperate with Buyer in connection with the settlement of such claim. Seller shall otherwise generally have no Liability for any actions taken by Buyer (or any of its Affiliates) on or after the Closing Date (or, if applicable, the Deferred Transfer
               Date) with respect to any Transferred U.S. Employee. Buyer shall have no Liability for any actions taken by Seller (or any of its Affiliates) prior to the Closing Date (or, if applicable, the Deferred Transfer Date) with respect to any employee of the Business, unless Seller's actions are requested by, or required by, Buyer or otherwise contemplated by this Agreement. Buyer shall promptly reimburse Seller for any amounts paid by Seller or any of its Affiliates to any U.S. Employees under the Worker Adjustment and Retraining Notification Act of 1988, as amended. Notwithstanding the foregoing, if, upon the Closing, there are Deferred Partnership Asset Owning Entities and/or Excluded Partnership Asset Owning Entities, then, at Seller's option, it shall be permitted to designate up to eight (8) of the U.S. Employees identified with the sign # in Part 3 of Schedule 7, or as otherwise agreed to between Seller and Buyer, as "DEFERRED EMPLOYEES". If a Deferred Employee is a Transferred U.S. Employee, then such employee shall not become an employee of Buyer on the Closing Date, but rather shall remain an employee of Seller until March 31, 2007 or such other date as may agreed by Seller and Buyer (the "DEFERRED TRANSFER DATE"), at which time such employee shall become an employee of Buyer upon the terms and conditions set forth in this Clause 9.1.3(a).

          (b) Buyer shall, and shall cause its Affiliates to, use its commercially reasonable efforts to provide each Transferred U.S. Employee with full eligibility and vesting credit for all purposes under Buyer employee benefit plans, programs, policies and arrangements (including any Buyer vacation and severance policies), for pre-Closing (i) service with Seller and its Affiliates, and (ii) service credited under the comparable Seller employee benefit plans for employment other than with Seller and its Affiliates; provided, however, that in no event shall Buyer or any Affiliate be required to provide any service credit to any Transferred U.S. Employee to the extent the provision of such credit would result in any duplication of benefits. To the extent possible, Buyer shall (i) cause any pre-existing condition, restrictions or waiting period under Buyer's plans to be waived (to the extent satisfied or waived under Seller's applicable plans) and (ii) honor any deductible and out-of-pocket expenses incurred


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

               by Transferred U.S. Employees and their dependants under Seller's benefit plan during the portion of the calendar year preceding the Closing Date.

10.  CONDITIONS TO CLOSING

10.1 Conditions to Obligations of Buyer and Seller - Closing

     The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

     10.1.1 Subject to Clauses 2.1.2 and 7.2, any applicable waiting period under any applicable Competition Laws relating to the transactions contemplated by this Agreement shall have expired or been terminated (to the extent so required under those Competition Laws).

     10.1.2 Subject to Clauses 2.1.2 and 7.2, all actions by or in respect of, or filings with or consents of, any Governmental Authority required to permit the consummation of the Closing shall have been taken, made or obtained.

     10.1.3 Subject to Clauses 2.1.2 and 7.2, no injunction or other legal restraint or prohibition enacted, entered, promulgated, enforced or issued by any Governmental Authority preventing the transactions to be undertaken at the Closing shall have come into effect after the date of this Agreement and continue to be in effect.

     10.1.4 Subject to Clauses 2.1.2 and 7.2, there shall not be pending any proceeding brought by any Governmental Authority with at least a reasonable possibility of success challenging or seeking to restrain or prohibit the transactions to be undertaken at the Closing.

     10.1.5 All consents and actions specified and marked ** in Schedule 3 relevant to the Closing shall have been obtained or taken, as the case may be, to the reasonable satisfaction of Seller and of Buyer.

10.2 Conditions to Obligations of Buyer and Seller - each Deferred Closing

     The obligations of Buyer and Seller to consummate each Deferred Closing are subject to the satisfaction of the following conditions:

     10.2.1 All actions by or in respect of, or filings with or consents of, any Governmental Authority required to permit the consummation of such Deferred Closing shall have been taken, made or obtained.

     10.2.2 No injunction or other legal restraint or prohibition enacted, entered, promulgated, enforced or issued by any Governmental Authority preventing the transactions to be undertaken at such Deferred Closing shall have come into effect after the date of this Agreement and continue to be in effect.

     10.2.3 There shall not be pending any proceeding brought by any Governmental Authority with at least a reasonable possibility of success challenging or


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

          seeking to restrain or prohibit the transactions to be undertaken at such Deferred Closing.

     10.2.4 All consents and actions specified and marked ** in Schedule 3 relevant to such Deferred Closing have been obtained or taken, as the case may be, to the reasonable satisfaction of Seller and of Buyer.

10.3 Conditions to Obligation of Buyer - Closing

     The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

     10.3.1 Seller shall have performed in all material respects all of its obligations under this Agreement with respect to the Closing Assets (or the transfer thereof) required to be performed by it on or prior to the Closing Date, the representations and warranties of Seller with respect to the Closing Assets (or the transfer thereof) contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of that date (unless any such representation or warranty is made as of a specific date, in which case such representation or warranty shall be made as of such date) with only those exceptions as will not have a Material Adverse Effect, and Buyer shall have received a certificate signed by a duly authorized officer of Seller to the foregoing effect.

     10.3.2 Immediately prior to the Closing, each Aircraft that is registered with the FAA will be so registered on the basis of the use of a voting trust with a voting trustee that is a U.S. Citizen reasonably acceptable to Buyer.

     10.3.3 Prior to the Closing, the applicable Selling Parties shall have provided (or caused the applicable Asset Owning Entities and Owner Trusts to provide) certifications in the form prescribed in the regulations under Section 1445 of the Code to the effect that withholding from the Closing Date Allocated Amount under that Code section is not required.

10.4 Conditions to Obligation of Buyer - each Deferred Closing

     The obligation of Buyer to consummate each Deferred Closing is subject to satisfaction of the following further conditions:

     10.4.1 The applicable Selling Parties having provided (or caused the applicable Asset Owning Entities and Owner Trusts to provide) certifications in the form prescribed in the regulations under Section 1445 of the Code to the effect that withholding from the Deferred Date Allocated Amount under that Code section is not required.

     10.4.2 The representations and warranties of Seller set forth in Clauses
          3.5.1 in relation to the Specified Ownership Interests to be transferred on the relevant Deferred Date shall be true at and as of such Deferred Date, as if made at and as of such Deferred Date.

10.5 Conditions to Obligation of Seller - Closing


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

     The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

     10.5.1 Buyer shall have performed in all material respects all of its obligations under this Agreement with respect to the Closing Assets required to be performed by it at or prior to the Closing Date, the representations and warranties of Buyer with respect to the Closing Assets (or the transfer thereof) contained in this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of that date (unless any such representation or warranty is made as of a specific date, in which case such representation or warranty shall be made as of such date) and Seller shall have received a certificate signed by a duly authorized officer of Buyer to the foregoing effect.

     10.5.2 Seller shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Seller.

     10.5.3 All consents and actions specified and marked * in Schedule 3 relevant to the Closing have been obtained or taken, as the case may be, to the reasonable satisfaction of Seller, except in respect of any Deferred Partnership Asset Owning Entity or Excluded Partnership Asset Owning Entity.

10.6 Conditions to Obligation of Seller - each Deferred Closing

     The obligation of Seller to consummate any Deferred Closing is subject to all consents and actions specified and marked * in Schedule 3 relevant to such Deferred Closing have been obtained or taken, as the case may be, to the reasonable satisfaction of Seller, except in respect of any Excluded Partnership Asset Owning Entity.

11.  SURVIVAL; INDEMNIFICATION

11.1 Survival

     The rights of the parties to this Agreement in respect of the representations and warranties of the parties set forth in this Agreement (other than the representations and warranties contained in Clause 8.2 which shall be governed by Clause 8) shall survive the Closing or the Deferred Closing, as the case may be, for a period of eighteen (18) months; provided that (a) such rights in respect of representations and warranties with respect to Excluded Specified Ownership Interests (or the Excluded Partnership Asset Owning Entity related thereto or any matters related to such Excluded Partnership Asset Owning Entity) or the transfer thereof hereunder shall not survive the Closing and (b) such rights in respect of the representations and warranties contained in Clauses 3.2, 3.4.1, 4.2,
     4.4.1 and 4.9 shall survive the Closing or the Deferred Closing, as the case may be, until the latest date permitted by Applicable Law. The covenants and agreements of the parties to this Agreement that are contained in this Agreement shall survive until the latest date permitted by Applicable Law or for such shorter period as may be expressly provided herein.

11.2 Indemnification


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

     11.2.1 Effective at and after the Closing or the Deferred Closing, as the case may be, Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss or expense (including reasonable expenses of investigation and reasonable attorney's fees and expenses) ("DAMAGES") incurred or suffered by Buyer or any of its Affiliates arising out of
          (a) any breach of the representations or warranties of Seller (each such breach, a "WARRANTY BREACH"), (b) any breach of covenant or agreement made or to be performed by Seller pursuant to this Agreement, or (c) any Retained Liability; provided that Seller shall not be liable for any claim for indemnification pursuant to this Clause 11.2.1 (other than pursuant to the foregoing clause (c)) unless
          (A) such claim involves Damages in excess of three hundred thousand Dollars ($300,000) (an "INDEMNIFIABLE LOSS") and (B) the aggregate amount of all Indemnifiable Losses of Buyer upon which valid claims are based pursuant to such clause exceeds six million Dollars ($6,000,000) (the "BASKET AMOUNT"), and then Seller shall only be responsible for indemnification of Indemnifiable Losses in excess of fifty per cent. (50%) of the Basket Amount; provided further, that, the amounts paid by Seller for indemnification of Indemnifiable Losses under this Agreement pursuant to this Clause 11.2.1 (other than any amounts paid by Buyer to third-party claimants in connection with any Retained Liabilities) shall be limited to, in the aggregate, an amount equal to one hundred and twenty five million Dollars ($125,000,000). The limitations on indemnification contained in this Clause 11.2.1 shall not apply to Damages that arise out of a breach of representations and warranties contained in Clauses 3.1, 3.2, 3.4.1,
          3.5 or 3.9.1; provided, however, that in no event shall the aggregate amount of Damages arising out of breaches of such representations and warranties for which Seller is liable for indemnification under this Clause 11.2.1, together with the aggregate amount of all other Damages for which Seller is liable for indemnification under this Clause 11.2.1, exceed the net amount of the Purchase Price received and retained by Seller.

     11.2.2 Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Damages actually suffered by Seller or any of its Affiliates and their respective officers, directors, employees, successors and permitted assigns in connection with, arising out of or resulting from (i) any breach of the representations and warranties of Buyer, (ii) any breach of or failure to comply with any covenant or agreement made or to be performed by Buyer pursuant to this Agreement, (iii) any Assumed Liability or (iv) the ownership by Seller or its Affiliates of the Transferred Specified Ownership Interests.

     11.2.3 Notwithstanding the foregoing provisions of this Clause 11.2, Clause
          8.6 shall be the sole indemnification available to Seller, Buyer, their Affiliates, the Asset Owning Entities and the Owner Trusts in respect of all matters relating to Taxes, and the limitations set forth in this Clause 11.2 shall not apply.

11.3 Procedures


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

     11.3.1 The party seeking indemnification under Clause 11.2 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding (each, a "CLAIM") in respect of which indemnity may be sought under that Clause and will provide the Indemnifying Party with all information that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that such failure shall have materially adversely prejudiced the Indemnifying Party.

     11.3.2 Subject to the terms of this Clause 11.3.2, the Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party (each, a "THIRD PARTY CLAIM") and, subject only to the express limitations set forth in this Clause 11.3, shall be entitled to control and appoint lead counsel for that defense, in each case at its expense. If the Indemnifying Party shall acknowledge, in writing, to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such Third Party Claim, then the Indemnifying Party shall be entitled (a) to take control of the defense and investigation of such lawsuit or action (including the right to settle any such law suit or action) and, (b) to employ and engage attorneys of its own choice reasonably satisfactory to the Indemnified Party to handle and defend the same unless the named parties to such action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that joint counsel for the Indemnified Party and the relevant Indemnifying Party shall result in a conflict under the applicable rules of professional conduct, in which event the Indemnified Party shall be entitled, at the Indemnifying Party's expense to separate counsel of its own choice reasonably satisfactory to the Indemnifying Party; provided that the Indemnifying Party shall not agree to any compromise or settlement with respect to the Third Party Claim that (i) does not include a complete release of the Indemnified Party from all liability with respect thereto (other than liability or damages that would be paid by the Indemnifying Party pursuant to the terms hereof) and/or (ii) imposes any liability on or damages the property of the Indemnified Party without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. The Indemnified Party may, at its own cost, participate in (but not control) the investigation, trial and defense of such Third Party Claim and any appeal arising therefrom. If the Indemnifying Party fails to assume the defense of such Third Party Claim within thirty (30) calendar days after receipt of the notice of claim by the Indemnified Party, the Indemnified Party against which such Third Party Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense of such Third Party Claim on behalf of and for the account and risk of the Indemnifying Party. In no event shall the Indemnified Party have authority to settle any Third Party Claim without the consent of the

          Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     11.3.3 If the Indemnifying Party makes any payment on any Third Party Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Third Party Claim.

     11.3.4 Each party shall cooperate in good faith, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such personnel, records, information and testimony, and attend those conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection with any of the foregoing.

     11.3.5 Each Indemnified Party shall use its commercially reasonable efforts to mitigate any loss for which that Indemnified Party seeks indemnification under this Agreement. If that Indemnified Party mitigates its loss after the Indemnifying Party has paid the Indemnified Party under any indemnification provision of this Agreement in respect of that loss, the Indemnified Party must notify the Indemnifying Party and pay to the Indemnifying Party the extent of the value of the benefit to the Indemnified Party of that mitigation (less the Indemnified Party's reasonable costs of mitigation) within five (5) Business Days after the benefit is received.

     11.3.6 Each Indemnified Party shall use its commercially reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Damages payable under Clause 11.2.

11.4 Calculation of Damages

     11.4.1 The amount of any Damages payable under Clause 11.2 by the Indemnifying Party shall be net of any (a) amounts actually received by the Indemnified Party under applicable insurance policies or from any other Person alleged to be responsible therefore, and (b) Tax Benefit allowable to the Indemnified Party or its Affiliates calculated in accordance with the principles set forth in Clause 8.7. If the Indemnified Party receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by that Indemnifying Party in connection with providing that indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by that Indemnified Party in collecting that amount.

     11.4.2 Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Indemnifying Party be liable to any Indemnified Party for any incidental, consequential, indirect, special, punitive, exemplary or other similar Damages (including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity) in connection with this Agreement or the transactions contemplated hereby, unless such Damages are part of the Damages suffered by the Indemnified Party in connection with a Third Party Claim and awarded by a court of competent jurisdiction.

11.5 Assignment of Claims

     If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Clause 11.2 and the Indemnified Party could have recovered all or a part of those Damages from a third party (each, a "POTENTIAL CONTRIBUTOR") based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign those of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of that payment.

11.6 Exclusivity

     Except as specifically set forth in this Agreement, effective as of the Closing, Buyer waives any rights and claims Buyer or any of its Affiliates may have against Seller or any of its Affiliates, whether in law, in equity or otherwise, relating to any Asset Owning Entity, Owner Trusts, the Specified Ownership Interests, the Additional Assets or the transactions contemplated by this Agreement. The rights and claims waived by Buyer include claims for contribution or other rights of recovery arising out of or relating to claims for breach of contract, breach of representation or warranty, negligent misrepresentation other claims for breach of duty and all other claims under any other theory of law or equity. After the Closing, Clauses 11.2, 8.6.1 and 13.10 will provide the sole and exclusive remedy for Buyer in connection with the transactions contemplated hereby.

11.7 Professional Liability Insurance

     If, at any time during which Buyer continues to provide management services to Seller in accordance with Clause 6.4, the net worth of Buyer is less than one hundred million Dollars ($100,000,000), Buyer shall promptly provide to Seller reasonably satisfactory evidence that Buyer has in effect professional liability insurance of such type and with such limits as is customary for Persons providing services such as those contemplated by Clause 6.4.

11.8 Third Party Liability Insurances

     For a period of two (2) years from the Closing Date or the relevant Deferred Date, as the case may be, Buyer shall ensure that Seller and each of its Affiliates and each director, officer, agent and servant of Seller and each of its Affiliate is a named contract party under contingent third party aviation liability insurances effected by or on behalf of Buyer with insurers reasonably satisfactory to Seller and of such types and with such limits as is customary for Persons engaged in the aircraft leasing business provided that the minimum amount of such insurances shall not be less than five hundred million Dollars ($500,000,000).

12.  TERMINATION

12.1 Grounds for Termination

     This Agreement may be terminated at any time prior to the Closing:

     12.1.1 by mutual written agreement of Seller and Buyer; or

     12.1.2 by either Seller or Buyer, if the Closing shall not have been consummated on or before the Backstop Date; or

     12.1.3 by either Seller or Buyer, if consummation of the transactions contemplated by this Agreement would violate any nonappealable, final order, decree or judgment of any Governmental Authority having competent jurisdiction and such violation would have a material adverse effect on Seller (or any of its Affiliates) or Buyer (or any of its Affiliates)(as applicable);

     12.1.4 by Seller, if the Closing does not take place on November 30, 2006 (or such later date contemplated by this Agreement) solely on account of (a) a Financing Brach or (b) a wilful failure by Buyer to fulfil a condition to the performance of the obligations of Seller set forth in this Agreement; or

     12.1.5 by Buyer, if the Closing does not take place on November 30, 2006 (or such later date contemplated by this Agreement) solely on account of a wilful failure by Seller to fulfil a condition to the performance of the obligations of Buyer set forth in this Agreement.

     The party desiring to terminate this Agreement pursuant to Clauses 12.1.2,
     12.1.3 or 12.1.4 shall give notice of that termination to the other party; provided that, if the failure to satisfy any condition to closing set forth in Clause 10 should result from (a) the wilful failure of any party to fulfil a condition to the performance of the obligations of that party to consummate the Closing, or (b) a wilful failure to perform a covenant of this Agreement or breach by any party hereto of any representation, warranty, covenant or agreement contained herein, such party shall not be permitted to terminate this Agreement pursuant to Clause 12.1.2.

12.2 Effect of Termination

     If this Agreement is terminated as permitted by Clause 12.1 or Clause 13.9, that termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of that party) to the other party to this Agreement; provided that if that termination shall result from the wilful (a) failure of either party to fulfil a condition to the performance of the obligations of the other party, (b) failure to perform a covenant of this Agreement or
     (c) breach by either party to this Agreement of any representation or warranty or agreement contained in this Agreement, that party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of that failure or breach. Without limiting the foregoing, in the event of (i) a Financing Breach by Buyer or (ii) a willful breach by Buyer that results in a termination of this Agreement as contemplated by the proviso in the previous sentence, as liquidated damages, and not as a penalty, Seller shall, without any further action of any party, be entitled to $50,000,000 of the equity commitment contemplated by the Equity Commitment Letters, which amount is (or within three (3) Business Days after the date hereof, will be), either deposited in cash or available for drawing under the letters of credit provided to Buyer as contemplated by the Equity Commitment Letters (it being understood that in the case of a Financing Breach that is not the result of or related to a wilful breach of this Agreement by Buyer, the foregoing amount of liquidated damages shall be Seller's sole and exclusive remedy in relation to such Financing Breach). The provisions of (a) the second sentence of Clause 5.2.1, (b) Clause 7.3, (c) this Clause 12.2, and (d) Clause 13 shall survive any termination of this Agreement.

13.  MISCELLANEOUS

13.1 Notices

     All notices, requests and other communications to any party under this Agreement shall be in writing and shall be given or sent by facsimile transmission (electronically confirmed), delivered in person, mailed by first class registered or certified mail, postage prepaid, or sent by Federal Express or other overnight courier of national reputation, if to Seller, to:

     GATX Financial Corporation
     c/o GATX Corporation
     Law Department
     500 West Monroe Street
     Chicago, Illinois 60661-3676

     Attention:     General Counsel
     Facsimile No.: +1 312 621 6637

     if to Buyer, to:

     Macquarie Aircraft Leasing Limited
     c/o Macquarie Bank Limited,
     1 Martin Place, Sydney NSW

     Attention:     Mr. Matthew Chapman
     Facsimile No.: +612 8232 3347

     or any other address or facsimile number as that party may specify after the date of this Agreement for this purpose by notice to the other parties to this Agreement. All of those notices, requests and other communications shall be deemed received on the date of receipt by its recipient if received prior to 5 p.m. in the place of receipt and that day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

13.2 Amendments and Waivers

     13.2.1 Any provision of this Agreement may be amended or waived if, but only if, that amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     13.2.2 No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver nor shall any single or partial exercise preclude any other or further exercise or the exercise of any other right, power or privilege.

     13.2.3 Buyer shall not agree to any amendment to, or any waiver of the rights of Buyer or any obligations of any counterparty to Buyer under, any Commitment Letter without Seller's prior written consent, if such amendment or waiver would materially and adversely impact Buyer's ability to pay the Purchase Price or otherwise consummate the transactions contemplated hereby.

13.3 Successors and Assigns

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns; PROVIDED THAT no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party to this Agreement, except that Buyer may assign its rights hereunder, in whole or in part, to an Affiliate prior to the Closing or for the purpose of securing any financing of the transactions contemplated hereby, but no such assignment shall affect any obligations of Buyer under this Agreement.

13.4 Governing Law

     This Agreement shall be governed exclusively by and construed exclusively in accordance with the laws of the State of New York.

13.5 Jurisdiction

     13.5.1 Each party hereto irrevocably and unconditionally consents to personal jurisdiction in the State of New York and voluntarily submits to the jurisdiction of the courts of the State of New York located in the City of New York in any action or proceeding with respect to this Agreement, including the federal district courts located in the City of New York, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any actions, suit or proceeding relating thereto except in such courts). Each party acknowledges that
          (a) state and federal courts of New York are courts of competent jurisdiction and (b) any judgments rendered by such courts are fully enforceable in Ireland in accordance with their terms. Each party hereby waives any and all defenses based upon Irish conflict of law principles, public policy or natural or substantial justice.

     13.5.2 Process in any suit, action or proceeding described in the preceding paragraph may be served on any party anywhere in the world, whether within or without the jurisdiction of any court identified in the preceding paragraph. Without limiting the foregoing, each party agrees that service of process on such party as provided in Clause 13.5.1 shall be deemed effective service of process on such party. In addition, Buyer hereby irrevocably appoints Macquarie Securities (USA) Inc. with offices at 125 West 55th Street, New York City, New York 10019 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Buyer waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Buyer represents and warrants that such agent has agreed to act as Buyer's agent for service of process, and Buyer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

13.6 Counterparts; Effectiveness; No Third-Party Beneficiaries

     This Agreement may be signed in any number of counterparts (including via fax or .pdf), each of which shall be an original, with the same effect as if the signatures to those pages were upon the same instrument. This Agreement shall become effective when each party to this Agreement shall have received a counterpart of this Agreement signed by the other party to this Agreement. Until and unless each party has received a counterpart of this Agreement signed by the other party to this Agreement, this Agreement shall have no effect and no party shall have any right or obligation under this Agreement (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities under this Agreement upon any Person other than the parties to this Agreement and their respective successors and assigns.

13.7 Entire Agreement

     This Agreement, the Schedules, Seller's Closing Documents, Other Selling Parties' Closing Documents, Buyer's Closing Documents, Exhibits, the Confidentiality Agreement and the Transition Services Agreement constitute the entire agreement between the parties with respect to their subject matter, and those agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to their subject matter.

13.8 Severability

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

13.9 Revised Schedules

     Seller may revise any of the Schedules to reflect any event that is not expressly prohibited by this Agreement and that occurs after the date of this Agreement by delivering a revised relevant Schedule to Buyer at any time and from time to time prior to the Closing Date (or, if applicable, the Deferred Date). Buyer shall have the right to review each revised Schedule for a period of three (3) Business Days after its receipt. At any time within such three (3) Business Day time period, Buyer shall have the right to terminate this Agreement by delivery of a notice to Seller if the revised information does not relate to the Focused Air Arrangements, the Contemplated Arrangements or any Deferred Partnership Asset Owning Entity or Excluded Partnership Asset Owning Entity and would reasonably be expected to result in a Material Adverse Effect. This notice, if given, shall specify the information forming the basis for the decision to terminate. Seller shall have three (3) Business Days after receipt of such notice to review with Buyer the information forming the basis of the decision to terminate and to attempt to agree on corrective measures, if any. If the parties cannot agree on corrective measures with such three (3) Business Day period, then this Agreement shall terminate. After the Closing Date, Seller may continue to revise the Schedules as contemplated by this Clause 13.9 with respect to the Deferred Partnership Asset Owning Entities, but Buyer's rights with respect to such revised Schedules (which shall be exercised in accordance with the procedures set forth in this Clause 13.9) shall be limited only to excluding any Deferred Partnership Asset Owning Entity from the transactions contemplated hereby if any such revised Schedules reveal a breach of the first sentence of Clause 3.5.1 with respect to such Deferred Partnership Asset Owning Entity. If this Agreement is not terminated as permitted by this Clause 13.9, Buyer shall be deemed to have accepted such revisions, and the relevant Schedule attached to this Agreement as of the date of this Agreement shall be deemed to be superseded by the relevant revised Schedule.

13.10 Specific Performance

     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

13.11 Bulk Sales

     Buyer hereby waives compliance by Seller with the provisions of the Applicable Laws of any jurisdiction relating to a bulk sale or transfer of assets that may be applicable to the transfer of the Transferred Specified Ownership Interests or the Additional Assets.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Seller

GATX FINANCIAL CORPORATION


By:
    ---------------------------------
Name: Robert C. Lyons
Title: Vice President and Chief
       Financial Officer


Buyer

MACQUARIE AIRCRAFT LEASING LIMITED


By:
    ---------------------------------
Name: Stephen Cook
Title: Attorney in Fact


By:
    ---------------------------------
Name: Duncan Hogg
Title: Attorney in Fact

                                   SCHEDULE 1

                                    AIRCRAFT

                                     PART 1

                                 OWNED AIRCRAFT

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
737-300 MSN 28870      Make: CFM International,  PP-VPX        G3AC                     G3AC                 Off-lease
                       Inc.
                       Model: CFM56-3C1
                       Engine MSNs: 858576 and
                       858577

737-400 MSN 25095      Make: CFM International,  N754AS        WFB                      Seller               Alaska
                       Inc.
                       Model: CFM-56-3C1
                       Engine MSNs: 857115 and
                       857116

737-400 MSN 25096      Make: CFM International,  N755AS        WFB                      Seller               Alaska
                       Inc.
                       Model: CFM-56-3C1
                       Engine MSNs: 857150 and
                       857151

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
737-800 MSN 32359      Make: CFM International,  PR-GOJ        USEB Aircraft Ltd.       Jackson Leasing      GOL Transportes Aereos
                       Inc.                                                             Limited              Ltda.
                       Model: CFM56-7B24
                       Engine MSNs: 889751 and
                       888760

737-800 MSN 32360      Make: CFM International,  PR-GOK        USEB Aircraft Ltd.       Jackson Leasing      GOL Transportes Aereos
                       Inc.                                                             Limited              Ltda.
                       Model: CFM56-7B24
                       Engine MSNs: 888849 and
                       888850

737-800 MSN 32361      Make: CFM International,  PK-GEE        USEB Aircraft Ltd.       Geary Leasing        PT (Persero) Perusahaan
                       Inc.                                                             Limited              Penerbangan Garuda
                       Model: CFM56-7B26                                                                     Indonesia (known as
                       Engine MSNs: 888878 and                                                               Garuda Indonesia)
                       888880

737-800 MSN 32362      Make: CFM International,  OK-TVB        USEB Aircraft Ltd.       Jackson Leasing      Travel Service a.s.
                       Inc.                                                             Limited
                       Model: CFM56-7B26
                       Engine MSNs: 888930 and
                       888932

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
737-800 MSN 32363      Make: CFM International,  PK-GEF        USEB Aircraft Ltd.       Jackson Leasing      PT (Persero) Perusahaan
                       Inc. Model: CFM56-7B26                                           Corporation          Penerbangan Garuda
                       Engine MSNs: 889941 and                                                               Indonesia (known as
                       888959                                                                                Garuda Indonesia)

737-800 MSN 32364      Make: CFM International,  EI-CXV        USEB Aircraft Ltd.       Jackson Leasing      MIAT
                       Inc. Model: CFM56-7B26                                           Limited              (Mongolian Airlines)
                       Engine MSNs: 890116 and
                       890117

737-800 MSN 32365      Make: CFM International,  TC-SUG        USEB Aircraft Ltd.       Jackson Leasing      Gunes Ekspres Havacilik
                       Inc. Model: CFM56-7B26                                           Limited              A.S. (doing business as
                       Engine MSNs: 890197 and                                                               Sun Express Airlines)
                       890210

737-800 MSN 32366      Make: CFM International,  TC-SUH        USEB Aircraft Ltd.       Kearny Leasing       Gunes Ekspres Havacilik
                       Inc. Model: CFM56-7B26                                           Limited              A.S. (doing business as
                       Engine MSNs: 891261 and                                                               Sun Express Airlines)
                       891255

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
737-800 MSN 32367      Make: CFM International,  TC-SUI        USEB Aircraft Ltd.       Jackson Leasing      Gunes Ekspres Havacilik
                       Inc. Model: CFM56-7B26                                           Limited              A.S. (doing business as
                       Engine MSNs: 891285 and                                                               Sun Express Airlines)
                       891298

737-800 MSN 32368      Make: CFM International,  TC-SUJ        USEB Aircraft Ltd.       Jackson Leasing      Gunes Ekspres Havacilik
                       Inc. Model: CFM56-7B26                                           Limited              A.S. (doing business as
                       Engine MSNs: 891374 and                                                               Sun Express Airlines)
                       891376

757-200 MSN 27971      Make: Rolls Royce         N514AT        US Bank, N.A.            G3AC                 ATA
                       Model: RB211-535E4
                       Engine MSNs: 31391 and
                       31392

A300B4F MSN 126        Make/Model: GE CF6-50C2   TC-MNN        G3AC                     G3AC                 MNG Havayollari Ve
                       Engine MSNs: 528196 and                                                               Tasimacilik Anonim
                       528204                                                                                Sirketi

A320-200 MSN 1504      Make: CFM International,  D-ALTE        Irving Leasing           G3AC                 LTU Lufttransport-
                       Inc. Model: CFM 56-5B4/P                (Ireland) Ltd.                                Unternehmen GmbH
                       Engine MSNs: 575204 and
                       575205

A320-200 MSN 1553      Make: CFM International,  D-ALTF        Irving Leasing           G3AC                 LTU Lufttransport-
                       Inc. Model:                             (Ireland)

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
                       CFM 56-5B4/P                            Ltd.                                          Unternehmen GmbH
                       Engine MSNs: 575231 and
                       575240

A320-200 MSN 1667      Make: CFM International,  CS-TMW        EFG Aircraft             O'Farrell Leasing    Transportes Aereos
                       Inc. Model: CFM 56-5B4/P                Limited                  Limited              Portugueses S.A. (doing
                       Engine MSNs: 575316 and                                                               business as TAP
                       575317                                                                                Portugal)

A320-200 MSN 1692      Make: CFM International,  F-GRSN        EFG Aircraft             O'Farrell Leasing    Societe de Transport
                       Inc. Model: CFM 56-5B4/P                Holdings Ltd.            Limited              Aerien Regional (doing
                       Engine MSNs: 575328 and                                                               business as Star
                       575329                                                                                Europe)

                                                                                                             This Aircraft is
                                                                                                             currently subject to a
                                                                                                             "subject and
                                                                                                             subordinate" dry
                                                                                                             sub-lease with Star
                                                                                                             Europe's affiliates,
                                                                                                             Agaircom GmbH

                                                                                                             A letter of intent has
                                                                                                             been signed for the
                                                                                                             re-lease this Aircraft
                                                                                                             to TAM-Linhas Aereas
                                                                                                             S.A.

A320-200 MSN 1769      Make: CFM International,  EC-JDK        EFG Aircraft             O'Farrell Leasing    Vueling Airlines, S.A.
                       Inc. Model: CFM 56-5B4/P                Holdings Ltd.            Limited

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
                       Engine MSNs: 575394
                       and 575395

A320-200 MSN 1787      Make: CFM                 OO-TCJ        EFG Aircraft             O'Farrell Leasing    Thomas Cook Airlines
                       International, Inc.                     Holdings Ltd.            Limited              Belgium N.V.
                       Model: CFM 56-5B4/P
                       Engine MSNs: 575410
                       and 575411

A320-200 MSN 1799      Make: CFM                 CS-TNM        EFGA Aircraft Ltd.       O'Farrell Leasing    Transportes Aereos
                       International, Inc.                                              Limited              Portugueses S.A.
                       Model: CFM 56-5B4/P                                                                   (doing business as
                       Engine MSNs: 575423                                                                   TAP Portugal)
                       and 575425

A320-200 MSN 1816      Make: CFM                 CS-TNN        EFGB Aircraft Ltd.       O'Farrell Leasing    Transportes Aereos
                       International, Inc.                                              Limited              Portugueses S.A.
                       Model: CFM 56-5B4/P                                                                   (doing business as
                       Engine MSNs: 575437                                                                   TAP Portugal)
                       and 575439

A320-200 MSN 1852      Make: CFM                 I-EEZC        EFG Aircraft             O'Farrell Leasing    Eurofly S.p.A.
                       International, Inc.                     (Ireland) Ltd.           Limited
                       Model: CFM 56-5B4/P
                       Engine MSNs: 575465
                       and 575468

A320-200 MSN 1920      Make: CFM                 I-EEZD        EFG Aircraft             O'Farrell Leasing    Eurofly S.p.A.
                       International, Inc.                     (Ireland) Ltd.           Limited
                       Model: CFM
                       56-5B4/Pengine

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
                       MSNs: 575530 and 575531

A320-200 MSN 1937      Make: CFM                 I-EEZE        EFG Aircraft             O'Farrell Leasing    Eurofly S.p.A.
                       International, Inc.                     (Ireland) Ltd.           Limited
                       Model: CFM 56-5B4/P
                       Engine MSNs: 575542
                       and 575543

A320-200 MSN 1975      Make: CFM                 OO-TCI        EFG Aircraft             O'Farrell Leasing    Thomas Cook Airlines
                       International, Inc.                     Holdings Ltd.            Limited              Belgium N.V.
                       Model: CFM 56-5B4/P
                       Engine MSNs: 575574
                       and 575575

A320-200 MSN 2014      Make: IAE                 HC-CDY        EFG Aircraft             O'Farrell Leasing    TAME - Linea Aerea
                       Model: V2527E-A5                        Holdings Ltd.            Limited              del Ecuador
                       Engine MSNs: V11468
                       and V11470

A320-200 MSN 2044      Make: IAE                 HC-CDZ        EFG Aircraft             O'Farrell Leasing    TAME - Linea Aerea
                       Model: V2527E-A5                        Holdings Ltd.            Limited              del Ecuador
                       Engine MSNs: V11494
                       and V11491

A320-200 MSN 2167      Make: IAE                 PH-MPF        EFG Aircraft             O'Farrell Leasing    Martinair Holland
                       Model: IAE V2527-A5                     Holdings Ltd.            Limited              N.V.
                       Engine MSNs: V11631
                       and V11628

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
A320-200 MSN 2178      Make: CFM                 CS-TNP        EFGC Aircraft Ltd.       O'Farrell Leasing    Transportes Aereos
                       International, Inc.                                              Limited              Portugueses S.A.
                       Model: CFM56-5B4/P                                                                    (doing business as
                       Engine MSNs: 575773                                                                   TAP Portugal)
                       and 575774

A320-200 MSN 2204      Make: IAE                 9V-TAA        EFG Aircraft             O'Farrell Leasing    Tiger
                       Model: IAE V2527-A5                     Holdings Ltd.            Limited
                       Engine MSNs: V11672
                       and V11674

A320-200 MSN 2804      Make: IAE                 LZ-MDM        Post Street              Post Street          Air Via o.o.d.
                       Model: IAE V2527-A5                     Aviation Ltd.            Aviation Ltd.
                       Engine MSNs: V12301
                       and V12303

A321-100 MSN 1511      Make: IAE                 HL-7703       Divisadero Leasing       Divisadero Leasing   Asiana Airlines, Inc.
                       Model: IAE V2530-A5                     Ltd.                     Ltd.
                       Engine MSNs: V11013
                       and V10978

A321-200 MSN 855       Make: IAE                 TC-FBT        Post Street              Post Street          Hurkus Havayolu
                       Model: IAE V2533-A5                     Aviation Ltd.            Aviation Ltd.        Tasimacilik Ve
                       Engine MSNs: V10386                                                                   Ticaret SA (doing
                       and V10384                                                                            business as Free
                                                                                                             Bird Airlines)

A321-200 MSN 1629      Make: CFM                 D-ALSA        EFG Aircraft             O'Farrell Leasing    LTU
                       International, Inc.                     (Ireland) Ltd.           Corporation          Lufttransport-
                       Model: CFM56-5B3/P                                                                    Unternehmen GmbH

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
                       Engine MSNs: 575294
                       and 575297

ERJ-145-ER MSN 145096  Make: Allison (Rolls      N805HK        G3AC                     G3AC                 Trans States
                       Royce Corporation)                                                                    Airlines, Inc.
                       Model: AE3007A
                       Engine MSNs: CAE
                       310146 and CAE 310148

MD-83 MSN 49788        Make: Pratt & Whitney     PK-LMK        G3AC                     G3AC                 PT Lion Mentari
                       Model: JT8D-219
                       Engine MSNs: 725441
                       and 725447

                                     PART 2

                              PARTNERSHIP AIRCRAFT

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
737-300 MSN 23574      Make: CFM International,  N14336        WFB                      Caljet               Continental Airlines,
                       Inc.                                                                                  Inc.
                       Model: CFM 56-3B-1
                       Engine MSNs: 720280 and
                       721399

737-300 MSN 23575      Make: CFM International,  N14337        WFB                      Caljet               Continental Airlines,
                       Inc.                                                                                  Inc.
                       Model: CFM 56-3B-1
                       Engine MSNs: 720354 and
                       721720

737-300 MSN 23576      Make: CFM International,  N59338        WFB                      Caljet               Continental Airlines,
                       Inc.                                                                                  Inc.
                       Model: CFM 56-3B-1
                       Engine MSNs: 720910 and
                       721660

737-300 MSN 23579      Make: CFM International,  N14341        WFB                      Caljet               Continental Airlines,
                       Inc.                                                                                  Inc.
                       Model: CFM 56-3B-1
                       Engine MSNs: 721568 and
                       721729

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
737-300 MSN 23580      Make: CFM International,  N14342        WFB                      Caljet               Continental Airlines,
                       Inc.                                                                                  Inc.
                       Model: CFM 56-3B-1
                       Engine MSNs: 721717 and
                       720334

737-300 MSN 23581      Make: CFM International,  N39343        WFB                      Caljet               Continental Airlines,
                       Inc.                                                                                  Inc.
                       Model: CFM 56-3B-1
                       Engine MSNs: 720911 and
                       720248

737-300 MSN 23582      Make: CFM International,  N17344        WFB                      Caljet               Continental Airlines,
                       Inc.                                                                                  Inc.
                       Model: CFM 56-3B-1
                       Engine MSNs: 720409 and
                       721758

737-300 MSN 23583      Make: CFM International,  N17345        WFB                      Caljet               Continental Airlines,
                       Inc.                                                                                  Inc.
                       Model: CFM 56-3B-1
                       Engine MSNs: 720604 and
                       721767

737-700 MSN 32423      Make: CFM International,  G-EZKB        Valley Leasing           Valley Leasing       easyJet Airline
                       Inc.                                    Limited                  Limited              Company Limited
                       Model: CFM56-7B20
                       Engine MSNs: 891682 and
                       890685

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
737-800 MSN 28821      Make: CFM International,  D-ABBL        GATX 737-800             GATX 737-800         Air Berlin GmbH & Co.
                       Inc.                                    Partners, B.V.           Partners, LDC        Luftverkehrs KG
                       Model: CFM56-5B3P
                       Engine MSNs: 874448 and
                       874182

737-800 MSN 28822      Make: CFM International,  TC-SUL        GATX 737-800             GATX 737-800         Gunes Ekspres
                       Inc.                                    Partners, LDC            Partners, LDC        Havacilik A.S. (doing
                       Model: CFM56-72B7                                                                     business as Sun
                       Engine MSNs: 875624 and                                                               Express Airlines)
                       874477

737-800 MSN 28823      Make: CFM International,  D-ABBM        GATX 737-800             GATX 737-800         Air Berlin GmbH & Co.
                       Inc.                                    Partners, B.V.           Partners, LDC        Luftverkehrs KG
                       Model: CFM56-7B26
                       Engine MSNs: 875509 and
                       874490

737-800 MSN 28824      Make: CFM International,  F-GRNB        GATX 737-800             GATX 737-800         SpiceJet Limited
                       Inc.                                    Partners, B.V.           Partners, LDC        (formerly known as
                       Model: CFM56-7B26                                                                     Royal Airways Limited)
                       Engine MSNs: 875520 and
                       874498

737-800 MSN 28825      Make: CFM International,  D-ABBR        GATX 737-800             GATX 737-800         Air Berlin GmbH & Co.
                       Inc.                                    Partners, B.V.           Partners, LDC        Luftverkehrs KG
                       Model: CFM56-7B27
                       Engine MSNs: 875530 and
                       875533

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
737-800 MSN 28826      Make: CFM International,  TC-SUM        GATX 737-800             GATX 737-800         Gunes Ekspres
                       Inc.                                    Partners, LDC            Partners, LDC        Havacilik A.S. (doing
                       Model: CFM56-7B27                                                                     business as Sun
                       Engine MSNs: 874635 and                                                               Express Airlines)
                       875492

737-800 MSN 28827      Make: CFM International,  F-GRND        GATX 737-800             GATX 737-800         SpiceJet Limited
                       Inc.                                    Partners, B.V.           Partners, LDC        (formerly known as
                       Model: CFM56-7B26                                                                     Royal Airways Limited)
                       Engine MSNs: 876212 and
                       876201

737-800 MSN 28828      Make: CFM International   ZS-SJC        Alameda Leasing          Alameda Leasing      South African Airways
                       S.A.                                    Limited                  Limited              (Proprietary) Limited
                       Model: CFM56-7B27
                       Engine MSNs: 876390 and
                       876391

737-800 MSN 28829      Make: CFM International   ZS-SJD        Alameda Leasing          Alameda Leasing      South African Airways
                       S.A.                                    Limited                  Limited              (Proprietary) Limited
                       Model: CFM56-7B27
                       Engine MSNs: 876423 and
                       876424

737-800 MSN 28830      Make: CFM International   ZS-SJE        Alameda Leasing          Alameda Leasing      South African Airways
                       S.A.                                    Limited                  Limited              (Proprietary) Limited
                       Model: CFM56-7B27
                       Engine MSNs: 876599 and
                       876596

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
737-800 MSN 29248      Make: CFM International,  ZS-SJA        Tehama Leasing           Tehama Leasing       South African Airways
                       Inc.                                    Limited                  Limited              (Proprietary) Limited
                       Model: CFM56-7B27
                       Engine MSNs: 877375 and
                       876396

737-800 MSN 29249      Make: CFM International,  ZS-SJB        Union Leasing            Union Leasing        South African Airways
                       Inc.                                    Limited                  Limited              (Proprietary) Limited
                       Model: CFM56-7B27
                       Engine MSNs: 877567 and
                       877568

737-800 MSN 30006      Make: CFM International   ZS-SJF        Buchanan Leasing         Buchanan Leasing     South African Airways
                       S.A.                                    Limited                  Limited              (Proprietary) Limited
                       Model: CFM56-7B27
                       Engine MSNs: 877632 and
                       876638

737-800 MSN 30007      Make: CFM International   ZS-SJI        Buchanan Leasing         Buchanan Leasing     South African Airways
                       S.A.                                    Limited                  Limited              (Proprietary) Limited
                       Model: CFM56-7B27
                       Engine MSNs: 889146 and
                       889147

737-800 MSN 30476      Make: CFM International   ZS-SJM        Buchanan Leasing         Buchanan Leasing     South African Airways
                       S.A.                                    Limited                  Limited              (Proprietary) Limited
                       Model: CFM56-7B27
                       Engine MSNs: 889240 and
                       889241

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
737-800 MSN 30477      Make: CFM International,  PP-VSB        GATX 737NG               GATX 737NG           Off-lease. A letter of
                       Inc.                                    Partners, Limited        Partners, Limited    intent has been signed
                       Model: CFM56-7B24                                                                     for the re-lease this
                       Engine MSNs: 888625 and                                                               Aircraft to GOL
                       888618                                                                                Transportes Aereos
                                                                                                             Ltda.

737-800 MSN 30478      Make: CFM International,  TC-SKC        GATX 737NG               GATX 737NG           Sik-Ay Hava
                       Inc.                                    Partners, Limited        Partners, Limited    Tasimacilik A.S.
                       Model: CFM56-7B26                                                                     (doing business as Sky
                       Engine MSNs: 888661 and                                                               Airlines)
                       888663

737-800 MSN 30567      Make: CFM International   ZS-SJJ        Clement Leasing          Clement Leasing      South African Airways
                       S.A.                                    Limited                  Limited              (Proprietary) Limited
                       Model: CFM56-7B27
                       Engine MSNs: 889177 and
                       889178

737-800 MSN 30568      Make: CFM International,  EC-JRL        GATX 737-800             GATX 737-800         Futura International
                       Inc.                                    Partners III, B.V.       Partners III, Ltd.   Airways, S.A.
                       Model: CFM56-7B26
                       Engine MSNs: 889245 and
                       888250

737-800 MSN 30569      Make: CFM International,  ZS-SJN        Clement Leasing          GATX 737-800         South African Airways
                       S.A.                                    Limited                  Partners III, Ltd.   (Proprietary) Limited
                       Model: CFM56-7B27
                       Engine MSNs: 888362 and
                       888368

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
737-800 MSN 30570      Make: CFM International,  D-ABBA        GATX 737-800             GATX 737-800         Air Berlin GmbH & Co.
                       Inc.                                    Partners III, B.V.       Partners III, B.V.   Luftverkehrs KG
                       Model: CFM56-7B27
                       Engine MSNs: 888423 and
                       888424

737-800 MSN 30571      Make: CFM International,  PP-VSA        GATX 737-800             GATX 737-800         Off-lease. A letter of
                       Inc.                                    Partners III, B.V.       Partners III, Ltd.   intent has been signed
                       Model: CFM56-7B24                                                                     for the re-lease this
                       Engine MSNs: 889535 and                                                               Aircraft to GOL
                       889563                                                                                Transportes Aereos
                                                                                                             Ltda.

757-200 MSN 25240      Make: Rolls-Royce         TF-ARI        Buckingham               Buckingham           Excel Airways Ltd.
                       Model: RB211-535E4                      Partners LDC             Partners LDC
                       Engine MSNs: 30805 and
                       30810

757-200 MSN 28718      Make: Rolls-Royce         G-FCLD        Dresdner Kleinwort       Jet Leasing LDC      Thomas Cook Airlines
                       Model: RB211-535E4-37                   Wasserstein                                   UK Limited
                       Engine MSNs: 31471 and                  December (12) Ltd.
                       31466

A319-100 MSN 2010      Make: CFM International,  N-912FR       WFB                      Alster & Thames      Frontier Airlines, Inc.
                       Inc.                                                             Partners (USA) LLC
                       Model: CFM56-5B5-P
                       Engine MSNs: 575629 and
                       575630

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
A320-200 MSN 189       Make: CFM International,  F-OHFR        GATX/CL Air              GATX/CL Air          Volare S.p.A.
                       Inc.                                    (Ireland) Ltd.           Leasing
                       Model: CFM56-5A3                                                 Cooperative
                       Engine MSNs: 731348 and                                          Association
                       731780

A320-200 MSN 190       Make: CFM International,  F-OHFU        GATX/CL Air              GATX/CL Air          Volare S.p.A.
                       Inc.                                    (Ireland) Ltd.           Leasing
                       Model: CFM56-5A3                                                 Cooperative
                       Engine MSNs: 731798 and                                          Association
                       731797

A320-200 MSN 590       Make: CFM International,  S7-ASA        Blue Dragon              Blue Dragon          Vietnam Airlines
                       Inc.                                    Aircraft Limited         Aircraft Limited     Corporation
                       Model: CFM56-5B4
                       Engine MSNs: 779184 and
                       779185

A320-200 MSN 594       Make: CFM International,  S7-ASB        Blue Dragon              Blue Dragon          Vietnam Airlines
                       Inc.                                    Aircraft Limited         Aircraft Limited     Corporation
                       Model: CFM56-5B4
                       Engine MSNs: 779195 and
                       779196

A320-200 MSN 601       Make: CFM International,  S7-ASC        Blue Dragon              Blue Dragon          Vietnam Airlines
                       Inc.                                    Aircraft Limited         Aircraft Limited     Corporation
                       Model: CFM56-5B4
                       Engine MSNs: 779204 and
                       779206

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
A320-200 MSN 605       Make: CFM International,  S7-ASD        Blue Dragon              Blue Dragon          Vietnam Airlines
                       Inc.                                    Aircraft Limited         Aircraft Limited     Corporation
                       Model: CFM56-5B4
                       Engine MSNs: 779207 and
                       779211

A320-200 MSN 653       Make: CFM International,  F-GRSD        GATX/CL Air N.V.         GATX/CL Air          Societe de Transport
                       Inc.                                                             Leasing              Aerien Regional (doing
                       Model: CFM56-5B4/P                                               Cooperative          business as Star
                       Engine MSNs: 779242 and                                          Association          Europe)
                       779246

A321-200 MSN 771       Make: IAE                 TC-FBG        GMR Aviation             GMR Aviation         Hurkus Havayolu
                       Model: IAE V2533A5                      Partners Ltd.            Partners Ltd.        Tasimacilik Ve Ticaret
                       Engine MSNs: V10296 and                                                               SA (doing business as
                       V10298                                                                                Free Bird Airlines)

A320-200 MSN 657       Make: CFM International,  F-GRSE        GATX/CL Air N.V.         GATX/CL Air          Societe de Transport
                       Inc.                                                             Leasing              Aerien Regional (doing
                       Model: CFM56-5B4/P                                               Cooperative          business as Star
                       Engine MSNs: 779253 and                                          Association          Europe)
                       779254

A321-200 MSN 674       Make: CFM International,  OK-CEC        DGVR Alpha               GATX A321            Ceske Aeroline, as
                       Inc.                                    Mobilien-                Partners, LDC        (Czech Airlines j.s.c.)
                       Model: CFM56-5B3/P                      Verwaltungsgesellschaft
                       Engine MSNs: 779275 and                 mbH & Co. Wega
                       779325                                  Vermietungs KG

         (1)                      (2)                 (3)                (4)                    (5)                    (6)
   AIRCRAFT MODEL/       ENGINE MAKE, MODEL &      AIRCRAFT
 MANUFACTURER SERIAL      MANUFACTURER SERIAL    REGISTRATION
        NUMBER                  NUMBERS              MARK            TITLE HOLDER              OWNER                  LESSEE
---------------------  ------------------------  ------------  -----------------------  -------------------  -----------------------
A321-200 MSN 675       Make: CFM International,  F-OHGU        DGVR Alpha               GATX A321            Alia - the Royal
                       Inc.                                    Mobilien-                Partners, LDC        Jordanian Airline Plc
                       Model: CFM56-5B3/P                      Verwaltungsgesellschaft
                       Engine MSNs: 779278 and                 mbH & Co. Watra
                       779661                                  Vermietungs KG

A321-200 MSN 684       Make: CFM International,  OK-CED        DGVR FACTA               GATX A321            Ceske Aeroline, as
                       Inc.                                    Mobilien-                Partners, LDC        (Czech Airlines j.s.c.)
                       Model: CFM56-5B3/P                      Verwaltungsgesellschaft
                       Engine MSNs: 779274 and                 mbH & Co.
                       779326                                  Vermietungs KG

A321-200 MSN 761       Make: CFM International,  F-GTAF        DGVR FACTA               GATX A321            Alia - the Royal
                       Inc.                                    Mobilien-                Partners, LDC        Jordanian Airline Plc
                       Model: CFM56-5B3/P                      Verwaltungsgesellschaft
                       Engine MSNs: 779277 and                 mbH & Co.
                       779269                                  Vermietungs KG

A321-200 MSN 808       Make: CFM International,  F-GUAA        GATX A321 Partners       GATX A321 Partners   Aigle Azur Transports
                       Inc.                                    LDC                      LDC                  Aeriens, SAS
                       Model: CFM56-5B3/P
                       Engine MSNs: 779365 and
                       779366

A321-200 MSN 823       Make: CFM International,  F-HBAB        GATX A321 Partners       GATX A321 Partners   Aigle Azur Transports
                       Inc.                                    LDC                      LDC                  Aeriens, SAS
                       Model: CFM56-5B3/P
                       Engine MSNs: 779374 and
                       779373

                                   SCHEDULE 2

                               OWNERSHIP INTERESTS

                                     PART 1

                       WHOLLY OWNED ASSET OWNING ENTITIES

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                   OWNERSHIP INTEREST
                                                             JURISDICTION OF  (EXCLUDING INDEBTEDNESS OWED  OWNERS AND OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT    TO GATX RETAINED ENTITIES)        PERCENTAGES
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
Divisadero Leasing (Ireland)       A company incorporated    Ireland          2 ordinary shares each        G3AC (100%)
Limited                            under the Irish                            having a face value of $1.00
                                   Companies Acts 1963 to
                                   1999 with limited
                                   liability

Divisadero Leasing Ltd.            An exempted company       Cayman Islands   12 ordinary shares each       G3AC (100%)
                                   incorporated in the                        having a face value of $1.00
                                   Cayman Islands with
                                   limited liability

GATX Air (France) S.A.R.L.         A French "societe a       France           100 ordinary shares each      G3AC (100%)
                                   responsabilite limitee                     having a face value of $1.00
                                   associe unique"

GATX Air Leasing, Inc.             A corporation organized   Delaware         1,000 ordinary shares each    GFC (100%)
                                   and existing under the                     having a face value of $1.00
                                   General Corporation Law
                                   of the State of Delaware

GATX Airparts LLC                  A limited liability       Delaware         No paid in capital            G3AC (100%)
                                   company formed under the
                                   Delaware                                   Indebtedness owed to GATX

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                   OWNERSHIP INTEREST
                                                             JURISDICTION OF  (EXCLUDING INDEBTEDNESS OWED  OWNERS AND OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT    TO GATX RETAINED ENTITIES)        PERCENTAGES
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                   Limited Liability Act                      Retained Entities.

GATX/Caljet Corp.                  A corporation organized   Delaware         1,000 ordinary shares each    G3AC (100%)
                                   and existing under the                     having a face value of $1.00
                                   General Corporation Law
                                   of the State of Delaware

Geary Capital (France) S.A.R.L.    A French "societe a       France           100 ordinary shares each      G3AC (100%)
                                   responsabilite limitee                     having a face value of $1.00
                                   associe unique"

Geary Leasing Limited              An exempted company       Cayman Islands   12 ordinary shares each       G3AC (100%)
                                   incorporated in the                        having a face value of $1.00
                                   Cayman Islands with
                                   limited liability

Harrison Leasing Corporation       A corporation organized   Delaware         1,000 ordinary shares each    G3AC (100%)
                                   and existing under the                     having a face value of $1.00
                                   General Corporation Law
                                   of the State of Delaware

Huntsmen Corporation               A corporation organized   Delaware         1,000 ordinary shares each    Seller (100%)
                                   and existing under the                     having a face value of $1.00
                                   General Corporation Law
                                   of the State of Delaware

Irving Leasing (Ireland) Limited   A company incorporated    Ireland          2 ordinary shares each        Seller (100%)
                                   under the Irish                            having a
                                   Companies Acts 1963

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                   OWNERSHIP INTEREST
                                                             JURISDICTION OF  (EXCLUDING INDEBTEDNESS OWED  OWNERS AND OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT    TO GATX RETAINED ENTITIES)        PERCENTAGES
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                   to 1969 with limited                       face value of $1.00
                                   liability

Jackson Leasing Corporation        A corporation organized   Delaware         1,000 ordinary shares each    G3AC (100%)
                                   and existing under the                     having a face value of $0.01
                                   General Corporation Law
                                   of the State of Delaware

Jackson Leasing (Cyprus) Limited   A company incorporated    Cyprus           1,000 ordinary shares each    G3AC (100%)
                                   under the Companies Law                    having a face value of
                                   Cap. 113 of Cyprus with                    Cyprus Pounds 1.00
                                   limited liability

Jackson Leasing (Ireland) Limited  A company incorporated    Ireland          1 ordinary share each having  G3AC (100%)
                                   under the Irish                            a face value of $1.00
                                   Companies Acts 1963 to
                                   1969 with limited
                                   liability

Jackson Leasing Limited            An exempted company       Cayman Islands   2 ordinary shares each        G3AC (100%)
                                   incorporated in the                        having a face value of $1.00
                                   Cayman Islands with
                                   limited liability

Kearny Leasing Limited             An exempted company       Cayman Islands   2 ordinary shares each        G3AC (100%)
                                   incorporated in the                        having a face value of $1.00
                                   Cayman Islands with
                                   limited liability

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                   OWNERSHIP INTEREST
                                                             JURISDICTION OF  (EXCLUDING INDEBTEDNESS OWED  OWNERS AND OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT    TO GATX RETAINED ENTITIES)        PERCENTAGES
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
O'Farrell Leasing Corporation      A corporation organized   Delaware         1,000 ordinary shares each    G3AC (100%)
                                   and existing under the                     having a face value of $0.01
                                   General Corporation Law
                                   of the State of Delaware

O'Farrell Leasing (Cyprus)         A company incorporated    Cyprus           1,000 ordinary shares each    G3AC (100%)
Limited                            under the Companies Law                    having a face value of
                                   Cap. 113 of Cyprus with                    Cyprus Pounds 1.00
                                   limited liability

O'Farrell Leasing (Holdings) Ltd.  An exempted company       Cayman Islands   1 ordinary share each having  G3AC (100%)
                                   incorporated in the                        a face value of $1.00
                                   Cayman Islands with
                                   limited liability

O'Farrell Leasing (Ireland)        A company incorporated    Ireland          1 ordinary share each having  G3AC (100%)
Limited                            under the Irish                            a face value of $1.00
                                   Companies Acts 1963 to
                                   1969 with limited
                                   liability

O'Farrell Leasing Limited          An exempted company       Cayman Islands   1 ordinary share each having  O'Farrell Leasing
                                   incorporated in the                        a face value of $1.00         (Holdings) Limited
                                   Cayman Islands with                                                      (100%)
                                   limited liability

Post Street Aviation Ltd.          An exempted company       Cayman Islands   12 ordinary shares each       Seller (100%)
                                   incorporated in the                        having a face value of $1.00
                                   Cayman Islands with
                                   limited liability

Post Street Leasing Ltd.           A company incorporated    Ireland          2 ordinary shares each        Post Street Aviation
                                   under the Irish                            having a                      Ltd. (100%)
                                   companies Acts 1963

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                   OWNERSHIP INTEREST
                                                             JURISDICTION OF  (EXCLUDING INDEBTEDNESS OWED  OWNERS AND OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT    TO GATX RETAINED ENTITIES)        PERCENTAGES
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                   to 1969 with limited                       face value of Irish pounds
                                   liability                                  1.00

Stanyan Leasing Corporation        A corporation organized   Delaware         1,000 ordinary shares each    G3AC (100%)
                                   and existing under the                     having a face value of $0.01
                                   General Corporation Law
                                   of the State of Delaware

West Portal Leasing Limited        An exempted company       Cayman Islands   4 ordinary shares each        G3AC (100%) - 4
                                   incorporated in the                        having a face value of $1.00  ordinary shares
                                   Cayman Islands with
                                   limited liability

                                     PART 2

                        PARTNERSHIP ASSET OWNING ENTITIES

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                     RESPECTIVE
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST        OWNERSHIP INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
737 PARTNERS #1

GATX 737-800 Partners, LDC         An exempted limited       Cayman Islands   49,408,591 ordinary shares    G3AC (25.1%) -
                                   duration company                           each having a face value of   12,401,549 ordinary
                                   incorporated in The                        $1.00                         shares and 25.1% of
                                   Cayman Islands with                                                      outstanding JV
                                   limited liability                          JV Indebtedness               Indebtedness of GATX
                                                                                                            737-800 Partners,
                                                                                                            LDC

                                                                                                            Rokko Corporate
                                                                                                            Company Limited
                                                                                                            (Guernsey Trust
                                                                                                            which holds shares:
                                                                                                            Mertom Trust) (25%)
                                                                                                            - 12,352,151
                                                                                                            ordinary shares and
                                                                                                            25% of outstanding
                                                                                                            JV Indebtedness of
                                                                                                            GATX 737-800
                                                                                                            Partners, LDC

                                                                                                            Lombard North
                                                                                                            Central PLC (20%) -
                                                                                                            9,881,722 ordinary
                                                                                                            shares and 20% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness of GATX
                                                                                                            737-800 Partners,
                                                                                                            LDC

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                     RESPECTIVE
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST        OWNERSHIP INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                                                                                            Heller Financial,
                                                                                                            Inc. (19.9%) -
                                                                                                            9,832,311 ordinary
                                                                                                            shares and 19.9% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness of GATX
                                                                                                            737-800 Partners,
                                                                                                            LDC

                                                                                                            Bank of America
                                                                                                            Leasing & Capital
                                                                                                            LLC (10%) -
                                                                                                            4,940,858 ordinary
                                                                                                            shares and 10% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness of GATX
                                                                                                            737-800 Partners,
                                                                                                            LDC

GATX 737-800 Partners B.V.         A private company with    Netherlands      400,000 ordinary shares each  G3AC (25.1%) -
                                   limited liability                          having a face value of Dutch  100,400 ordinary
                                                                              Guilders 0.10                 shares

                                                                                                            Rokko Corporate
                                                                                                            Company Limited
                                                                                                            (Guernsey Trust
                                                                                                            which holds shares:
                                                                                                            Mertom Trust) (25%)
                                                                                                            - 100,000 ordinary
                                                                                                            shares

                                                                                                            Lombard North
                                                                                                            Central PLC (20%) -
                                                                                                            80,000 ordinary
                                                                                                            shares

                                                                                                            Heller Financial,
                                                                                                            Inc. (19.9%) -

                                                                                                            79,600 ordinary
                                                                                                            shares

                                                                                                            Bank of America
                                                                                                            Leasing &

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                     RESPECTIVE
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST        OWNERSHIP INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                                                                                            Capital LLC (10%) -
                                                                                                            40,000 ordinary
                                                                                                            shares

Alameda Leasing Limited            An exempted company       Cayman Islands   2 ordinary shares each        GATX 737-800
                                   incorporated in the                        having a face value of $1.00  Partners LDC (100%)
                                   Cayman Islands with
                                   limited liability

737 PARTNERS #2

GATX 737NG Partners, Limited       An exempted company       Cayman Islands   100 ordinary shares each      G3AC (30%) - 30
                                   incorporated in the                        having a face value of $1.00  ordinary shares and
                                   Cayman Islands with                                                      30% of outstanding
                                   limited liability                          JV Indebtedness               JV Indebtedness

                                                                                                            Rokko Corporate
                                                                                                            Company Limited
                                                                                                            (Guernsey Trust
                                                                                                            which holds shares:
                                                                                                            Mertom Trust) (25%)
                                                                                                            - 25 ordinary shares
                                                                                                            and 25% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness

                                                                                                            Heller Financial,
                                                                                                            Inc.
                                                                                                            (25%) - 25 ordinary
                                                                                                            shares
                                                                                                            and 25% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness

                                                                                                            Lombard North
                                                                                                            Central PLC (20%)

Buchanan Leasing Limited           An exempted company       Cayman Islands   2 ordinary shares each        GATX 737NG Partners,
                                   incorporated in the                        having a face value of $1.00  Limited (100%)
                                   Cayman

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                RESPECTIVE OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST             INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                   Islands with limited
                                   liability

737 PARTNERS #3

GATX 737-800 Partners III,         An exempted company       Cayman Islands   1,432,135 ordinary shares     G3AC (26%) - 372,355
Limited                            incorporated in the                        each having a face value of   ordinary shares and
                                   Cayman Islands with                        $1.00                         26% of outstanding
                                   limited liability                                                        JV Indebtedness
                                                                              JV Indebtedness
                                                                                                            Heller International
                                                                                                            Group, Inc. (25%) -
                                                                                                            358,034 ordinary
                                                                                                            shares and 25% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness

                                                                                                            Royal Bank Leasing
                                                                                                            Limited
                                                                                                            (24.5%) - 350,873
                                                                                                            ordinary shares and
                                                                                                            24.5% of outstanding
                                                                                                            JV Indebtedness

                                                                                                            Halifax PLC (24.5%)
                                                                                                            - 350,873 ordinary
                                                                                                            shares and 24.5% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness

GATX 737-800 Partners III, B.V.    A private company with    Netherlands      400,000 ordinary shares each  G3AC (26%) - 104,000
                                   limited liability                          having a face value of E0.05  ordinary shares

                                                                                                            Heller Financial, Inc.
                                                                                                            (25%) - 100,000
                                                                                                            ordinary shares

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                RESPECTIVE OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST             INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                                                                                            Royal Bank Leasing
                                                                                                            Limited (24.5%) -
                                                                                                            98,000 ordinary
                                                                                                            shares

                                                                                                            Halifax plc (24.5%)
                                                                                                            - 98,000 ordinary
                                                                                                            shares

Clement Leasing Limited            An exempted company       Cayman Islands   2 ordinary shares each        GATX 737-800
                                   incorporated in the                        having a face value of $1.00  Partners III,
                                   Cayman Islands with                                                      Limited (100%)
                                   limited liability

757 PARTNERS

Jet Leasing LDC                    An exempted limited       Cayman Islands   18 ordinary shares each       G3AC (50%) - 9
                                   duration company                           having a face value of $1.00  ordinary shares
                                   incorporated in The
                                   Cayman Islands with                        JV Indebtedness               Heller Financial,
                                   limited liability                                                        Inc. (50%) - 9
                                                                                                            ordinary shares

GATX 757 Partners LDC              An exempted limited       Cayman Islands   18 ordinary shares each       Jet Leasing LDC
                                   duration company                           having a face value of $1.00  (94.4%) - 17
                                   incorporated in The                                                      ordinary shares
                                   Cayman Islands with
                                   limited liability                                                        Seller (5.6%) (held
                                                                                                            as trustee for Jet
                                                                                                            Leasing LDC) - 1
                                                                                                            ordinary share

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                RESPECTIVE OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST             INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
A321 PARTNERS

GATX A321 Partners, LDC            An exempted limited       Cayman Islands   4,000 Class A ordinary        G3AC (27.25%) -
                                   duration company                           shares and 6,000 Class B      1,090 Class A
                                   incorporated in The                        ordinary shares               ordinary shares,
                                   Cayman Islands with                                                      1,635 Class B
                                   limited liability                          JV Indebtedness               ordinary shares, and
                                                                                                            27.25% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness of GATX
                                                                                                            A321 Partners, LDC

                                                                                                            Calyon Corporate and
                                                                                                            Investment Bank
                                                                                                            (formerly Credit
                                                                                                            Lyonnais) (27.25%) -
                                                                                                            1,090 Class A
                                                                                                            ordinary shares,
                                                                                                            1,635 Class B
                                                                                                            ordinary shares, and
                                                                                                            27.25% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness of GATX
                                                                                                            A321 Partners, LDC

                                                                                                            CBP A321 Limited
                                                                                                            (27.25%) Heller
                                                                                                            Financial, Inc.
                                                                                                            (18.25%) - 730 Class
                                                                                                            A ordinary shares,
                                                                                                            1,095 Class B
                                                                                                            ordinary shares and
                                                                                                            18.25% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness of GATX
                                                                                                            A321 Partners, LDC

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                RESPECTIVE OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST             INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
A321 Partners B.V.                 A private company with    Netherlands      400 ordinary shares each      Seller (27.25%) -
                                   limited liability                          having a face value of Dutch  109 ordinary shares
                                                                              Guilders 100.00
                                                                                                            Calyon Corporate and
                                                                                                            Investment Bank
                                                                                                            (formerly Credit
                                                                                                            Lyonnais) (27.25%) -
                                                                                                            109 ordinary shares

                                                                                                            Sojitz Corporation
                                                                                                            (formerly Nichimen
                                                                                                            Corporation)
                                                                                                            (27.25%) - 109
                                                                                                            ordinary shares

                                                                                                            Heller Financial,
                                                                                                            Inc. (18.25%) - 73
                                                                                                            ordinary shares

A321 Finance Ltd.                  An exempted company       Cayman Islands   2 ordinary shares each        GATX A321 Partners,
                                   incorporated in the                        having a face value of $1.00  LDC (100%)
                                   Cayman Islands with
                                   limited liability

GATX A321 Limited                  A company incorporated    Ireland          1 ordinary share having a     GATX A321 Partners,
                                   under the Irish                            face value of $1.00           LDC (100%)
                                   Companies Acts 1963 to
                                   1969 with limited
                                   liability

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                RESPECTIVE OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST             INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
ALSTER & THAMES PARTNER

Alster & Thames Partners, Ltd.     An exempted company       Cayman Islands   *60 class A ordinary shares   G3AC (25%)
                                   incorporated in the                        each having a face value of   Commonwealth Bank of
                                   Cayman Islands with                        $0.01 per share               Australia ("CBA")
                                   limited liability                                                        (25%) HSH Nordbank
                                                                              *60 class B ordinary shares   AG ("HSH") (50%)
                                                                              each having a face value of
                                                                              $0.01 per share               Note, the above
                                                                                                            represent G3AC's
                                                                              *180 class A preference       CBA's and HSH's
                                                                              shares each having a face     effective ownership
                                                                              value of $0.01 per share      percentages in
                                                                                                            Alster & Thames
                                                                              *180 class B preference       Partners Ltd. This
                                                                              shares each having a face     is represented by
                                                                              value of $0.01 per share      the following:

                                                                              *180 class C preference       G3AC is the holder
                                                                              shares each having a face     of: 30 Class A
                                                                              value of $0.01 per share      ordinary shares
                                                                                                            (50%), 60 Series A
                                                                              *Series A note having an      preference shares
                                                                              original principal amount of  (37.5%), 60 Series B
                                                                              $7,424,414.04                 preference shares
                                                                                                            (37.5%), and 60
                                                                              *Series B note having an      Series C preference
                                                                              original principal amount of  shares (37.5%)
                                                                              $7,417,156.09
                                                                                                            CBA is the holder
                                                                              *Series C note having an      of: 30 Class A
                                                                              original principal amount of  ordinary shares
                                                                              $7,811,625.92                 (50%), the Series A
                                                                                                            note (100%), the
                                                                                                            Series B note
                                                                                                            (100%), and the
                                                                                                            Series C note (100%)

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                RESPECTIVE OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST             INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                                                                                            HSH is the holder
                                                                                                            of: 60 Class B
                                                                                                            ordinary shares
                                                                                                            (100%) 100 Series A
                                                                                                            preference shares
                                                                                                            (62.5%), 100 Series
                                                                                                            B preference shares
                                                                                                            (62.5%), and 100
                                                                                                            Series C preference
                                                                                                            shares (62.5%)

Alster & Thames Partners (USA)     A limited liability       Delaware         *Paid in capital of $1.20     G3AC (25%)
LLC                                company formed under the                                                 Commonwealth Bank of
                                   Delaware Limited                           *G3AC member note             Australia 25% HSH
                                   Liability Act                                                            Nordbank AG (50%)
                                                                              *CBA member note              [Note, the above
                                                                                                            represent G3AC's,
                                                                              *HSH member note              CBA's and HSH's
                                                                                                            effective ownership
                                                                                                            percentages in
                                                                                                            Alster & Thames
                                                                                                            Partners (USA) LLC.
                                                                                                            This is represented
                                                                                                            by the following:
                                                                                                            G3AC is the holder
                                                                                                            of:
                                                                                                            $0.30 paid in
                                                                                                            capital (25%) G3AC
                                                                                                            member note (25% of
                                                                                                            all member notes)

                                                                                                            CBA is the holder
                                                                                                            of: $0.30 paid in
                                                                                                            capital (25%) CBA
                                                                                                            member note (25% of
                                                                                                            all

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                RESPECTIVE OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST             INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                                                                                            member notes)

                                                                                                            HSH is the holder
                                                                                                            of:
                                                                                                            $0.60 paid in
                                                                                                            capital (25%) HSH
                                                                                                            member note (50% of
                                                                                                            all member notes)

Tehama Leasing Limited             An exempted company       Cayman Islands   1 ordinary share having a     Alster & Thames
                                   incorporated in the                        face value of $1.00           Partners, Ltd.
                                   Cayman Islands with                                                      (100%)
                                   limited liability

Union Leasing Limited              An exempted company       Cayman Islands   1 ordinary share having a     Alster & Thames
                                   incorporated in the                        face value of $1.00           Partners, Ltd.
                                   Cayman Islands with                                                      (100%)
                                   limited liability

Valley Leasing Limited             An exempted company       Cayman Islands   1 ordinary share having a     Alster & Thames
                                   incorporated in the                        face value of $1.00           Partners, Ltd.
                                   Cayman Islands with                                                      (100%)
                                   limited liability

BLUE DRAGON

Blue Dragon Aircraft Ltd.          An exempted company       Cayman Islands   310,062 common shares each    G3AC (50%) - 155,031
                                   incorporated in the                        with (a) a par value of       common shares
                                   Cayman Islands with                        $1.00 and (b) a share
                                   limited liability                          premium account equal to      Heller International
                                                                              $99.00                        Group, Inc. (50%) -
                                                                                                            155,031 common
                                                                                                            shares

BUCKINGHAM PARTNERS

Buckingham Partners LDC            An exempted limited       Cayman Islands   3 ordinary shares each        Huntsmen Corporation
                                   duration company                           having a face value of $1.00  (33 1/3%) - 1
                                   incorporated in The                                                      ordinary share and
                                   Cayman Islands with                                                      33 1/3% of
                                   limited                                                                  outstanding JV

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                RESPECTIVE OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST             INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                   liability                                  JV Indebtedness               Indebtedness

                                                                                                            CBP Air Ltd. (66
                                                                                                            2/3%) - 2 ordinary
                                                                                                            shares and 66 2/3%
                                                                                                            of outstanding JV
                                                                                                            Indebtedness

CALJET

Caljet*                            A limited liability       Delaware         Initial paid in capital of    GATX/Caljet Corp.
                                   company formed under the                   $49,140,000                   25% membership
                                   Delaware Limited                                                         interest
                                   Liability Act
                                                                                                            Calfinco, Inc. - 75%
                                                                                                            membership interest

GATX/CL AIR

GATX/CL Air Leasing Cooperative    Cooperative association   Netherlands      1,000 membership shares       GATX Air Leasing,
Association                                                  Antilles                                       Inc. (30%) - 300
                                                                              JV Indebtedness               member shares

                                                                                                            Calyon Corporate and
                                                                                                            Investment Bank
                                                                                                            (formerly Credit
                                                                                                            Lyonnais) (30%) -
                                                                                                            300 member shares

                                                                                                            The Bank of
                                                                                                            Tokyo-Mitsubishi
                                                                                                            UFJ, Ltd. (20%) -
                                                                                                            200 member shares

                                                                                                            Sojitz Corporation
                                                                                                            (formerly Nichimen
                                                                                                            Europe plc) (10%) -
                                                                                                            100 member shares

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                RESPECTIVE OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST             INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                                                                                            Hull 752 Corporation
                                                                                                            (10%) - 100 member
                                                                                                            shares

GATX/CL Air (Ireland) Limited      A company incorporated    Ireland          2,000 ordinary shares each    GATX Air Leasing,
                                   under the Irish                            having a face value of $1.00  Inc. (45%) - 900
                                   Companies Act 1963 to                                                    ordinary shares
                                   1999 with limited
                                   liability                                                                Calyon Corporate and
                                                                                                            Investment Bank
                                                                                                            (formerly Credit
                                                                                                            Lyonnais) (45%) -
                                                                                                            900 ordinary shares

                                                                                                            Hull 752 Corporation
                                                                                                            (10%) - 200 ordinary
                                                                                                            shares

GATX/CL Air Leasing Limited        A company incorporated    Cyprus           1,000 ordinary shares each    GATX Air Leasing,
                                   under the Companies Law                    having a face value of        Inc. (45%) - 450
                                   Cap. 113 of Cyprus with                    Cyprus Pounds 1.00            ordinary shares
                                   limited liability
                                                                                                            Calyon Corporate and
                                                                                                            Investment Bank
                                                                                                            (formerly Credit
                                                                                                            Lyonnais) (45%) -
                                                                                                            450 ordinary shares

                                                                                                            Hull 752 Corporation
                                                                                                            (10%) - 100 ordinary
                                                                                                            shares

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                RESPECTIVE OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST             INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
GATX/CL Air N.V.                   A public company with     Netherlands      1,000 ordinary shares each    GATX Air Leasing,
                                   limited liability                          having a face value of Dutch  Inc. (30%) - 300
                                                                              Guilders 100.00               ordinary shares

                                                                                                            Calyon Corporate and
                                                                                                            Investment Bank
                                                                                                            (formerly Credit
                                                                                                            Lyonnais) (30%) -
                                                                                                            300 ordinary shares

                                                                                                            The Bank of
                                                                                                            Tokyo-Mitsubishi
                                                                                                            UFJ, Ltd. (20%) -
                                                                                                            200 ordinary shares

                                                                                                            Sojitz Corporation
                                                                                                            (formerly Nichimen
                                                                                                            Europe plc) (10%) -
                                                                                                            100 ordinary shares

                                                                                                            Hull 752 Corporation
                                                                                                            (10%) - 100 ordinary
                                                                                                            shares

GMR

GMR Aviation Partners Ltd.         An exempted company       Cayman Islands   12 ordinary shares each       G3AC (50%) - 6
                                   incorporated in the                        having a face value of $1.00  ordinary shares and
                                   Cayman Islands with                                                      50% of outstanding
                                   limited liability                                                        JV Indebtedness

                                                                              JV Indebtedness               Rolls-Royce Aircraft
                                                                                                            Management Limited
                                                                                                            (16.66%) - 2
                                                                                                            ordinary shares and
                                                                                                            16.66% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness

               (1)                            (2)                  (3)                     (4)                       (5)
                                                                                                            OWNERS AND OWNERSHIP
                                                                                                               PERCENTAGES AND
                                                             JURISDICTION OF                                RESPECTIVE OWNERSHIP
               NAME                     TYPE OF ENTITY        ESTABLISHMENT        OWNERSHIP INTEREST             INTERESTS
---------------------------------  ------------------------  ---------------  ----------------------------  --------------------
                                                                                                            Marubeni Aviation
                                                                                                            Services, Ltd.
                                                                                                            (33.33%) - 4
                                                                                                            ordinary shares and
                                                                                                            33.33% of
                                                                                                            outstanding JV
                                                                                                            Indebtedness

GMR Ireland Limited                A company incorporated    Ireland          2 ordinary shares each        GMR Aviation
                                   under the Irish                            having a face value of Irish  Partners, Ltd.
                                   Companies Acts 1963 to                     Pounds 1.00                   (100%)
                                   1990 with limited
                                   liability
OTHERS

Congress Holdings LLC              A limited liability       Delaware         Membership interest           GATX Air Leasing,
                                   company formed under the                                                 Inc. (30%) Hull 752
                                   Delaware Limited                                                         Corporation (10%)
                                   Liability Act                                                            Century Ventures
                                                                                                            2000 N.V. (60%)

Explorator LLC                     A limited liability       Delaware         Membership interest           Congress Holdings
                                   company formed under the                                                 LLC (100%)
                                   Delaware Limited
                                   Liability Act

                                     PART 3

                                  OWNER TRUSTS

     (1)                (2)                             (3)                           (4)
                                                                                 AIRCRAFT MODEL
                                                 TRUST AGREEMENT             MANUFACTURER'S SERIAL
OWNER TRUSTEE       BENEFICIARY                  DATE AND PARTIES                    NUMBER
-------------   ------------------   -------------------------------------   ---------------------
WFB             G3AC                 Trust Agreement (N754AS) among WFB      737-400 MSN 25095
                                     (formerly known as First Security
                                     Bank of Utah, N.A.) and G3AC (as
                                     successor in interest to AT&T Credit
                                     Corporation)

WFB             G3AC                 Trust Agreement (N755AS) among WFB      737-400 MSN 25096
                                     (formerly known as First Security
                                     Bank of Utah, N.A.) and G3AC (as
                                     successor in interest to AT&T Credit
                                     Corporation)

                                     PART 4

                            PARTNERSHIP OWNER TRUSTS

     (1)                (2)                             (3)                           (4)
                                                                                 AIRCRAFT MODEL
                                                 TRUST AGREEMENT             MANUFACTURER'S SERIAL
OWNER TRUSTEE       BENEFICIARY                  DATE AND PARTIES                    NUMBER
-------------   ------------------   -------------------------------------   ---------------------
WFB             Caljet               Trust Agreement dated 21st April 1998   737-300 MSN 23574
                                     (336) among WFB (formerly known as
                                     First Security Bank of Utah, N.A.)
                                     and Caljet

WFB             Caljet               Trust Agreement dated 21st April 1998   737-300 MSN 23575
                                     (337) among WFB (formerly known as
                                     First Security Bank of Utah, N.A.)
                                     and Caljet

WFB             Caljet               Trust Agreement dated 21st April 1998   737-300 MSN 23576
                                     (338) among WFB (formerly known as
                                     First Security Bank of Utah, N.A.)
                                     and Caljet

WFB             Caljet               Trust Agreement dated 21st April 1998   737-300 MSN 23579
                                     (341) among WFB (formerly known as
                                     First Security Bank of Utah, N.A.)
                                     and Caljet

WFB             Caljet               Trust Agreement dated 21st April 1998   737-300 MSN 23580
                                     (342) among WFB (formerly known as
                                     First Security Bank of Utah, N.A.)
                                     and Caljet

WFB             Caljet               Trust Agreement dated 21st April 1998   737-300 MSN 23581
                                     (343) among WFB (formerly known as
                                     First Security Bank of Utah, N.A.)
                                     and Caljet

WFB             Caljet               Trust Agreement dated 21st April 1998   737-300 MSN 23582
                                     (344)

     (1)                (2)                             (3)                           (4)
                                                                                 AIRCRAFT MODEL
                                                 TRUST AGREEMENT             MANUFACTURER'S SERIAL
OWNER TRUSTEE       BENEFICIARY                  DATE AND PARTIES                    NUMBER
-------------   ------------------   -------------------------------------   ---------------------
                                     among WFB (formerly known as First
                                     Security Bank of Utah, N.A.)
                                     and Caljet

WFB             Caljet               Trust Agreement dated 21st April 1998   737-300 MSN 23583
                                     (345) among WFB (formerly known as
                                     First Security Bank of Utah, N.A.)
                                     and Caljet

WFB             Alster & Thames      Trust Agreement dated 22nd September    A319-100 MSN 2010
                Partners (USA) LLC   2003 among WFB and Alster & Thames
                                     Partners (USA) LLC (as successor in
                                     interest to, successively, S.A.L.E.
                                     (USA) Corporation and G3AC)

                                     PART 5

                                   ORPHAN SPCS

            (1)                      (2)                (3)                    (4)                       (5)
                                                                     OWNERSHIP INTEREST TO BE
                                                  JURISDICTION OF    ACQUIRED BY SELLER PRIOR    OWNERS AND OWNERSHIP
            NAME                TYPE OF ENTITY     ESTABLISHMENT           TO CLOSING                PERCENTAGES(1)
---------------------------   -----------------   ---------------   --------------------------   --------------------
EFG Aircraft (Ireland) Ltd.   A company           Ireland           1 ordinary share having a    Seller (100%)
                              incorporated                          face value of $1.00
                              under the Irish
                              Companies Acts
                              1963 to 1999
                              with limited
                              liability

EFG Aircraft Holdings Ltd.    An exempted         Cayman Islands    1,000 ordinary shares each   Seller (100%)
                              company                               having a face value of
                              incorporated in                       $1.00
                              the Cayman
                              Islands with
                              limited liability

(1) Note, as of the date hereof Seller is not the Owner of the specified Ownership Interest in the Orphan SPCs but will acquire ownership thereof at or prior to Closing

            (1)                      (2)                (3)                    (4)                       (5)
                                                                     OWNERSHIP INTEREST TO BE
                                                  JURISDICTION OF    ACQUIRED BY SELLER PRIOR    OWNERS AND OWNERSHIP
            NAME                TYPE OF ENTITY     ESTABLISHMENT           TO CLOSING                PERCENTAGES(1)
---------------------------   -----------------   ---------------   --------------------------   --------------------
EFG Aircraft Ltd.             An exempted         Cayman Islands    1,000 ordinary shares each   Seller (100%)
                              company                               having a face value of
                              incorporated in                       $1.00
                              the Cayman
                              Islands with
                              limited liability

EFGA Aircraft Ltd.            An exempted         Cayman Islands    1,000 ordinary shares each   Seller (100%)
                              company                               having a face value of
                              incorporated in                       $1.00
                              the Cayman
                              Islands with
                              limited liability

EFGB Aircraft Ltd.            An exempted         Cayman Islands    1,000 ordinary shares each   Seller (100%)
                              company                               having a face value of
                              incorporated in                       $1.00
                              the Cayman
                              Islands with
                              limited liability

EFGC Aircraft Ltd.            An exempted         Cayman Islands    1,000 ordinary shares each   Seller (100%)
                              company                               having a face value of
                              incorporated in                       $1.00
                              the Cayman
                              Islands with
                              limited liability

            (1)                      (2)                (3)                    (4)                       (5)
                                                                     OWNERSHIP INTEREST TO BE
                                                  JURISDICTION OF    ACQUIRED BY SELLER PRIOR    OWNERS AND OWNERSHIP
            NAME                TYPE OF ENTITY     ESTABLISHMENT           TO CLOSING                PERCENTAGES(1)
---------------------------   -----------------   ---------------   --------------------------   --------------------
USEB Aircraft Ltd.            An exempted         Cayman Islands    1,000 ordinary shares each   Seller (100%)
                              company                               having a face value of
                              incorporated in                       $1.00
                              the Cayman
                              Islands with
                              limited liability

                                   SCHEDULE 3

                              CONSENTS AND ACTIONS

     Financier Consents and other Actions - Wholly Owned Aircraft

1. ATA Aircraft Financier's consent to and the accomplishment of (a) the release of GATX Retained Entity Obligations under the ATA Aircraft Financing Documents and the assumption of such obligations by Buyer, and
     (b) the amendment of the ATA Aircraft Financing Documents to replace all references to GATX Retained Entities with references to Buyer (provided always that this paragraph shall be deemed deleted from this Schedule if the Indebtedness pursuant to the ATA Aircraft Financing Documents is repaid in full at or prior to Closing).

FINANCIER CONSENTS AND OTHER ACTIONS - JV AIRCRAFT

2.

     (a) Ex-Im 2001 Financiers' consent to and the accomplishment of (a) the release of all GATX Retained Entity Obligations under the Ex-Im 2001 Financing Documents relating to 737 Partners #1 and the assumption of such obligations by Buyer, (b) the amendment of the Ex-Im 2001 Financing Documents relating to 737 Partners #1 to replace all references to GATX Retained Entities with references to Buyer, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the 737 Partners #1 JV Management Agreements (provided always that this paragraph shall be deemed deleted from this Schedule if Seller is at any time no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in 737 Partners #1 pursuant to this Agreement).

     (b) Ex-Im 2001 Financiers' consent to and the accomplishment of (a) the release of all GATX Retained Entity Obligations under the Ex-Im 2001 Financing Documents relating to 737 Partners #2 and the assumption of such obligations by Buyer, (b) the amendment of the Ex-Im 2001 Financing Documents relating to 737 Partners #2 to replace all references to GATX Retained Entities with references to Buyer, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the 737 Partners #2 JV Management Agreements (provided always that this paragraph shall be deemed deleted from this Schedule if Seller is at any time no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in 737 Partners #2 pursuant to this Agreement).

     (c) Ex-Im 2001 Financiers' consent to and the accomplishment of (a) the release of all GATX Retained Entity Obligations under the Ex-Im 2001 Financing Documents relating to 737 Partners #3 and the assumption of such obligations by Buyer, (b) the amendment of the Ex-Im 2001 Financing Documents relating to 737 Partners #3 to replace all references to GATX Retained Entities with references to Buyer, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the 737 Partners #3 JV Management Agreements

          (provided always that this paragraph shall be deemed deleted from this Schedule if Seller is at any time no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in 737 Partners #3 pursuant to this Agreement).

3. KfW's consent to and the accomplishment of (a) the amendment of the A321 Loan Documents to replace all references to GATX Retained Entities with references to Buyer, and (b) the novation by Seller to Buyer of Seller's rights and obligations under the A321 Partners JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if Seller is at any time no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in A321 Partners pursuant to this Agreement).

4. KfW's consent to and the accomplishment of (a) the release of all GATX Retained Entity Obligations under the GMR Financing Documents and the assumption of such obligations by Buyer, (b) the amendment of the GMR Financing Documents to replace all references to GATX Retained Entities with references to Buyer, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the GMR JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if Seller is at any time no longer obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in GMR pursuant to this Agreement). (*)

5. A321 GTL Lessors' consent to and the accomplishment of (a) the release of all of Seller's obligations under the A321 GTL Documents and the assumption of such obligations by Buyer, and (b) the amendment of the A321 GTL Documents to replace all references to GATX Retained Entities with references to Buyer (provided always that this paragraph shall be deemed deleted from this Schedule if Seller is at any time no longer obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in A321 Partners pursuant to this Agreement). (*)

6. The assignment by Seller in favor of Buyer of all of Seller's rights under those of the GATX/CL Air GTL Documents relating to A320-200 msn 657 to which Seller is a party.

7. UK Lessor's consent to and the accomplishment of (a) the release of all of Seller's obligations under the UK Lease Documents and the assumption of such obligations by Buyer, and (b) the amendment of the UK Lease Documents to replace all references to Seller with references to Buyer (provided always that this paragraph shall be deemed deleted from this Schedule if Seller is at any time no longer obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in 757 Partners pursuant to this Agreement). (*)

SERVICING AGREEMENT CONSENTS AND OTHER ACTIONS

8. EAST's consent to and the accomplishment of the novation by Seller to Buyer of the EAST Management Agreement. (*)

JV MEMBER CONSENTS AND OTHER ACTIONS

9. JV Members of 737 Partners #1's consent to and the accomplishment of (a) the transfer by G3AC to Buyer of G3AC's Ownership Interest in 737 Partners #1, (b) the novation by G3AC to Buyer of G3AC's rights and obligations under the 737 Partners #1 JV Member Documents, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the 737 Partners #1 JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if at any time Seller is no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in 737 Partners #1 pursuant to this Agreement).

10. JV Members of 737 Partners #2's consent to and the accomplishment of (a) the transfer by G3AC to Buyer of G3AC's Ownership Interest in 737 Partners #2, (b) the novation by G3AC to Buyer of G3AC's rights and obligations under the 737 Partners #2 JV Member Documents, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the 737 Partners #2 JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if at any time Seller is no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in 737 Partners #2).

11. JV Members of 737 Partners #3's consent to and the accomplishment of (a) the transfer by G3AC to Buyer of G3AC's Ownership Interest in 737 Partners #3, (b) the novation by G3AC to Buyer of G3AC's rights and obligations under the 737 Partners #3 JV Member Documents, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the 737 Partners #3 JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if at any time Seller is no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in 737 Partners #2 pursuant to this Agreement).

12. JV Members of A321 Partners' consent to and the accomplishment of (a) the transfer by G3AC to Buyer of G3AC's Ownership Interest in A321 Partners,
     (b) the novation by G3AC to Buyer of G3AC's rights and obligations under the A321 Partners JV Member Documents, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the A321 Partners JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if at any time Seller is no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in A321 Partners pursuant to this Agreement).

13. JV Members of ATP's consent to and the accomplishment of (a) the transfer by G3AC to Buyer of G3AC's Ownership Interest in ATP, (b) the novation by G3AC to Buyer of G3AC's rights and obligations under the ATP JV Member Documents, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the ATP JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if at any time Seller is no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in ATP pursuant to this Agreement).

14. JV Members of Blue Dragon's consent to and the accomplishment of (a) the transfer by G3AC to Buyer of G3AC's Ownership Interest in Blue Dragon, (b) the novation by G3AC to Buyer of G3AC's rights and obligations under the Blue Dragon JV Member

     Documents, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the Blue Dragon JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if at any time Seller is no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in Blue Dragon pursuant to this Agreement (including by application of Clause 7.1.3)).

15. JV Members of Buckingham's consent to and the accomplishment of (a) the novation by G3AC to Buyer of G3AC's rights and obligations under the Buckingham JV Member Documents, and (b) the novation by Seller to Buyer of Seller's rights and obligations under the Buckingham JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if at any time Seller is no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in Buckingham pursuant to this Agreement).

16. JV Members of GMR's consent to and the accomplishment of (a) the transfer by G3AC to Buyer of G3AC's Ownership Interest in GMR, (b) the novation by G3AC to Buyer of G3AC's rights and obligations under the GMR JV Member Documents, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the GMR JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if at any time Seller is no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in GMR pursuant to this Agreement).

17. JV Members of 757 Partners' consent to and the accomplishment of (a) the transfer by G3AC to Buyer of G3AC's Ownership Interest in 757 Partners, (b) the novation by G3AC to Buyer of G3AC's rights and obligations under the 757 JV Member Documents, and (c) the novation by Seller to Buyer of Seller's rights and obligations under the 757 Partners JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if at any time Seller is no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in 757 Partners pursuant to this Agreement).

18. JV Members of GATX/CL Air's consent to and the accomplishment of (a) the novation by G3AC to Buyer of G3AC's rights and obligations under the GATX/CL Air JV Member Documents, and (b) the novation by Seller to Buyer of Seller's rights and obligations under the GATX/CL Air JV Management Agreement (provided always that this paragraph shall be deemed deleted from this Schedule if at any time Seller is no longer obligated to sell and Buyer is no longer obligated to buy Seller's Ownership Interest in GATX/CL Air pursuant to this Agreement).

19. The waiver by Continental Airlines, Inc.'s right to require that the Caljet JV Management Agreement be terminated upon transfer by G3AC to Buyer of G3AC's Ownership Interest in GATX/Caljet Corp.

AIRCRAFT PURCHASE AGREEMENT CONSENTS AND OTHER ACTIONS

20. Boeing's consent to and the accomplishment of (a) the assignment by Seller and Jet in favor of Buyer of Seller's and Jet's rights under the GFC Boeing Purchase Agreement, (b) the release by Boeing of the guarantee given by GFC in favor of Boeing in connection with the GFC Boeing Purchase Agreement, and (c) the issue by Buyer of a new guarantee in favor of Boeing in substantially the same form. (*)

21. Boeing's consent to and the accomplishment of (i) the release by Boeing of the guarantees given by GFC in favor of Boeing in connection with the 737 Partners Boeing Purchase Agreements, and (ii) the issue by Buyer of new guarantees in favor of Boeing in substantially the same forms. (*)

22. Airbus's consent to and the accomplishment of the assignment by Seller in favor of Buyer of Seller's rights under the Airbus Purchase Agreement.

TECHNICAL AGREEMENTS CONSENTS AND OTHER ACTIONS

23. GEES's consent to and the accomplishment of the novation by Seller in favour of Buyer of Seller's rights and obligations under the MCPH Agreement. (**)

24. GEES' consent to and the accomplishment of the novation by G3AC in favour of ATP of G3AC's rights and obligations under the MCPH Letter Agreement.

25. The consent of GEES and the concerned Lessees to and the accomplishment of the novation by Seller in favour of Buyer of Seller's rights and obligations under the MCPH Sub-Agreements. (**)

26. IAE's consent to and the accomplishment of the novation by Seller in favour of Buyer of Seller's rights and obligations under the FH Agreement.

27. Honeywell's consent to and the accomplishment of the novation by Seller in favour of Buyer of Seller's rights and obligations under the MS Agreements. (**)

LEASE AGREEMENT CONSENTS AND ACTIONS

28. Transfer by Seller to a Permitted Transferee (for the purposes of respectively the Lease of the Alaska Aircraft and the ATA Aircraft) of Seller's Ownership Interest in and to the Alaska Aircraft and the ATA Aircraft and the Leases of such Aircraft.

29. The consent of Tiger to and the accomplishment of (a) the release by Tiger of the letter of comfort given by Seller in favour of Tiger in connection with O'Farrell Leasing Corporation's lease to Tiger of A320-200 manufacturer's serial numbers 2204, and (b) the issue by Buyer of a new letter of comfort in favour of Tiger in substantially the same form. (*)

30. The consent of Eurofly S.p.A. ("Eurofly") to and the accomplishment of (a) the release by Eurofly of the guarantees given by GATX Third Aircraft in favour of Eurofly in connection with O'Farrell Leasing (Ireland) Ltd.'s lease to Eurofly of A320-200s manufacturer's serial numbers 1852, 1920 and 1937, and (b) the issue by Buyer of new guarantees in favour of Eurofly in substantially the same forms. (*)

31. The consent of Thomas Cook Belgium N.V. ("TCB") to and the accomplishment of (a) the release by TCB of the guarantees and indemnities given by Seller in favour of TCB in connection with O'Farrell Leasing (Ireland) Ltd.'s lease to TCB of A320-200s manufacturer's serial numbers 1787 and 1975, and (b) the issue by Buyer of new guarantees in favour of TCB in substantially the same forms. (*)

32. The consent of Societe de Transport Aerien Regional ("STAR") to and the accomplishment of (a) the release by STAR of the letter of comfort given by Seller in favour of STAR in connection with O'Farrell Leasing Corporation's lease to STAR of A320-200 manufacturer's serial numbers 1692, and (b) the issue by Buyer of a new letter of comfort in favour of STAR in substantially the same form. (*)

OTHER CONSENTS AND ACTIONS

33. The consent of CFM International, Inc. to and the accomplishment of the novation by Seller to Buyer of Seller's rights and obligations under CFMI General Terms Agreement No. 6-13409 dated 8 November 1996 between CFM International, Inc. and Seller (the "CFM GTA").

34. The consent of International Aero Engines AG to and the accomplishment of the novation by Seller to Buyer of Seller's rights and obligations under the Support Contract dated 29 May 2003 between International Aero Engines AG and Seller (the "IAE GTA").

                                   SCHEDULE 4

                                      LIENS

LIENS WITH RESPECT TO WHOLLY OWNED AIRCRAFT

1. Liens over the ATA Aircraft and the ATA Aircraft Lease Documents Aircraft, in each case in favour of the ATA Financier under ATA Aircraft Financing Documents.

2. Liens over the Alaska Aircraft and Lease Documents relating to such Aircraft, in each case in favor of the Alaska Financiers' under the Alaska Financing Documents.

LIENS WITH RESPECT TO JV AIRCRAFT

3. Liens over Ex-Im 2001 Financed Aircraft and Lease Documents relating to such Aircraft, in each case in favour of Ex-Im 2001 Financiers under Ex-Im 2001 Financing Documents.

4. Liens over A321 Loan Aircraft and Lease Documents relating to such Aircraft, in each case in favour of KfW (or NordLB as trustee for KfW) under A321 Loan Documents.

5. Liens over the GMR Aircraft and Lease Documents relating to such Aircraft, in each case in favour of KfW under GMR Financing Documents.

6. Liens over A321 GTL Aircraft and Lease Documents relating to such Aircraft, in each case in favour of A321 GTL Lessors under A321 GTL Documents.

7. Liens over GATX/CL Air GTL Aircraft and Lease Documents relating to such Aircraft, in each case in favour of GATX/CL Air GTL Lessors under GATX/CL Air GTL Documents.

8. Liens over the UK Lease Aircraft and Lease Documents relating to such Aircraft, in each case in favour of UK Lessor under the UK Lease Documents.

9. Liens over the Caljet Aircraft and Lease Documents relating to such Aircraft, in each case in favor of Caljet Financiers under the Caljet Financing Documents.

10. Claims asserted by Eurocontrol against B737-800 manufacturer's serial numbers 30568 for unpaid navigation charges incurred by Air Horizons SAS, a previous Lessee of such Aircraft, in respect of the operation of such Aircraft.

LIENS WITH RESPECT TO JVS

11. Liens over the Ownership Interest of Buyer or Buyer's Affiliates in 737 Partners pursuant to 737 Partners JV Member Documents.

12. Liens over the Ownership Interest of Buyer or Buyer's Affiliates in A321 Partners pursuant to A321 Partners JV Member Documents.

13. Liens over the Ownership Interest of Buyer or Buyer's Affiliates in ATP pursuant to ATP JV Member Documents.

14. Liens over the Ownership Interest of Buyer or Buyer's Affiliates in Blue Dragon pursuant to Blue Dragon JV Member Documents.

15. Liens over the Ownership Interest of Buyer or Buyer's Affiliates in Buckingham pursuant to Buckingham JV Member Documents.

16. Liens over the Ownership Interest of Buyer or Buyer's Affiliates in GMR pursuant to GMR JV Member Documents.

17. Liens over the Ownership Interest of Buyer or Buyer's Affiliates in 757 Partners pursuant to 757 Partners JV Member Documents.

18. Liens over the Ownership Interest of Buyer or Buyer's Affiliates in GATX/CL Air pursuant to GATX/CL Air JV Member Documents.

                                   SCHEDULE 5

                   MATERIAL CONTRACTS AND DESIGNATED CONTRACTS

                                     PART 1

                               MATERIAL CONTRACTS

1. The Ex-Im 2001 Financing Documents relating to 737 Partners #1 (provided that such documents shall not be Material Contracts if (a) the Indebtedness pursuant to such documents has been repaid in full prior to or at Closing or, if applicable, the Deferred Date on which Seller's Ownership Interest in 737 Partners #1 is sold to Buyer hereunder, or (b) Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in 737 Partners #1 pursuant to this Agreement).

2. The Ex-Im 2001 Financing Documents relating to 737 Partners #2 (provided that such documents shall not be Material Contracts if (a) the Indebtedness pursuant to such documents has been repaid in full prior to or at Closing or, if applicable, the Deferred Date on which Seller's Ownership Interest in 737 Partners #2 is sold to Buyer hereunder, or (b) Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in 737 Partners #2 pursuant to this Agreement).

3. The Ex-Im 2001 Financing Documents relating to 737 Partners #3 (provided that such documents shall not be Material Contracts if (a) the Indebtedness pursuant to such documents has been repaid in full prior to or at Closing or, if applicable, the Deferred Date on which Seller's Ownership Interest in 737 Partners #3 is sold to Buyer hereunder, or (b) Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in 737 Partners #3 pursuant to this Agreement).

4. The A321 Loan Documents (provided that such documents shall not be Material Contracts if (a) the Indebtedness pursuant to such documents has been repaid in full prior to or at Closing or, if applicable, the Deferred Date on which Seller's Ownership Interest in A321 Partners is sold to Buyer hereunder, or (b) Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in A321 Partners pursuant to this Agreement).

5. The GMR Financing Documents (provided that such documents shall not be Material Contracts if (a) the Indebtedness pursuant to such documents has been repaid in full prior to or at Closing or, if applicable, the Deferred Date on which Seller's Ownership Interest in GMR is sold to Buyer hereunder, or (b) Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in GMR pursuant to this Agreement).

6. The A321 GTL Documents (provided that such documents shall not be Material Contracts if (a) the Indebtedness pursuant to such documents has been repaid in full prior to or at Closing or, if applicable, the Deferred Date on which Seller's Ownership Interest in A321 Partners is sold to Buyer hereunder, or (b) Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in A321 Partners pursuant to this Agreement).

7. The UK Lease Documents (provided that such documents shall not be Material Contracts if (a) the Indebtedness pursuant to such documents has been repaid in full prior to or at Closing or, if applicable, the Deferred Date on which Seller's Ownership Interest in 757 Partners is sold to Buyer hereunder, or (b) Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in 757 Partners pursuant to this Agreement).

8.   The Airbus Purchase Agreements.

9.   The MCPH Agreement.

10.  The MCPH Letter Agreement.

11.  The following agreements:

     - the Maintenance Cost Per Hour Engine Management Agreement dated 27 October 2005 between PT (Persero) Perusahaan Penerbangan Garuda Indonesia (known as Garuda Indonesia) and Seller relating to CFM International, Inc. Model: CFM56-7B26 Engines with serial numbers 888878, 888880, 889941 and 888959.

     - the Maintenance Cost Per Hour Engine Management Agreement dated 30 June 2002 between MIAT (Mongolian Airlines) and Seller relating to CFM International, Inc. Model: CFM56-7B26 Engines with serial numbers 890116 and 890117.

     - the Maintenance Cost Per Hour Engine Management Agreement dated 3 June 2004 (as amended) between Air Berlin GmbH & Co. Luftverkehrs KG and Seller relating to CFM International, Inc. Model: CFM56-7B26 Engines with serial numbers 874448, 874182, 875509, 874490, 875530 and 875533.

     - the Maintenance Cost Per Hour Engine Management Agreement dated 21 April 2005 between SpiceJet Limited (formerly known as Royal Airways Limited) and Seller relating to CFM International, Inc. Model:
          CFM56-7B26 Engines with serial numbers 875520, 874498, 876212 and 876201.

     - the Maintenance Cost Per Hour Engine Management Agreement dated 4 April 2006 between Futura International Airways, S.A. and Seller relating to CFM International, Inc. Model: CFM56-7B26 Engines with serial numbers 889245 and 888250.

     - the Maintenance Cost Per Hour Engine Management Agreement dated 4 October 2002 between Gunes Ekspres Havacilik A.S. (doing business as Sun Express Airlines) and Seller relating to CFM International, Inc.
          Model: CFM56-7B26 Engines with serial numbers 890197, 890210, 891261, 891255, 891285, 891298, 891374 and 891376.

12.  The MS Agreements.

13. The 737 Partners #1 JV Member Documents and JV Management Agreement (provided that such documents shall not be Material Contracts if Seller is not obligated to sell and

     Buyer is not obligated to buy Seller's Ownership Interest in 737 Partners #1 pursuant to this Agreement).

14. The 737 Partners #2 JV Member Documents and JV Management Agreement (provided that such documents shall not be Material Contracts if Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in 737 Partners #2 pursuant to this Agreement).

15. The 737 Partners #3 JV Member Documents and JV Management Agreement (provided that such documents shall not be Material Contracts if Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in 737 Partners #2 pursuant to this Agreement).

16. The A321 Partners JV Member Documents and JV Management Agreement (provided that such documents shall not be Material Contracts if Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in A321 Partners pursuant to this Agreement).

17. The ATP JV Member Documents and JV Management Agreement (provided that such documents shall not be Material Contracts if Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in ATP pursuant to this Agreement).

18. The Blue Dragon JV Member Documents and JV Management Agreement (provided that such documents shall not be Material Contracts if Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in 737 Partners #1 pursuant to this Agreement (including by application of Clause 7.1.3)).

19. The Buckingham JV Member Documents and JV Management Agreement (provided that such documents shall not be Material Contracts if Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in Buckingham pursuant to this Agreement).

20. The GMR JV Member Documents and JV Management Agreement (provided that such documents shall not be Material Contracts if Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in GMR pursuant to this Agreement).

21. The 757 JV Member Documents and JV Management Agreement (provided that such documents shall not be Material Contracts if Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in 757 Partners pursuant to this Agreement).

22. The GATX/CL Air JV Member Documents and JV Management Agreement (provided that such documents shall not be Material Contracts if Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in GATX/CL Air pursuant to this Agreement).

23.  The Caljet JV Member Documents.

24.  The CFM GTA and the IAE GTA.

                                     PART 2

                              DESIGNATED CONTRACTS

25. The GFC Boeing Purchase Agreement and the guarantee of Seller given in respect thereof.

26. The 737 Partners Boeing Purchase Agreements and the partial guarantees of Seller given in respect thereof.

27.  The FH Agreement. (*)

28.  The Caljet JV Management Agreement.

29. The GATX/CL Air GTL Documents (provided that such documents shall not be Designated Contracts if Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in GATX/CL Air pursuant to this Agreement).

30. Lease agreement dated 5th May 2004 between la societe SCRITRADA as lessor and GATX International Ltd. as lessee relating to the lease of certain office space located at Centreda 1, 4 avenue Didier Daurat, 31700 Blagnac, France. (*)

31. Business Centre Services Agreement (reference # MALIV03/06) between GATX International Ltd. and Regus whereunder inter alia GATX International Ltd. has agreed to occupy and Regus has agreed to make available certain office space at 1 Liverpool Street, London EC2M 7QD, England (signed by GATX International Ltd. on 31 March 2006 and by Regus on 1 April 2006).

32. Undated deed of lease between Seller and Servicecorp Tokyo K.K whereunder inter alia Seller has agreed to occupy and Servicecorp Tokyo K.K has agreed to make available certain office space at Level 16 Shiroyama Hills, 4-3-1 Toranomon, Minato-ku, Tokyo 105, Japan.

33. The Pembroke Administration Agreements and the Pembroke Technical Services Agreement.

34. Agreement between A321 Partners BV and Near East Engineering Company dated as of 1 April 2004 relating to the leases of A321-200 Aircraft with manufacturer's serial numbers 675 and 761 with Alia - the Royal Jordanian Airline Plc (provided that such document shall not be a Material Contract if Seller is not obligated to sell and Buyer is not obligated to buy Seller's Ownership Interest in A321 Partners pursuant to this Agreement).

35.  The EAST Management Agreement.

36.  Virtual Data Room Documents 17.02.01, 17.02.02, 17.02.03 and 13.09.02

                                     PART 3

                              AIRCRAFT COMMITMENTS

        (1)               (2)             (3)              (3)
     AIRCRAFT
      MODEL/           SCHEDULED                       PURCHASING
   MANUFACTURER        DELIVERY         INTENDED      ASSET OWNING
   SERIAL NUMBER         MONTH           LESSEE          ENTITY
------------------   -------------   --------------   ------------
A320-200 MSN 2906    October 2006    Tiger            West Portal
                                                      Leasing
                                                      Limited

A320-200 MSN 3125    May 2007        Air Via o.o.d.   Seller


A320-200 MSN 3156    June 2007       TAM-Linhas       Seller
                                     Aereas S.A.

A320-200 MSN [TBD]   November or     Tiger            West Portal
                     December 2007                    Leasing
                                                      Limited

                                   SCHEDULE 6

                                     LEASES

                                     PART 1

                              WHOLLY OWNED AIRCRAFT

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                   TERMINATION NOTICE
                                                   (VIRTUAL DATA ROOM DOCUMENT    (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                 LESSEE                         NUMBER)                        NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
737-300 MSN 28870   Off-lease                      None                          8.34.26 (given to the former
                                                                                 Lessee, "Varig", S.A.
                                                                                 (Viacao Aerea Rio-Grandense))

                                                                                 8.34.27 (Lease Termination
                                                                                 and Return of Aircraft
                                                                                 Agreement with "Varig", S.A.
                                                                                 (Viacao Aerea Rio-Grandense))

737-400 MSN 25095   Alaska                         8.21.01
                                                   8.21.02
                                                   8.21.03
                                                   8.21.04
                                                   8.21.05

737-400 MSN 25096   Alaska                         8.22.01
                                                   8.22.02
                                                   8.22.03
                                                   8.22.04
                                                   8.22.05

737-800 MSN 32359   GOL Transportes Aereos Ltda.   8.24.01
                                                   8.24.02

737-800 MSN 32360   GOL Transportes Aereos Ltda.   8.25.01
                                                   8.25.02
                                                   8.25.22

737-800 MSN 32361   PT (Persero) Perusahaan        8.26.35
                    Penerbangan Garuda Indonesia   8.26.37
                    (known as Garuda Indonesia)    8.26.38
                                                   8.26.182

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                   TERMINATION NOTICE
                                                   (VIRTUAL DATA ROOM DOCUMENT    (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                 LESSEE                         NUMBER)                        NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
737-800 MSN 32362   Travel Service a.s.            8.27.01
                                                   8.27.03
                                                   8.27.23
                                                   8.27.27

737-800 MSN 32363   PT (Persero) Perusahaan        8.28.50
                    Penerbangan Garuda Indonesia   8.28.51
                    (known as Garuda Indonesia)    8.28.52
                                                   8.28.53

737-800 MSN 32364   MIAT                           8.29.01
                    (Mongolian Airlines)           8.29.03
                                                   8.29.04
                                                   8.29.05

737-800 MSN 32365   Gunes Ekspres Havacilik A.S.   8.30.01
                    (doing business as Sun         8.30.03
                    Express Airlines)              8.30.04
                                                   8.30.06
                                                   8.30.29
                                                   8.30.30
                                                   8.30.31

737-800 MSN 32366   Gunes Ekspres Havacilik A.S.   8.31.03
                    (doing business as Sun         8.31.04
                    Express Airlines)              8.31.05
                                                   8.31.07
                                                   8.31.35
                                                   8.31.36
                                                   8.31.37
                                                   8.31.39

737-800 MSN 32367   Gunes Ekspres Havacilik A.S.   8.32.01
                    (doing business as Sun         8.32.03
                    Express Airlines)              8.32.04
                                                   8.32.06
                                                   8.32.28
                                                   8.32.29
                                                   8.32.30
                                                   8.32.32

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                   TERMINATION NOTICE
                                                   (VIRTUAL DATA ROOM DOCUMENT    (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                 LESSEE                         NUMBER)                        NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
737-800 MSN 32368   Gunes Ekspres Havacilik A.S.   8.33.01
                    (doing business as Sun         8.33.03
                    Express Airlines)              8.33.04
                                                   8.33.06
                                                   8.33.30
                                                   8.33.32

757-200 MSN 27971   ATA                            8.23.05
                                                   8.23.06
                                                   8.23.29
                                                   8.23.30
                                                   8.23.31
                                                   8.23.32

A300B4F MSN 126     MNG Havayollari ve             8.38.02
                    Tasimacilik                    8.38.03
                                                   8.38.37

A320-200 MSN 1504   LTU                            8.02.01
                    Lufttransport-Unternehmen      8.02.02
                    GmbH                           8.02.03
                                                   Note, a letter of intent has
                                                   been signed for the
                                                   extension of the Lease (see
                                                   Virtual Data Room document
                                                   22.06.01)

A320-200 MSN 1553   LTU                            8.04.01
                    Lufttransport-Unternehmen      8.04.02
                    GmbH                           8.04.04
                                                   8.04.16
                                                   Note, a letter of intent has
                                                   been signed for the
                                                   extension of the Lease (see
                                                   Virtual Data Room document
                                                   22.07.01)

A320-200 MSN 1667   Transportes Aereos             8.06.02
                    Portugueses S.A. (doing        8.06.03
                    business as TAP Portugal)      8.06.04

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                   TERMINATION NOTICE
                                                   (VIRTUAL DATA ROOM DOCUMENT    (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                 LESSEE                         NUMBER)                        NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
A320-200 MSN 1692   Societe de Transport Aerien    8.07.13
                    Regional (doing business as    8.07.14
                    Star Europe)                   8.07.41
                                                   8.07.99
                                                   Note, this aircraft is
                                                   currently on lease to
                                                   Agaircom GmbH pursuant to
                                                   "subject and subordinate"
                                                   dry sub-lease. The subject
                                                   and subordinate letter is
                                                   Virtual Data Room document
                                                   8.07.108 Note also, a
                                                   letter of intent has been
                                                   signed for the re-lease of
                                                   this Aircraft to TAM-Linhas
                                                   Aereas S.A. (see Virtual
                                                   Data Room document
                                                   22.05.01)

A320-200 MSN 1769   Vueling Airlines, S.A.         8.08.01
                                                   8.08.03
                                                   8.08.04
                                                   8.08.06

A320-200 MSN 1787   Thomas Cook Airlines           8.09.01
                    Belgium N.V.                   8.09.02
                                                   8.09.03
                                                   8.09.22
                                                   Note, a letter of intent
                                                   has been signed for the
                                                   extension of the Lease (see
                                                   Virtual Data Room document
                                                   22.03.01)

A320-200 MSN 1799   Transportes Aereos             8.10.01
                    Portugueses S.A. (doing        8.10.03
                    business as TAP Portugal)      8.10.04

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                   TERMINATION NOTICE
                                                   (VIRTUAL DATA ROOM DOCUMENT    (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                 LESSEE                         NUMBER)                        NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
A320-200 MSN 1816   Transportes Aereos             8.11.01
                    Portugueses S.A. (doing        8.11.03
                    business as TAP Portugal)

A320-200 MSN 1852   Eurofly S.p.A.                 8.12.01
                                                   8.12.03
                                                   8.12.54

A320-200 MSN 1920   Eurofly S.p.A.                 8.13.01
                                                   8.13.03
                                                   8.13.04
                                                   8.13.51
                                                   8.13.53

A320-200 MSN 1937   Eurofly S.p.A.                 8.14.01
                                                   8.14.03
                                                   8.14.06
                                                   8.14.84
                                                   8.14.85

A320-200 MSN 1975   Thomas Cook                    8.15.02
                    Airlines Belgium               8.15.03
                    N.V.                           8.15.23
                                                   Note, a letter of intent
                                                   has been signed for the
                                                   extension of the Lease (see
                                                   Virtual Data Room document
                                                   22.04.01)

A320-200 MSN 2014   TAME - Linea Aerea             8.16.01
                    del Ecuador                    8.16.02
                                                   8.16.33
                                                   8.16.42

A320-200 MSN 2044   TAME - Linea Aerea             8.17.01
                    del Ecuador                    8.17.02
                                                   8.17.25
                                                   8.17.29

A320-200 MSN 2167   Martinair Holland N.V.         8.18.01
                                                   8.18.02
                                                   8.18.03
                                                   8.18.05
                                                   8.18.21

A320-200 MSN 2178   Transportes Aereos             8.19.02
                    Portugueses S.A. (doing        8.19.68
                    business as TAP

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                   TERMINATION NOTICE
                                                   (VIRTUAL DATA ROOM DOCUMENT    (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                 LESSEE                         NUMBER)                        NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
                    Portugal)

A320-200 MSN 2204   Tiger Airways Pte. Ltd.        8.20.01
                                                   8.20.03
                                                   8.20.04
                                                   8.20.05
                                                   8.20.06

A320-200 MSN 2804   Air Via o.o.d.                 8.36.01
                                                   8.36.06

A320-200 MSN 2906   Tiger                          9.51.01

A320-200 MSN 3125   None                           None. However a letter of
                                                   intent has been executed
                                                   with Air Via o.o.d. with
                                                   respect to this Aircraft
                                                   (see Virtual Data Room
                                                   document 22.09.01)

A320-200 MSN 3156   None                           None. However a letter of
                                                   intent has been executed
                                                   with TAM-Linhas Aereas S.A.
                                                   with respect to this
                                                   Aircraft (see Virtual Data
                                                   Room document 22.10.01)

A320-200 MSN [to    Tiger                          9.52.01
be assigned by
Airbus]

A321-100 MSN 1511   Asiana Airlines, Inc.          8.03.25
                                                   8.03.26

A321-100 MSN 855    Hurkus Havayolu                8.01.18
                    Tasimacilik Ve Ticaret         8.01.19
                    SA (doing business as          8.01.20
                    Free Bird Airlines)            8.01.22

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                   TERMINATION NOTICE
                                                   (VIRTUAL DATA ROOM DOCUMENT    (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                 LESSEE                         NUMBER)                        NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
A321-200 MSN 1629   LTU                            8.05.01
                    Lufttransport-Unternehmen      8.05.02
                    GmbH                           8.05.28
                                                   Note, a letter of intent
                                                   has been signed for the
                                                   extension of the Lease (see
                                                   Virtual Data Room document
                                                   22.08.01)

ERJ-145-ER MSN      Trans States Airlines, Inc.    8.35.01
145096                                             8.35.02
                                                   8.35.07
                                                   8.35.49

MD-80 MSN 49788     PT Lion Mentari                8.39.02
                                                   8.39.03
                                                   8.39.04
                                                   8.39.05
                                                   8.39.26
                                                   8.39.42
                                                   8.39.45

                                     PART 2

                              PARTNERSHIP AIRCRAFT

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                    TERMINATION NOTICE
                                                        (VIRTUAL DATA ROOM        (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                  LESSEE                   REFERENCE NUMBERS)                  NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
737-300 MSN 23574   Continental Airlines, Inc.     9.17.01
                                                   9.17.02
                                                   9.17.03
                                                   9.17.17

737-300 MSN 23575   Continental Airlines, Inc.     9.18.01
                                                   9.18.02
                                                   9.18.03
                                                   9.18.17

737-300 MSN 23576   Continental Airlines, Inc.     9.19.01
                                                   9.19.02
                                                   9.19.03
                                                   9.19.17

737-300 MSN 23579   Continental Airlines, Inc.     9.20.01
                                                   9.20.02
                                                   9.20.12

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                    TERMINATION NOTICE
                                                        (VIRTUAL DATA ROOM        (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                  LESSEE                   REFERENCE NUMBERS)                  NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
737-300 MSN 23580   Continental Airlines, Inc.     9.21.01
                                                   9.21.02
                                                   9.21.12

737-300 MSN 23581   Continental Airlines, Inc.     9.22.01
                                                   9.22.02
                                                   9.22.03
                                                   9.22.04
                                                   9.22.22

737-300 MSN 23582   Continental Airlines, Inc.     9.23.01
                                                   9.23.02
                                                   9.23.12

737-300 MSN 23583   Continental Airlines, Inc.     9.24.01
                                                   9.24.02
                                                   9.24.12

737-700 MSN 32423   EasyJet Airline Company        9.48.01
                    Limited                        9.48.02
                                                   9.48.03
                                                   9.48.04
                                                   9.48.25
                                                   9.48.26
                                                   9.48.37

737-800 MSN 28821   Air Berlin GmbH & Co.          9.26.01
                    Luftverkehrs KG                9.26.02

737-800 MSN 28822   Gunes Ekspres Havacilik A.S.   9.27.01
                    (doing business as Sun         9.27.02
                    Express Airlines)              9.27.06
                                                   9.27.07
                                                   9.27.10
                                                   9.27.37

737-800 MSN 28823   Air Berlin GmbH & Co.          9.28.01
                    Luftverkehrs KG                9.28.02

737-800 MSN 28824   SpiceJet Limited               9.29.01
                    (formerly known as Royal       9.29.02
                    Airways Limited)

737-800 MSN 28825   Air Berlin GmbH & Co.          9.30.01
                    Luftverkehrs KG                9.30.02
                                                   9.30.20

737-800 MSN 28826   Gunes Ekspres Havacilik A.S.   9.31.01
                    (doing business as Sun         9.31.02
                    Express                        9.31.03
                                                   9.31.20

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                    TERMINATION NOTICE
                                                        (VIRTUAL DATA ROOM        (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                  LESSEE                   REFERENCE NUMBERS)                  NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
                    Airlines)

737-800 MSN 28827   SpiceJet Limited               9.32.01
                    (formerly known as Royal       9.32.02
                    Airways Limited)

737-800 MSN 28828   South African Airways          9.33.01
                    (Proprietary) Limited          9.33.02
                                                   9.33.18
                                                   9.33.61

737-800 MSN 28829   South African Airways          9.34.01
                    (Proprietary) Limited          9.34.02
                                                   9.34.29
                                                   9.34.74

737-800 MSN 28830   South African Airways          9.35.01
                    (Proprietary) Limited          9.35.02
                                                   9.35.26
                                                   9.35.70

737-800 MSN 29248   South African Airways          9.36.17
                    (Proprietary) Limited          9.36.31

737-800 MSN 29249   South African Airways          9.37.26
                    (Proprietary) Limited          9.37.62

737-800 MSN 30006   South African Airways          9.38.01
                    (Proprietary) Limited          9.38.02
                                                   9.38.17
                                                   9.38.29

737-800 MSN 30007   South African Airways          9.39.01
                    (Proprietary) Limited          9.39.02
                                                   9.39.15
                                                   9.39.28

737-800 MSN 30476   South African Airways          9.40.01
                    (Proprietary) Limited          9.40.02
                                                   9.40.24
                                                   9.40.36

737-800 MSN 30477   Off lease                      None. However a letter of     9.41.48 (given to former
                                                   intent has been executed      Lessee, "Varig", S.A. (Viacao
                                                   with GOL Transportes Aereos   Aerea Rio-Grandense))
                                                   Ltda. With respect to this
                                                   Aircraft (see                 9.41.49 (Lease Termination
                                                                                 and Return

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                    TERMINATION NOTICE
                                                        (VIRTUAL DATA ROOM        (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                  LESSEE                   REFERENCE NUMBERS)                  NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
                                                   document 22.01.01 in  the     of Aircraft Agreement with
                                                   Virtual Data Room)            "Varig", S.A. (Viacao Aerea
                                                                                 Rio-Grandense))

737-800 MSN 30478   Sik-Ay Hava Tasimacilik        9.42.01
                    A.S. (doing business as        9.42.02
                    Sky Airlines)                  9.42.25
                                                   9.42.26

737-800 MSN 30567   South African Airways          9.43.01
                    (Proprietary) Limited          9.43.02
                                                   9.43.15
                                                   9.43.29

737-800 MSN 30568   Futura International           9.44.82
                    Airways, S.A.                  9.44.83

737-800 MSN 30569   South African Airways          9.45.01
                    (Proprietary) Limited          9.45.02
                                                   9.45.24
                                                   9.45.37

737-800 MSN 30570   Air Berlin GmbH & Co.          9.46.01
                    Luftverkehrs KG                9.46.02

737-800 MSN 30571   Off lease                      None. However a letter of     9.47.42 (given to former
                                                   intent has been executed      Lessee, "Varig", S.A. (Viacao
                                                   with GOL Transportes Aereos   Aerea Rio-Grandense))
                                                   Ltda. With respect to this
                                                   Aircraft (see document        9.47.43 (Lease Termination
                                                   22.02.01 in the Virtual       and Return of Aircraft
                                                   Data Room)                    Agreement with "Varig", S.A.
                                                                                 (Viacao Aerea Rio-Grandense))

757-200 MSN 25240   Excel Airways Ltd.             9.50.01
                                                   9.50.02
                                                   9.50.03
                                                   9.50.04
                                                   9.50.32
                                                   9.50.40
                                                   9.50.41

757-200 MSN 28718   Thomas Cook Airlines UK        9.25.02
                    Limited                        9.25.20
                                                   9.25.28

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                    TERMINATION NOTICE
                                                        (VIRTUAL DATA ROOM        (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                  LESSEE                   REFERENCE NUMBERS)                  NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
                                                   9.25.40
                                                   9.25.79
                                                   9.25.80

A319-100 MSN 2010   Frontier Airlines, Inc.        9.16.01
                                                   9.16.02
                                                   9.16.03

A320-200 MSN 189    Volare S.p.A.                  9.01.90
                                                   9.01.91
                                                   9.01.92
                                                   9.01.94
                                                   9.01.102
                                                   9.01.104
                                                   9.01.105
                                                   9.01.106
                                                   9.01.107

A320-200 MSN 190    Volare S.p.A.                  9.02.12
                                                   9.02.13
                                                   9.02.14
                                                   9.02.99
                                                   9.02.100
                                                   9.02.101
                                                   9.02.113
                                                   9.02.115
                                                   9.02.116
                                                   9.02.117
                                                   9.02.118

A320-200 MSN 590    Vietnam Airlines Corporation   9.03.01
                                                   9.03.45
                                                   9.03.47

A320-200 MSN 594    Vietnam Airlines Corporation   9.04.01
                                                   9.04.47
                                                   9.04.49

A320-200 MSN 601    Vietnam Airlines Corporation   9.05.01
                                                   9.05.46
                                                   9.05.48

A320-200 MSN 605    Vietnam Airlines Corporation   9.06.01
                                                   9.06.47
                                                   9.06.49

A320-200 MSN 653    Societe de Transport           9.07.06
                    Aerien Regional (doing         9.07.40

       (1)                      (2)                            (3)                            (4)
                                                              LEASE                    TERMINATION NOTICE
                                                        (VIRTUAL DATA ROOM        (VIRTUAL DATA ROOM DOCUMENT
     AIRCRAFT                  LESSEE                   REFERENCE NUMBERS)                  NUMBER)
-----------------   ----------------------------   ---------------------------   -----------------------------
                    business as Star Europe)       9.07.41
                                                   9.07.92
                                                   9.07.93
                                                   9.07.94
                                                   9.07.95
                                                   9.07.99
                                                   9.07.102

A320-200 MSN 657    Societe de Transport           9.08.07
                    Aerien Regional (doing         9.08.27
                    business as Star Europe)       9.08.28
                                                   9.08.29
                                                   9.08.30
                                                   9.08.31
                                                   9.08.40

A321-100 MSN 771    Hurkus Havayolu                9.13.73
                    Tasimacilik Ve Ticaret         9.13.76
                    SA (doing business as          9.13.77
                    Free Bird Airlines)

A321-200 MSN 674    Ceske Aeroline, as             9.09.03
                    (Czech Airlines j.s.c.)        9.09.04
                                                   9.09.43
                                                   9.09.67
                                                   9.09.144

A321-200 MSN 675    Alia - the Royal               9.10.01
                    Jordanian Airline Plc          9.10.02

A321-200 MSN 684    Ceske Aeroline, as             9.11.01
                    (Czech Airlines j.s.c.)        9.11.03
                                                   9.11.04
                                                   9.11.132

A321-200 MSN 761    Alia - the Royal               9.12.01
                    Jordanian Airline Plc          9.12.02
                                                   9.12.03
                                                   9.12.34

A321-200 MSN 808    Aigle Azur Transports          9.14.01
                    Aeriens, SAS                   9.14.02
                                                   9.14.03
                                                   9.14.04

A321-200 MSN 823    Aigle Azur Transports          9.15.02
                    Aeriens, SAS                   9.15.03
                                                   9.15.04

                                   SCHEDULE 7

                                    EMPLOYEES

                                     PART A

                                FRENCH EMPLOYEES

NAME                                    TITLE
----                                    -----
Allard, Sandrine                        Secretary and Accountant
Bole, Colin                             MD Air Marketing
Cottam, Paul                            Director Air Technical Services
Fiadzo- Gaset, Odile J.M                Office Admin
Koppenberg, Olof                        VP Air Marketing
LeBeguec, Murielle                      Commercial Support Specialist
Sanders, Michael                        MD Air Marketing
Tanner, Peter                           Director Air Technical Planning

                                     PART B

                                  UK EMPLOYEES

NAME                                    TITLE
----                                    -----
Hallett, Sylvia                         Director Air Technical Services
Rauscher, Roland                        Director Investment Risk Management
Traynor, Jerome                         Director Air Technical Services

                                     PART C

                                 U.S. EMPLOYEES

NAME                                    TITLE
----                                    -----
Ackert, Shannon P                       Director Air Fleet Support
Ake, Harold W#                          Director Air Technical Services
Banducci, Lea                           Manager Air Lease Administration
Bartz, Vincent H#                       Director Air Fleet Support
Bensick, Jon C#                         MD Air Finance
Benzing, Brian Neil                     Asset Tracking Specialist - Air
Bergman, Nora J                         VP Air Technical Planning
Bolden, Sharon Stout                    Senior Portfolio Management Analyst
Bramblett, Mary P                       Manager Aircraft Transition
Buckio, Jeffrey C                       VP Air Technical Services
Burkhart, Diane                         Senior Contract Specialist
Chin, Catherine Lee                     Senior Portfolio Management Analyst
Chu, Shirley                            Senior Administration Assistant
Cinquegrana, Janet M                    Purchasing Rep - Air Group
Cislo, Edward W                         MD Air Marketing
Corley, Matt O#                         VP Air Fleet
Degnan, Michelle M                      Director Air Technical Support
DiJohnson, Susan Marie                  Senior Contract Specialist
Dimanlig, Alenikki G                    Accounting & Billing Specialist
DiSanto, Brian Joseph                   VP Air Fleet Management - East
Edwards, John F                         Director Air Technical Services
Haid, Hallidie**                        Chief Credit Officer
Hogarth, William Bruce                  VP Air Marketing
Igualdo, Rachael                        Senior Administration Assistant

Koch David W                            VP Air Engines
Lacson, Susan Ting                      Senior Contract Specialist
Lawhon, Zenaida L**                     Director Risk Management
Lee-David, Libby                        Senior Portfolio Management Analyst
Linne, Marty M                          MD Air Business Development
Li, Ying Chuan                          Senior Portfolio Management Analyst
Loo-Tam, Rita L                         Senior Administration Assistant
Maliarik, Christopher                   VP Air Fleet Management - Boeing
Mathison, Jim** #                       IT Specialist
Mapa, Jenelle June                      Invoicing & Cash Application Specialist
McGinty, Florence P                     Legal Assistant
Morris, James H                         SVP Air Commercial
Moulton, Stephen Clifford               Assistant General Counsel
Nassar, Phillip P                       MD Air Technical
Nelson, Sue** #                         Vice President - Air Business Development
Noack, Susan A                          SVP Air Operations
Paisley, Renee Chavez                   Senior Air Asset Management Analyst
Rauscher, Roland                        Investment Risk Officer
Reinke, Alan M #                        Counsel
Relerford, Sherri** #                   Paralegal
Robinson, James                         VP Air Fleet Management - Airbus
Robles, Susan                           Senior Contract Specialist
Rowan, Robert Joseph                    Manager Air Purchasing
Sanchez, Adam**                         Paralegal
Schoen, George J                        VP Air Engines
Siamas, Sandra F                        Senior Contract Specialist
Snyder, Rory**                          VP Portfolio Management

Stetson, Sheila A                       Senior Contract Specialist
Stone, Daniel W                         Investment Risk Officer
Walker, Gregg M                         Counsel
Wright, Frederick Craig                 Director Air Fleet
Yuen, Stephen**                         Vice President, Financial Planning & Analysis
Zamora, Melba A                         Portfolio Management Analyst

----------
#    Potential Deferred Employee.

**   Corporate Employee only partially dedicated to Air.

                                   SCHEDULE 8

                                MATERIAL ACTIONS

          The action referred to in Virtual Data Room Document 6.01.05.

                                   SCHEDULE 9

                                   TAX MATTERS

                               SCHEDULE 9 - 8.2.4

                            DISREGARDED ENTITY OWNERS

The entities listed below are Disregarded Entity Owners as defined in Clause
8.2.4 of the Sale and Purchase Agreement. Each Disregarded Entity Owner is "disregarded as an entity separate from its owner" within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i). All required United States Tax Returns have been filed by or on behalf of each Disregarded Entity Owner consistent with this status.

NAME

1.   Divisadero Leasing (Ireland) Limited

2.   Divisadero Leasing Ltd.

3.   GATX Air (France) S.A.R.L.

4.   GATX Airparts LLC

5.   Geary Capital (France) S.A.R.L.

6.   Geary Leasing Limited

7.   Irving Leasing (Ireland) Limited

8.   Jackson Leasing (Cyprus) Limited

9.   Jackson Leasing (Ireland) Limited

10.  Jackson Leasing Limited

11.  Kearny Leasing Limited

12.  O'Farrell Leasing (Cyprus) Limited

13.  O'Farrell Leasing (Holdings) Ltd.

14.  O'Farrell Leasing (Ireland) Limited

15.  O'Farrell Leasing Limited

16.  Post Street Aviation Limited

17.  Owner Trust (Trust Agreement N754AS)(1)

18.  Owner Trust (Trust Agreement N755AS)(1)

19.  Alameda Leasing Limited

20.  Buchanan Leasing Limited

21.  Clement Leasing Limited

22.  GATX 757 Partners LDC

23.  A321 Finance Ltd.

24.  GATX A321 Limited

25.  Tehema Leasing Limited

26.  Union Leasing Limited

27.  Valley Leasing Limited

28.  West Portal Leasing Limited

29.  Explorator LLC

(1) A business trust per Reg. Section 301.7701-4(b), and thus a "business entity" under Reg. Section 301.7701-2(c) that is disregarded as an entity separate from its single owner.

                                SCHEDULE 9 -8.2.5

                             CORPORATE ENTITY OWNERS

The entities listed below are Corporate Entity Owners as defined in Clause 8.2.5 of the Sale and Purchase Agreement. Each Corporate Entity Owner is properly classified as an association taxable as a corporation for United States federal income tax purposes, and has filed all required United States Tax Returns consistent with such classification.

NAME

1.   GATX Air Leasing, Inc.

2.   GATX/Caljet Corporation

3.   Harrison Leasing Corporation

4.   Huntsmen Corporation

5.   Jackson Leasing Corporation

6.   O'Farrell Leasing Corporation

7.   Post Street Leasing Ltd.

8.   Stanyan Leasing Corporation

9.   GATX/CL Air (Ireland) Limited

10.  GATX/CL Air Leasing Limited

11.  GATX/CL Air N.V.

12.  GMR Ireland Limited

                               SCHEDULE 9 - 8.2.6

                            PARTNERSHIP ENTITY OWNERS

The entities listed below are Partnership Entity Owners as defined in Clause
8.2.6 of the Sale and Purchase Agreement. Each Partnership Entity Owner is properly classified as a partnership for United States federal income tax purposes, and has filed all required United States Tax Returns consistent with such classification.

NAME

1.   GATX 737-800 Partners LDC

2.   GATX 737-800 Partners B.V.

3.   GATX 737NG Partners Limited

4.   GATX 737-800 Partners III Limited

5.   GATX 737-800 Partners III B.V.

6.   Jet Leasing LDC

7.   GATX A321 Partners LDC

8.   A321 Partners B.V.

9.   Alster & Thames Partners Ltd.

10.  Alster & Thames Partners (USA) LLC

11.  Blue Dragon Aircraft Ltd.

12.  Buckingham Partners LDC

13.  Caljet LLC

14.  GATX/CL Air Leasing Cooperative Association

15.  GMR Aviation Partners Ltd.

16.  Congress Holdings LLC

                               SCHEDULE 9 - 8.3.2

                                   TAX ASSETS

                                                                                        CUMULATIVE
                                       2003         2004         2005         2006         TOTAL
Name                                  NOL C/O        NOL          NOL          NOL        NOL C/O
----                                ----------   ----------   ----------   ----------   -----------
Post Street Leasing Ltd.                17,263       17,801       17,801*      17,801*       70,666*
Divisadero Leasing (Ireland) Ltd.       17,851       35,329        2,000        2,000*       57,180*
Irving Leasing (Ireland) Ltd.       37,342,546   15,257,284   14,044,926   14,044,926*   80,689,682*
Jackson Leasing (Ireland) Ltd.          74,712       41,530       41,530*      41,530*      199,302*
O'Farrell Leasing (Ireland) Ltd.    26,471,371    9,071,082    9,071,082*   9,071,082*   53,684,616*
                                                                                        134,701,447*

The above amounts are in US dollars and represent operating loss carryforwards (as computed for Irish tax purposes) of the above-named entities.

* NOTE: The amounts of operating loss carryforwards for 2005 and 2006 that are marked by asterisks (*) are only estimates. For avoidance of doubt, the reference in the Agreement to Tax Assets set forth on this Schedule 9-8.3.2 shall include all operating loss carryforwards of the above-referenced entities for 2005 and 2006, regardless of whether such operating loss carryforwards are greater or smaller than the estimates set forth above. The cumulative total amount of operating losses for each entity set forth in the right-most column above shall be construed accordingly.

                               SCHEDULE 9 - 8.2.15

             DISREGARDED ENTITY OWNERS AND PARTNERSHIP ENTITY OWNERS ENGAGED IN A TRADE OR BUSINESS WITHIN THE UNITED STATES

     NAME

     DISREGARDED ENTITY OWNER

1.   Explorator LLC (owned by Congress Holdings LLC)

     PARTNERSHIP ENTITY OWNERS

1.   Congress Holdings LLC

2.   Alster & Thames Partners (USA) LLC

3.   Caljet LLC

                                   SCHEDULE 10

                           PURCHASE PRICE CALCULATION

Enterprise Value                              $1,425,000,000.00
Less: Accounts Payable and Accrued Expenses        2,000,000.00
   Leveraged Lease Debt                           19,700,000.00
   Other Liabilities                              98,800,000.00
                                              -----------------
Purchase Price                                $1,304,500,000.00
                                              =================

The adjustments to Enterprise Value are based on the 30 June 2006 Balance Sheet.

Accounts Payable and Accrued Expenses exclude employee benefit and incentive compensation liabilities retained by Seller.

Other Liabilities consist of maintenance reserves and cash security deposits paid by Lessees under Leases.

                                   SCHEDULE 11

                            WORKING CAPITAL STATEMENT

                                                              ($)
                                                           ---------
SELECTED ASSETS
Operating Lease Accounts Receivable                        2,382,000
Management Fees Receivable                                   453,000
Other Maintenance Reserves Receivable (a)                  1,130,000
Customer Rebills                                             175,000
                                                           ---------
                                                           4,140,000
LESS SELECTED LIABILITIES
Accrued Interest                                           1,568,000
Other Payables (b)                                           382,000
                                                           ---------
                                                           1,950,000
Target Working Capital                                     2,190,000
                                                           =========

NOTES:

(a) Calculation of Other Maintenance Reserves Receivable

                                                              ($)
                                                           ---------
Varig Receivables                                            895,000
Inter Credit                                                (730,000)
Focused Air                                                  336,000
Other                                                      1,130,000
                                                           ---------
Maintenance Reserves per 30 June 2006 balance sheet:       1,631,000
                                                           =========

(b) Summary of Other Payables

                                                             ($)
                                                           -------
Accrued legal fees                                         126,000
Accrued cap costs                                          183,000
Accrued insurance                                           28,000
Air Parts accruals                                          18,000
TAM overpayment returned in July                            21,000
Other                                                        6,000
                                                           -------
Other Payables:                                            382,000
                                                           =======

                  ATTACHMENT A TO THE WORKING CAPITAL STATEMENT
                       GATX AIR WORKING CAPITAL PRACTICES

SIGNIFICANT ACCOUNTING POLICIES

1. Basis of Consolidation. The consolidated balance sheet includes the specific assets being offered for sale and the related liabilities. Investments in affiliated companies (discussed herein) are not consolidated. Intercompany balances are eliminated.

2. Use of Estimates. The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States ("GAAP") necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Seller regularly evaluates estimates and judgments based on historical experience and other relevant facts and circumstances. Actual amounts when ultimately realized could differ from those estimates.

3. Cash and Cash Equivalents. All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. Restricted cash is comprised of cash and cash equivalents which are restricted as to withdrawal and usage.

4. Finance Leases. Finance leases are comprised of direct finance leases and leveraged leases. Investment in direct finance leases consists of lease receivables, plus the estimated residual value of the equipment at the lease termination dates, less unearned income. Lease receivables represent the total rent to be received over the term of the lease reduced by rent already collected. Initial unearned income is the amount by which the original sum of the lease receivable and the estimated residual value exceeds the original cost of the leased equipment. Unearned income is amortized to lease income over the lease term in a manner that produces a constant rate of return on the net investment in the lease.

     Finance leases that are financed principally with nonrecourse borrowings at lease inception and that meet certain criteria are accounted for as leveraged leases. Leveraged lease receivables are stated net of the related nonrecourse debt. Initial unearned income represents the excess of anticipated cash flows (including estimated residual values, net of the related debt service) over the original investment in the lease.

5. Operating Leases. Aircraft subject to an operating lease are stated at cost less accumulated depreciation plus the unamortized balance of initial direct costs. Aircraft are depreciated straight-line over their estimated useful life, generally 25 years, to an estimated salvage value, generally 15% of original equipment cost. The appropriateness of depreciable lives and residual values are periodically reviewed based on physical and economic factors, as well as existing market conditions. Operating lease income is recognized on a straight-line basis over the term of the underlying leases.

6. Progress Payments. Amounts deposited toward the construction of wholly owned aircraft and other equipment, including capitalized interest, are classified as progress payments. Once Seller takes possession of the completed asset, amounts recorded as progress payments are reclassified to operating lease assets. Progress payments made for aircraft owned by joint ventures in which Seller participates are classified as investments in affiliated companies. In certain instances when progress payments are immaterial they may be classified with operating lease assets.

7. Investments in Joint Ventures. Seller has investments in 20 to 50 per cent. -owned companies and joint ventures and other investments (collectively "affiliates") in which Seller does not have effective or voting control. These affiliates are accounted for using the equity method. Investments in affiliated companies are initially recorded at cost, including goodwill at the acquisition date. In certain instances, Seller's cost basis may be different than its share of the affiliates' net assets. These differences are primarily attributable to deferred gains on sales of assets to affiliates, loans to affiliates, and impairment losses recognized at the investor level. Seller defers the portion of any gains that relate to its proportional interest in an affiliate and recognizes them ratably, using the straight line method, over the useful life of the underlying asset. Seller makes loans to some of its affiliates, which Seller treats as equity contributions. Income on these loans offsets the proportional share of the affiliates' interest expense. Seller accounts for differences created by impairment losses recognized at the investor level as a basis difference so that Seller's share of future operating results from the affiliates will be reflective of the impairment charge taken. Pre-tax operating results from affiliates and impairment losses recognized at the investor level are reflected as share of affiliates' earnings (losses) in the statement of operations. The carrying amount of Seller's investments in affiliated companies is affected by Seller's share of the affiliates' undistributed earnings and losses, distributions of dividends, principal and loan payments from the affiliate, and impairment losses recognized at the investor level.

8. Impairment of Long-Lived Assets. A review for impairment of long-lived assets is performed whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If an asset is determined to be impaired, the impairment loss to be recognized is the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of their carrying amount or fair value less costs to sell.

9. Impairment of investments in affiliated companies. In accordance with Accounting Principles Board Opinion ("APB") No. 18, The Equity Method of Accounting for Investments in Common Stock, Seller reviews the carrying amount of its investments in affiliates annually, or whenever events or changes in circumstances indicate that a decline in value may have occurred.

     If management determines that indicators of impairment are present, an analysis is performed to estimate the fair value of the investment. Management defines fair value, for purposes of this policy, as the price that would be received for an investment in a current transaction between a willing buyer and seller. While quoted prices in active markets provide the best evidence of fair value, an active market does not exist for the majority of our joint venture investments. Thus an estimate of their fair value must be made. Some examples of acceptable valuation techniques that Seller may use to estimate fair value are discounted cash flows at the investee level, capitalized earnings or the present value of expected distributable cash from the investee. Additionally, price/earnings ratios based on comparable businesses may also be acceptable in certain circumstances. Other valuation techniques that are appropriate for the particular circumstances of a joint venture and for which sufficient data are available may also be used.

     Once an estimate of fair value is obtained it is compared to the investment's carrying value. If the investment's estimated fair value is less than its carrying value, then the investment is impaired. If an investment is impaired, then a determination is made as to whether the impairment is other-than-temporary. Factors that management considers in making this determination include: expected operating results for the near future, the length of the economic life cycle of the underlying assets of the business and the ability of the company to hold the investment through the end of the underlying assets' useful life. Anticipated management actions that are probable of being taken that may improve the business prospects of the investee are also considered.

     If management reasonably determines an investment to be temporarily impaired, no impairment loss would be recorded. Alternatively, if management determines that an investment is impaired on an other-than-temporary basis, a loss equal to the difference between the fair value of the investment and its carrying value is recorded in the period of identification.

10. Aircraft Maintenance Reserves. Aircraft are typically subject to net leases under which the lessee is responsible for maintenance, insurance and taxes. Under the provisions of many of these leases, deposits are collected from lessees for future maintenance of the aircraft for which reserves are established. The reserves are attributable to specific aircraft and are classified as other liabilities. Upon occurrence of qualified maintenance events, which may range from routine maintenance to major airframe and engine overhauls, funds are disbursed and the reserve is relieved. Additionally, reserve amounts are reversed upon the sale of a related aircraft and included as a component of the disposition gain or loss.

11. Lease Origination Costs. Initial direct costs of leases are deferred and amortized over the lease term, either as an adjustment to the yield for direct finance and leveraged leases (collectively, finance leases), or on a straight-line basis for operating leases.

SPECIFIC WORKING CAPITAL POLICIES

The balance of the Selected Assets and Selected Liabilities as indicated on the Form Working Capital Statement are determined in accordance with GAAP by application of the Significant Accounting Policies outlined above. Balances and activity reflect the Aircraft included in the Business. Specifically, the balances consist of or are impacted by the following practices:

SELECTED ASSETS:

Operating Lease Accounts Receivables

     -    Consist of:

          -    Accrued/billed (earned but not received) rent.

          -    Late charges on rent that has been billed but not received.

          - Prepaid (received but not earned) rent, resulting from recognizing income on a straight-line basis over the lease term, decreases the receivable balance.

     - Reversal of income for accounts that management determines should be placed in nonaccrual status based on individual circumstances, including when an account becomes 90-days or more past due, accounts where payment has not been received for two (2) consecutive months or more or accounts where the lessee has filed for bankruptcy or insolvency. Specific decisions are made at the monthly watch list meeting. Subsequent collections are recognized as income when received.

     - Amounts deemed uncollectible, as determined by management at the monthly watch list meeting, or where an account balance becomes ninety
          (90) days or more past due, accounts where payment has not been received for two (2) consecutive months or more or accounts where the lessee has filed for bankruptcy or insolvency, will be written off accordingly.

Management Fees Receivable

     -    Consist of:

          -    Accrued/billed (earned but not received) management fees.

          - Prepaid (received but not earned) management fees decrease the receivables balance.

          - Credit balance for deferred late charge income that is recognized on a cash basis when collected. Balance includes all receivables late charge billings (rent and maintenance reserve) consistent with past practice.

     - Amounts deemed uncollectible, as determined by management at the monthly watch list meeting, or where an account balance becomes ninety
          (90) days or more past due, accounts where payment has not been received for two (2) consecutive months or more or accounts where the lessee has filed for bankruptcy or insolvency, will be written off accordingly.

Other Maintenance Reserves Receivable

     -    Consist of:

          -    Accrued/billed (earned but not received) maintenance reserves.

          - Late charges on maintenance reserves that have been billed but not received.

     - Amounts deemed uncollectible, as determined by management at the monthly watch list meeting, or where an account balance becomes ninety
          (90) days or more past due, accounts where payment has not been received for two (2) consecutive months or more or accounts where the lessee has filed for bankruptcy or insolvency, will be written off accordingly.

Customer Rebills

     - Consist of amounts paid by Seller that are to be reimbursed by the Lessee.

     - Amounts deemed uncollectible, as determined by management at the monthly watch list meeting, or where an account balance becomes ninety
          (90) days or more past due, accounts where payment has not been received for two (2) consecutive months or more or accounts where the lessee has filed for bankruptcy or insolvency, will be written off accordingly.

SELECTED LIABILITIES:

Accrued Interest

     -    Consists of interest accrued but not paid on third-party debt.

     -    Payment is based on the terms of each specific debt agreement.

Other Payables

     - Consist of miscellaneous accrued expenses that have not been paid. Known expenses may be accrued prior to receiving an invoice (in a manner consistent with past practice).

     -    Payment is made upon receipt and approval of the invoice.

                                   SCHEDULE 12

  PARTNERSHIP ASSET OWNING ENTITY ALLOCATED AMOUNTS, PLATFORM VALUE ADJUSTMENT
           AMOUNTS AND PARTNERSHIP ASSET OWNING ENTITY IMPLIED VALUES

           (1)                     (2)                   (3)                (4)
                                                                       PARTNERSHIP
                            PARTNERSHIP ASSET      PLATFORM VALUE      ASSET OWNING
PARTNERSHIP ASSET OWNING      OWNING ENTITY       ADJUSTMENT AMOUNT   ENTITY IMPLIED
         ENTITY            ALLOCATED AMOUNT ($)          ($)            VALUES ($)
------------------------   --------------------   -----------------   --------------
      A321 Partners             8,000,000.00         1,000,000.00      29,357,798.17
     737 Partners #1           58,000,000.00         8,000,000.00     231,075,697.21
     737 Partners #2           30,000,000.00         4,000,000.00     100,000,000.00
     737 Partners #3           31,000,000.00         4,000,000.00     119,230,769.23
           GMR                  1,000,000.00             0.00           2,000,000.00
           ATP                 29,000,000.00         4,000,000.00     116,000,000.00
      757 Partners              8,000,000.00         1,000,000.00      16,000,000.00
       GATX/CL Air             19,000,000.00         3,000,000.00      63,333,333.33
       Buckingham               2,000,000.00             0.00           6,000,000.00
       Blue Dragon             34,000,000.00         4,000,000.00      68,000,000.00
         Caljet                10,000,000.00         1,000,000.00      40,000,000.00

                                   SCHEDULE 13

                           ORPHAN SPC REPRESENTATIONS

1. Each Orphan SPC is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with full corporate, company or entity power and authority to conduct its business as it is now being conducted. Seller has made available to Buyer a true and complete copy of the organizational documents of each Orphan SPC. Each Orphan SPC is duly qualified to do business and, in the case of those jurisdictions where such concept is known, is in good standing in each jurisdiction where that qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

2. There are no outstanding (a) shares of capital stock or voting securities of, or other equity or ownership interests in, any of the Orphan SPCs (other than Shares issued by the Orphan SPCs in favour of Seller), (b) securities of any of the Orphan SPCs convertible into or exchangeable for shares of capital stock or voting securities of, or other equity or ownership interests in, any of the Orphan SPCs, or (c) options or other rights to acquire from Seller, or other obligation of any of the Orphan SPCs, to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of, or other equity or ownership interests in, any of the Orphan SPCs.

3. Set forth in Part 5 of Schedule 2 is a complete and accurate list showing each Orphan SPC together with details of the currently authorised and issued share capital of each Orphan SPC.

4. Other than contracts with Asset Owning Entities, the Orphan SPCs are not party to any agreements.

5.   No Orphan SPC has or has had any employees.

6. To the Knowledge of Seller, there is no (a) action, suit, proceeding or investigation pending against any Orphan SPC or any of its properties before any arbitrator or any Governmental Authority which would reasonably be expected to have a material impact on the operation of the Business, (b) judgment, order, writ, injunction or decree of any court or arbitration tribunal which would reasonably be expected to have a material impact on the operation of the Business, (c) action, suit or proceeding or investigation which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement, or (d) Lien existing over any the issued share capital of any Orphan SPC and no Orphan SPC is in default under any of its material obligations under any agreement to which it is a party.

                                   SCHEDULE 14

                                  AIRCRAFT SUM

The aggregate of (1) two million Dollars ($2,000,000) (being in relation to MSN
                 28870) and (2) two million Dollars ($2,000,000)
                       (being in relation to other issues)

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Seller

GATX FINANCIAL CORPORATION


By: /s/ Robert C. Lyons
    ---------------------------------
Name: Robert C. Lyons
Title: Vice President and Chief
       Financial Officer


Buyer

MACQUARIE AIRCRAFT LEASING LIMITED


By: /s/ Stephen Cook
    ---------------------------------
Name: Stephen Cook
Title: Attorney in Fact


By: /s/ Duncan Hogg
    ---------------------------------
Name: Duncan Hoff
Title: Attorney in Fact